[Perry County Financial Corporation letterhead]

May 22, 2001

Dear Fellow Stockholder:

       We cordially invite you to attend a special meeting of the stockholders of Perry County Financial Corporation. The meeting will be held at the Walnut Room, American Legion Hall, located at 98 Grand Avenue, Perryville, Missouri, on Tuesday, June 26, 2001 at 2:00 p.m., Perryville, Missouri time.

       At the special meeting, you will be asked to adopt a merger agreement which provides for the merger of Perry County Financial Corporation and a subsidiary of Jefferson County Bancshares, Inc. If the merger is completed, you will be entitled to receive a cash payment of $23.50 for each share of Perry County stock that you own. Upon completion of the merger, you will not own any stock or other interest in Perry County Financial Corporation nor will you receive, as a result of the merger, any stock of Jefferson County Bancshares, Inc.

       Your exchange of shares of Perry County stock for cash generally will cause you to recognize taxable gain or loss for federal, and possibly state and local, income tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

       Completion of the merger is subject to certain conditions, including receipt of various regulatory approvals and adoption of the merger agreement by the affirmative vote of a majority of our outstanding shares of common stock. As of May 17, 2001, the directors and officers of Perry County Financial Corporation beneficially owned 13.4% of the shares of Perry County stock. We expect that all of the shares held by our directors and officers will be voted in favor of the merger.

       We urge you to read the attached proxy statement carefully. It describes the merger agreement in detail and includes a copy of the merger agreement as Appendix A.

       Your Board of Directors has unanimously approved the merger agreement and recommends that you vote "FOR" adoption of the merger agreement because the Board believes it to be in the best interests of our stockholders.

       It is very important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy and return it promptly in the postage-paid envelope provided.

       On behalf of the Board of Directors, I thank you for your prompt attention to this important matter.

Sincerely,

Leo J. Rozier President and Chief Executive Officer
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PERRY COUNTY FINANCIAL CORPORATION
14 North Jackson Street
Perryville, Missouri 63775
(573) 547-4581

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 26, 2001

       NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Perry County Financial Corporation will be held at the Walnut Room, American Legion Hall, located at 98 Grand Avenue, Perryville, Missouri, at 2:00 p.m., Perryville, Missouri time, on June 26, 2001.

       A proxy card and a proxy statement for the special meeting are enclosed. The meeting is for the purpose of considering and acting upon:

       1.       The adoption of the Agreement and Plan of Merger, dated January 26, 2001, among Jefferson County Bancshares, Inc., PCFC Acquisition Corp. and Perry County Financial Corporation. Pursuant to the terms of the merger agreement, we will be merged with a wholly owned subsidiary of Jefferson County Bancshares, Inc. and will become a wholly owned subsidiary of Jefferson County Bancshares, Inc. You will be entitled to receive $23.50 in cash for each share of Perry County common stock that you own. A copy of the merger agreement is included as Appendix A to the accompanying proxy statement; and

       2.       Such other matters as may properly come before the special meeting or any adjournments or postponements thereof. We are not aware of any other business to come before the special meeting.

       Our stockholders of record at the close of business on May 17, 2001 are entitled to vote at the special meeting, and any adjournments or postponements of the special meeting. You have a right to dissent from the merger and obtain payment of the fair value of your shares by complying with the Missouri law provisions contained in Appendix C.

       You are cordially invited to attend the special meeting. However, to ensure your representation at the special meeting, please complete, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. The proxy card will not be used if you attend and vote at the special meeting in person. If you are a stockholder whose shares are not registered in your name, you will need additional documentation from the holder of record of your shares to vote in person at the meeting. The prompt return of your proxy card will save us the expense of further requests for proxies.

President and Chief Executive Officer
By Order of the Board of Directors,
Leo J. Rozier

Perryville, Missouri
May 22, 2001

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

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TABLE OF CONTENTS

Page

Questions and Answers About Voting Procedures for the Special Meeting	1
Summary Term Sheet	2
Selected Consolidated Financial and Other Information About Perry County	5
Where You Can Find More Information	6
The Special Meeting	7
Place, Time and Date	7
Matters to Be Considered	7
Record Date; Vote Required	7
Beneficial Ownership of Perry County Common Stock	8
Perry County Common Stock	8
Proxies	8
The Merger	9
General	9
The Companies	10
Background of the Merger	10
Our Reasons for the Merger; Recommendation of Your Board of Directors	11
The Consideration is Fair According to Keefe, Bruyette & Woods, Inc., Our Financial Advisor	12
You Will Receive Cash for Your Shares of Perry County Stock	14
Treatment of Options and Restricted Shares	15
Procedure for Surrendering Your Certificates	15
Representations and Warranties Made by Us, Jefferson County Bancshares and PCFC Acquisition Corp.	16
Conditions to the Merger	17
Conduct of Business Prior to the Completion of the Merger	17
Approvals Needed to Complete the Merger	19
Waiver and Amendment of the Merger Agreement	20
Termination of the Merger Agreement	20
Interests of Directors and Officers in the Merger that are Different from Your Interests	22
Employees and Benefit Plans	23
You Have Dissenters' Rights of Appraisal	23
Federal Income Tax Consequences of the Merger to You	25
Accounting Treatment of the Merger	26
Who Pays for What	26
Certain Related Agreements	26
Voting Agreements	26
Perry County Financial Corporation	27
Description of Business	27
Lending Activities	27
Loan Originations	31
Non-performing Assets and Classified Assets	32
Investment Activities	37
Sources of Funds	40
Subsidiary and Other Activities	43
Regulation	43

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Federal and State Taxation	50
Competition	51
Employees	52
Description of Properties	52
Legal Proceedings	52
Beneficial Ownership of Perry County Common Stock	52
Stockholder Proposals	54
Other Matters	54
Appendix A -- Agreement and Plan of Merger (excluding the exhibits thereto)	A-1
Appendix B -- Opinion of Our Financial Advisor	B-1
Appendix C -- Section 351.455 of the Missouri Revised Statutes	C-1
Appendix D -- Audit Report, Audited Financial Statements as
                       of September 30, 2000 and 1999 and
                        for the three years in the period ended September 30, 2000, and Management's Discussion and Analysis of Financial
Condition and Results of Operations	D-1
Appendix E -- Financial Statements as of and for the periods ended March 31, 2001, and Management's Discussion and Analysis of Financial Condition and Results of Operations	E-1

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QUESTIONS AND ANSWERS
ABOUT VOTING PROCEDURES OF THE SPECIAL MEETING

Q:       What do I need to do now?

A:       After you have carefully read this proxy
           statement, indicate on your proxy card how
           you want your shares to be voted. Then sign,
            date and mail your proxy card in the
           enclosed prepaid return envelope as soon as
          possible. This will enable your shares to
            be represented and voted at the special
           meeting.

Q:       Why is my vote important?

A:       The merger agreement must be adopted by at
            least two-thirds of the outstanding shares of
            Perry County common stock. If you do not
            return your proxy card or vote in person at
           the special meeting, it will have the
           same effect as a vote against the
           merger agreement.

Q:       If my shares are held in street name by my
            broker, will my broker automatically vote
           my shares for me?

A:       No. Your broker will not be able to vote your
           shares without instructions from you. You
            should instruct your broker to vote your
           shares, following the directions your broker
           provides.

Q:       What if I fail to instruct my broker?

A:       If you fail to instruct your broker to vote your
            shares, it will have the same effect as a vote
           against the merger agreement.

Q:       Can I attend the meeting and vote my shares
           in person?

A:       Yes. All stockholders are invited to attend the
            special meeting. Stockholders of record can
           vote in person at the special meeting. If
           your shares are held in street name, then you
           are not the stockholder of record and you must
           ask your broker or other nominee how you
            can vote at the special meeting.

Q: Can I change my vote?

A:       Yes. If you have not voted through your
           broker or other nominee, there are three
            ways you can change your vote after you
           have sent in your proxy card.

           •       First, you may send a written notice to
                    the person to whom you submitted
                   your proxy card stating that you would
                    like to revoke your proxy.

           •       Second, you may complete and submit a
                    new proxy card. Any earlier proxies will
                   be revoked automatically.

           •       Third, you may attend the special
                     meeting and vote in person. Any earlier
                    proxy will be revoked. However, simply
                     attending the special meeting without
                    voting will not revoke your proxy.

           If you have instructed a broker or
           other nominee to vote your shares, you must
           follow directions you receive from your
           broker or other nominee to change your
          vote.

Q:       Should I send in my stock certificates now?

A:        No. You should not send in your stock
            certificates at this time.

            Instructions for surrendering your Perry
           County stock certificates in exchange for
           $23.50 per share in cash will be sent to you
           after we complete the merger.

Q:       Whom should I call with questions?

A:       You should call our proxy solicitor, Regan &
            Associates, Inc. at (800) 737-3426.

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SUMMARY TERM SHEET

This summary term sheet highlights selected information from this proxy statement. It does not contain all the information that may be important to you. We urge you to read carefully the entire document and the other documents to which we refer, including the merger agreement, to fully understand the merger.

You Will Be Entitled to Receive $23.50 in
Cash Per Share of Perry County Common
Stock (see page 14).

       When the merger is completed, each Perry
County stockholder will be entitled to receive
$23.50 in cash for each share of Perry County
common stock held. For example, if you own 50
shares of Perry County common stock, you will
be entitled to receive $1,175.00, subject to tax
and withholding considerations, upon the
surrender of your certificate for those shares.

Our Reasons for the Merger (see pages 11 -
12).

       Our Board of Directors believes that the
merger is in the best interests of Perry County
and Perry County's stockholders and
recommends that stockholders vote "FOR" the
adoption of the merger agreement. The merger
will enable our stockholders to realize
significant value on their investment in Perry
County. In reaching its decision to approve the
merger agreement, our Board considered
various factors which are discussed in detail in
this proxy statement.

Some Material Terms of the Merger
Agreement.

•       Perry County will merge with a newly
         formed, wholly owned subsidiary of
         Jefferson County Bancshares and will
         become a subsidiary of Jefferson County
         Bancshares (see pages 9-10).

•       The merger cannot occur unless our
         stockholders adopt the merger agreement by
         the affirmative vote of at least two-thirds of
         the outstanding shares of Perry County
common stock and we receive approvals	from banking regulators (see pages 7, 19-
       20).

•       If the merger is not completed on or before
         October 31, 2001, the merger may be
         terminated by either Jefferson County
         Bancshares or Perry County, unless the
         failure to close is due to a breach of the
         party seeking to terminate (see pages
         20-22).

•       Leo J. Rozier, our President and Chief
         Executive Officer, will be elected to the
         Board of Directors of Perry County Savings
         Bank, with the title of Vice Chairman, and
         upon combination of Perry County Savings
         Bank with Eagle Bank and Trust Company,
         to the position of Vice Chairman of the
         combined bank.

•       Stephen C. Rozier, our Assistant Vice
         President, will be elected as President of the
         Perry County branch of Eagle Bank and
         Trust Company, or President of Perry
         County Savings Bank if it has not been
         merged, and a member of the Executive
         Committee and the Strategic Planning
         Committee for the combined bank.

•        In connection with the merger, each of our
         directors and executive officers entered into
         a voting agreement with Jefferson County
         Bancshares. Each of our directors and
         executive officers agreed, among other
         things, to cause all of their shares of Perry
         County common stock to be voted in favor
         of the adoption of the merger agreement
         (see page 26).

•       We have agreed not to solicit or encourage a
         competing transaction to acquire us or Perry
         County Savings Bank (see page 19).

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•       We will pay Jefferson County
         Bancshares a liquidated
         damages fee of $300,000 upon
         the occurrence of certain events
         (see pages 20-21).

•       We and Perry County Savings Bank
         have agreed to conduct our business
         according to particular requirements
         (see pages 17-19).

•       The completion of the merger depends
         on a number of conditions being
         satisfied or waived (see page 17).

The Merger Will be Taxable to Our
Stockholders (see pages 25-26).

       Our stockholders will recognize gain or
loss for federal, and possibly state and local,
income tax purposes, on the exchange of
their Perry County shares for cash. You will
recognize gain or loss equal to the difference
between the amount of cash you receive and
your tax basis in your Perry County shares.
You should determine the actual tax
consequences of the merger to you. They will depend on your specific situation and factors not within
our control. You should consult your
personal tax advisor for a full
understanding the of merger's specific
tax consequences to you.

Our Board of Directors Recommends
Stockholder Approval (see pages 11-12).

       Our Board of Directors believes that the
merger is in the best interests of Perry
County and our stockholders and has
unanimously approved the merger agreement. Our Board recommends that Perry County stockholders
vote "FOR" adoption of the merger agreement.

Our Financial Advisor Says the Merger
Consideration is Fair from a Financial
Point of View to Our Stockholders (see
pages 12-14).

       Our financial advisor, Keefe, Bruyette
& Woods, Inc. has given our Board of
Directors a written opinion dated January
26, 2001 that states the cash consideration to

be paid to our stockholders is fair from a
financial point of view. A copy of the
opinion is attached this to proxy statement
as Appendix B. You should read it
completely to understand the assumptions
made, matters considered and limitations on
the review performed by our financial
advisor in issuing its opinion. We have
agreed to pay Keefe, Bruyette & Woods a
fee of approximately$176,000. Of this
amount, $50,000 has been paid.

You Have Dissenters' Rights (see pages
23-25).

       Under Missouri law, you have
dissenters' appraisal rights with respect to
your Perry County shares. If you do not
wish to accept the $23.50 per share cash
merger consideration, you can dissent from
the merger and instead choose to have the
fair value of your shares judicially
determined and paid to you in cash.
However, in order to exercise
your rights, you must follow specific
procedures. You should carefully read
Section 351.455 of the Missouri Revised
Statutes which is included as Appendix C.

The Merger Is Expected to Be Completed
in the Second Quarter of Year 2001
(see page 17).

       The merger will only occur after all the
conditions to its completion have been
satisfied or waived. Currently, we anticipate
that the merger will be completed in the
second quarter of 2001.

Financial Interests of Perry County's
Officers and Directors in the Merger (see
pages 22-23).

       Our directors and executive officers
have interests in the merger as individuals in
addition to, or different from, their interests
as stockholders, such as receiving severance
payments, indemnification and insurance
coverage, and other benefits.

•       Leo J. Rozier, our President and Chief
Executive Officer, will be entitled to

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         receive a payment under his
         employment agreement with
          Perry County Savings Bank. The
         payment to Leo Rozier is estimated to
         be approximately $512,000, excluding
         payments for stock options. Leo
         Rozier will also receive
         compensation as Vice Chairman
         of the combined bank equal to at
         least 185% of the cost of his full
         health, life and disability insurance
         coverage for the period of time he
         serves in that capacity.

•       Stephen C. Rozier, Assistant Vice
         President, will either be provided a
         new employment agreement, on terms
         substantially similar to his
         existing agreement, or have his
         existing agreement assumed and
         amended. The employment
         agreement will include an increase to
         his then current compensation as an
         officer of Perry County Savings Bank
         for the year preceding the merger.
         This increase in compensation as
         an officer will partially offset the loss
         of fees Stephen Rozier has
         received as a director of Perry County
         Savings Bank.

•       Perry County maintains a stock option
         and a management recognition plan,
         plan under which directors and
         executive officers have been granted
         options and restricted stock. All grants
         under both plans have fully vested or
         lapsed, except for a portion of two
         grants of restricted stock, with a total
         of 1,228 shares still unvested. Upon
         consummation of the merger, these
         remaining restricted stock awards will
         become 100% vested. Unless
         exercised, each outstanding option
         immediately prior to the
         consummation of the merger will be
         converted into the right to receive
         $4.50, the difference between the
         $23.50 merger consideration and the
         $19.00 exercise price of the options.
         In addition, each individual holding
         restricted stock will be entitled to
         $23.50 for each share of restricted
         stock held. At May 17, 2001,
         directors and executive officers, 5
         persons, held in the aggregate 38,367
stock options and 1,000 shares of	restricted stock entitled them to
         $172,652 and $23,500, respectively,
         upon consummation of the merger.

•       Jefferson County Bancshares has
         agreed to indemnify our and our
         subsidiaries' officers and directors for
         events that occurred before the merger
         and to provide directors' and officers'
         insurance coverage for a period of up
         to six years after the merger.

       Our Board of Directors was aware of
these interests and considered them in its
decision to approve the merger agreement.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER
INFORMATION ABOUT PERRY COUNTY

       The following tables set forth selected historical consolidated financial and other data about Perry County at the dates and for the periods shown. The historical consolidated financial data at March 31, 2001 and for the six months ended March 31, 2001 and 2000 are derived from unaudited consolidated financial statements. However, in the opinion of management, all adjustments consisting of normal recurring accruals, necessary for a fair presentation at March 31, 2001 and for the six months ended March 31, 2001 and 2000 have been made. Operating results for the six months ended March 31, 2001 are not necessarily indicative of the results that may be expected for any other interim period or for the entire year ending September 30, 2001. The financial information for the five years ended September 30, 2000 of Perry County is based on, and qualified in its entirety by, our consolidated financial statements, including the notes thereto, which have been filed previously with the SEC. See "Where You Can Find More Information."

	At March 31,	At September 30,
	2001	2000	1999	1998	1997	1996
Financial Condition Data:	(Dollars in thousands)

Assets	$98,026	$93,949	$96,617	$96,807	$84,135	$81,149
Cash and cash equivalents and securities	45,834	39,251	41,051	45,821	38,565	38,150
Mortgage-backed securities	31,821	34,266	36,492	34,129	30,631	29,819
Loans receivable, net	18,186	17,685	16,601	15,764	13,910	11,718
Deposits	69,863	66,609	67,747	64,151	61,071	62,712
Advances from FHLB	15,000	15,000	15,000	15,000	6,500	2,500
Stockholders' equity	12,782	11,846	13,217	16,879	16,049	15,072
Full service offices open	1	1	1	1	1	1

	For the Six Months Ended March 31,		For the Year Ended September 30,
	2001	2000	2000	1999	1998	1997	1996
Operating Data:	(Dollars in thousands, except per share data)

Interest income	$3,122	$3,194	$ 6,247	$ 6,463	$ 5,970	$ 5,533	$ 5,295
Interest expense	(2,317)	(2,083)	(4,220)	(4,166)	(3,754)	(3,239)	(3,121)
Net interest income	805	1,111	2,027	2,297	2,216	2,294	2,174
Provision for loan losses	---	---	--	(5)	--	--	(15)
Net interest income after provision for loan losses	805	1,111	2,027	2,292	2,216	2,294	2,159

Noninterest income	21	(5,968)	(5,955)	139	39	170	145
Noninterest expense	(546)	(446)	(905)	(935)	(922)	(889)	(1,552)
Income (loss) before income taxes	280	(5,303)	(4,833)	1,496	1,333	1,575	752
Income tax (expense) benefit	(108)	1,781	1,755	(580)	(526)	(600)	(296)
Net earnings (loss)	$ 172	$ (3,522)	$(3,078)	$ 916	$ 807	$ 975	$ 456

Diluted earnings (loss) per share	$0.24	$(5.05)	$(4.41)	$1.22	$1.03	$1.26	$0.58
Dividends per share(1)	0.00	0.00	0.50	0.50	0.50	0.40	0.30

WHERE YOU CAN FIND MORE INFORMATION

       As a public company, we are obligated to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our public filings are available to the public from commercial document retrieval services and on the Internet World Wide Website maintained by the SEC at "http://www.sec.gov."

Incorporation by Reference

       This Proxy Statement incorporates documents by reference that are not presented in it or delivered with it. All reports Perry County files with the SEC subsequent to the date of this Proxy Statement, but prior to the date of the Special Meeting, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, are hereby incorporated by reference in this Proxy Statement. A copy of these documents (other than certain exhibits thereto) is available without charge to each person, including any beneficial owner, to whom the Proxy Statement is delivered, upon written or oral request to: Perry County Financial Corporation, James K. Young, Acting Secretary, Perry County Financial Corporation, 14 North Jackson Street, Perryville, Missouri 63775, (573) 547-4581 Documents requested will be sent by first class mail or other equally prompt means within one business day of receipt of the request. In order to ensure timely delivery of such documents, any such request should be made by June 12, 2001.

       Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Proxy Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

Sources of Information

       The information contained in this Proxy Statement relating to Perry County and Jefferson County Bancshares has been furnished by each of them for inclusion in this Proxy Statement. Perry County has relied upon Jefferson County Bancshares with respect to the accuracy and completeness of the information concerning Jefferson County Bancshares.

       No person has been authorized to give any information or to make any representations other than those contained in this Proxy Statement and, if given or made, such information or representations must not be relied upon as having been authorized by Perry County. The delivery of this Proxy Statement shall not under any circumstances create any implication that there has been no change in the affairs of Perry County since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

THE SPECIAL MEETING

Place, Time and Date

       The special meeting is scheduled to be held at 2:00 p.m., Perryville, Missouri time, on Tuesday, June 26, 2001, at the Walnut Room, American Legion Hall located at 98 Grand Avenue, Perryville, Missouri.

Matters to Be Considered

       At the special meeting, you will be asked to approve a proposal to adopt the merger agreement and such other matters as are properly brought before the special meeting. As of May 17, 2001, we do not know of any business that will be presented for consideration at the special meeting other than the adoption of the merger agreement.

Record Date; Vote Required

       Only our stockholders of record at the close of business on May 17, 2001 are entitled to notice of and to vote at the special meeting. As provided in our articles of incorporation, no one who beneficially owns, either directly or indirectly, in excess of 10% of our outstanding shares will be entitled to vote any shares held in excess of the 10% limit. As of May 17, 2001, there were 741,928 shares of our common stock outstanding and entitled to vote at the special meeting.

       Each outstanding share of our common stock will be entitled to cast one vote per share at the special meeting. You may vote in person or by submitting a properly executed proxy card. The presence, in person or by properly executed proxies, of the holders of at least one-half of all the shares entitled to vote at the special meeting will constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the special meeting for purposes of determining the presence of a quorum. A broker non-vote is an unvoted proxy submitted by a broker. Under applicable rules, brokers or other nominees who hold shares in street name for customers who are the beneficial owners of such shares may not vote those shares with respect to the merger agreement unless they have received specific instructions from their customers.

       To approve and adopt the merger agreement, the holders of at least two-thirds of the outstanding shares of Perry County common stock entitled to vote must vote in favor of the merger agreement. Consequently, a failure to vote, an abstention or a broker non-vote will have the same effect as voting against the merger agreement. In addition, a majority of the votes cast at the special meeting may authorize the adjournment of the special meeting; provided, however, that no proxy which is voted against the adoption of the merger agreement will be voted in favor of adjournment to solicit further proxies for the adoption of the merger agreement.

       Adoption of the merger agreement by our stockholders is one of the conditions that must be satisfied to complete the merger. See "The Merger - Conditions to the Merger."

Beneficial Ownership of Perry County Common Stock

       As of May 17, 2001, our directors and executive officers and their affiliates beneficially owned in the aggregate 99,561 shares (excluding stock options) of our common stock, or 13.4% of our outstanding shares of common stock entitled to vote at the special meeting. Our executive officers and directors have entered into voting agreements with Jefferson County Bancshares agreeing to vote their shares of Perry County common stock in favor of the adoption of the merger agreement. As of May 17, 2001, Jefferson County Bancshares did not own any shares of Perry County common stock.

Perry County Common Stock

       Our common stock is traded on the Nasdaq SmallCap Market under the symbol "PCBC." On January 25, 2001, the last trading day prior to the joint announcement by Perry County and Jefferson County Bancshares that they had entered into the merger agreement, the closing price per share of our common stock was $17.50. On May 17, 2001, which is the last practicable date prior to printing this proxy statement, the closing price per share of our common stock was $23.25.

Proxies

       Shares of our common stock represented by properly executed proxies received prior to or at the special meeting will, unless they have been revoked, be voted at the special meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted "FOR" the adoption of the merger agreement.

       You should complete and return the proxy card accompanying this proxy statement to ensure that your vote is counted at the special meeting, regardless of whether you plan to attend the special meeting. If you are the record holder of your shares, you can revoke your proxy at any time before the vote is taken at the special meeting by:

  submitting written notice of revocation to the Secretary of Perry County,

  submitting a properly executed proxy of a later date, or

  voting in person at the special meeting, but simply attending the special meeting without voting will not revoke an earlier proxy.

       Written notice of revocation and other communications about revoking your proxy should be addressed to:

          James K. Young
          Acting Secretary
          Perry County Financial Corporation
          14 North Jackson Street
          Perryville, Missouri 63775

       If any other matters are properly presented at the special meeting for consideration, the proxy holders will have discretion to vote on these matters in accordance with their best judgment. As of May 17, 2001, we know of no other matters to be presented at the meeting.

       Certain material events or changes in circumstances including a material amendment to the merger agreement or a material revision of the fairness opinion issued by Keefe, Bruyette &Woods may result in a resolicitation of your vote. Under those circumstances, we will provide you with supplemental information about the material event or change in circumstances and give you an opportunity to recast your vote.

       If your Perry County common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

       In addition to solicitation by mail, our directors, officers and employees, who will not receive additional compensation for these services, may solicit proxies from our stockholders, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. We will bear our own expenses in connection with the solicitation of proxies for the special meeting.

       We have retained Regan &Associates, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. We will pay Regan &Associates a fee of $5,000, including expenses. We also will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of Perry County common stock.

       You are requested to complete, date and sign the accompanying proxy card and to return it promptly in the enclosed postage-paid envelope.

       You should not forward stock certificates with your proxy card.

THE MERGER

       The information in this proxy statement concerning the terms of the merger is qualified in its entirety by reference to the full text of the merger agreement, which is attached as Appendix A and incorporated by reference herein. All stockholders are urged to read the merger agreement in its entirety, as well as the opinion of our financial advisor attached as Appendix B.

General

       As soon as possible after the conditions to consummation of the merger described below have been satisfied or waived, and unless the merger agreement has been termi nated as discussed below, Perry County and a subsidiary of Jefferson County Bancshares will merge in accordance with Missouri law. Perry County will be the surviving corporation of the merger and will become a subsidiary of Jefferson County Bancshares.

       Upon completion of the merger, our stockholders will be entitled to receive $23.50 in cash for each share of Perry County common stock they hold and will cease to be stockholders of Perry County. Leo J. Rozier will become a director of Perry County Savings Bank, or the combined bank if merged with Eagle Bank and Trust Company, with the title of Vice Chairman. Stephen C. Rozier will become the President of Perry County Savings Bank, or the Perry County branch of Eagle Bank and Trust Company, if the banks are combined.

The Companies

       Perry County Financial Corporation
       14 North Jackson Street
       Perryville, Missouri 63775
       (573) 547-4581

       Perry County is a Missouri corporation and the parent savings and loan holding company of Perry County Savings Bank, F.S.B. Perry County Savings Bank is a federally chartered stock savings bank which serves Perry County, Missouri through its one full-service office located in Perryville, Missouri.

       Jefferson County Bancshares, Inc.
       PCFC Acquisition Corp.
       680 S. Mill Street
       Festus, Missouri 63010
       (636) 931-3660

       Jefferson County Bancshares is a Missouri corporation and the parent bank holding company of Eagle Bank and Trust Company. Eagle Bank and Trust Company, a Missouri chartered bank headquartered in Festus, Missouri, serves Jefferson County with seven full service offices located in Festus, Hillsboro, House Springs, Cedar Hill, DeSoto and Arnold, Missouri.

Background of the Merger

       Over the last several years, the financial services industry has become increasingly competitive and has undergone industry-wide consolidation. The market in which Perry County operates has been affected by this trend, experiencing a period of rapid acquisition and consolidation that has affected many of the banks and thrift institutions. In addition, large financial institutions have entered this market through acquisitions of local financial institutions. In response to these developments, the Board of Directors of Perry County has, on an ongoing basis, considered strategic options for increasing stockholder value.

       In May 2000, representatives of Keefe, Bruyette &Woods met with our Board to discuss alternative strategic directions, including remaining independent, and advice regarding a possible strategic affiliation with other entities. Discussions included: (1) an analysis of competition; (2) the liquidity of our stock; and (3) the status of the current merger market, including relative pricing and opportunities that might be available for us. All of these issues were analyzed in conjunction with our goal to continue to increase stockholder value. On May 17, 2000, we officially engaged Keefe, Bruyette &Woods to provide investment banking services in connection with seeking out a strategic alliance partner. In June 2000, Keefe, Bruyette &Woods met with management to create a list of potential merger partners. A total of 22 institutions were identified during the process.

       Keefe, Bruyette &Woods, working with us, prepared a Confidential Investor Profile containing financial and operating information about Perry County and Perry County Savings Bank. In July 2000, Keefe, Bruyette &Woods, on our behalf, began a confidential inquiry and contacted 22 potential candidates. Eleven of those candidates executed confidentiality agreements, including Jefferson County Bancshares, and received the Confidential Investor Profile. In August, eight financial institutions submitted preliminary non-binding indications of interest to acquire Perry County. Those institutions that declined to submit a bid cited the following reasons: (1) we didn't fit their profile; (2) we were out of their market area; or (3) they had other acquisitions pending. Upon receipt of the preliminary indications of interest Keefe, Bruyette &Woods reviewed with our Board the pricing and terms of each proposal. After discussion with our Board, it was determined to go back to various parties submitting a proposal and explore the possibility for a stronger offer. The potential acquirors were given access to additional information and our management during this time period to answer questions about the operations of Perry County in order to revise their proposal. From this process, two revised proposals were received in September.

       We determined that the Jefferson County Bancshares proposal was acceptable and further discussions commenced on more complete terms. Due diligence and discussion of the merger agreement commenced in November. Upon completion by Jefferson County Bancshares of its due diligence and negotiation of the merger agreement, the pricing and terms remained unchanged.

       On December 28, 2000, our Board met with Keefe, Bruyette &Woods and our legal counsel. Prior to this meeting, the merger agreement and a fairness presentation was distributed to our Board for its review. At this board meeting, our legal counsel reviewed the terms of the merger agreement and other relevant documents and the contemplated transaction. Keefe, Bruyette &Woods delivered its preliminary opinion that the merger consideration was fair, from a financial point of view, to the holders of Perry County common stock. After a thorough discussion of the transaction, including a review of the due diligence findings, our board voted unanimously to approve the merger agreement and authorized execution of the merger agreement and related documents, subject to the final clarification of several items. Upon resolution of these items and signing of the merger agreement on January 26, 2001, Keefe, Bruyette &Woods delivered its final fairness opinion.

Our Reasons for the Merger; Recommendation of Your Board of Directors

Our Board of Directors believes that the terms of the merger agreement, which are the product of arm's length negotiations between representatives of Perry County and Jefferson County Bancshares are in the best interests of our stockholders. In the course of reaching its determination, our Board of Directors considered the following factors:

  the merger consideration to be paid to our stockholders in relation to the market value, book value and earnings per share of our common stock,

  information concerning our financial condition, results of operations, capital levels, asset quality and prospects,

  industry and economic conditions,

  our assessment of Jefferson County Bancshares' ability to pay the aggregate merger consideration,

  the opinion of our financial advisor as to the fairness of the merger consideration from a financial point of view to the holders of our common stock,

  the general structure of the transaction and the compatibility of management and business philosophy,

  the impact of the merger on the depositors, employees, customers and communities served by us through expanded commercial, consumer and retail banking products and services,

  the results of our due diligence investigation of Jefferson County Bancshares, including the likelihood of receiving the requisite regulatory approvals in a timely manner,

  our strategic alternatives to the merger, including the continued operation of Perry County Savings Bank as an independent financial institution.

In making its determination, our Board of Directors did not ascribe any relative or specific weights to the factors which it considered. The foregoing discussion of the factors considered by our Board is not intended to be exhaustive, but it does include the material factors considered by our Board.

       Our Board of Directors believes that the merger is in the best interests of Perry County and our stockholders. The Board of Directors unanimously recommends that our stockholders vote for the adoption of the merger agreement.

The Consideration is Fair According to Keefe, Bruyette &Woods, Inc., Our Financial Advisor

       On May 17, 2000, we retained Keefe, Bruyette &Woods to evaluate our strategic alternatives as part of a stockholder enhancement program and to review and evaluate any specific proposals for a strategic alliance that might be received regarding an alliance with Perry County. Keefe, Bruyette &Woods, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings and distributions of listed and unlisted securities. Keefe, Bruyette &Woods is familiar with the market for common stocks of publicly traded banks, thrifts and bank holding companies. Our Board selected Keefe, Bruyette &Woods on the basis of the firm's reputation and its experience and expertise in transactions similar to the merger.

       In connection with its engagement, Keefe, Bruyette &Woods was asked to render an opinion as to the fairness, from a financial point of view, of the merger consideration to stockholders of Perry County. Keefe, Bruyette &Woods delivered its opinion to our Board that, as of January 26, 2001, the merger consideration is fair from a financial point of view, to the stockholders of Perry County. No limitations were imposed by our Board upon Keefe, Bruyette &Woods with respect to the investigations made or procedures followed by it in rendering its opinion. Keefe, Bruyette &Woods has consented to the inclusion in this proxy statement of the summary of its opinion to our Board and to the reference to the entire opinion attached hereto as Appendix B.

       The full text of the opinion of Keefe, Bruyette &Woods, which is attached as Appendix B to this proxy statement, includes certain assumptions made, matters considered and limitations on the review undertaken by Keefe, Bruyette &Woods, and should be read in its entirety. The summary of the opinion of Keefe, Bruyette &Woods in this proxy statement is qualified in its entirety by reference to the opinion.

       In rendering its opinion, Keefe, Bruyette &Woods:

  reviewed the merger agreement;

  reviewed our annual reports and proxy statements for the fiscal years ended September 30, 1997, 1998, 1999; consolidated audited financial statements at and for the year ended September 30, 2000; Jefferson County Bancshares' annual report for the fiscal years ended December 31, 1998 and 1999; Jefferson County Bancshares' unaudited financial statements for the nine months ended September 30, 2000 and certain other information considered relevant;

  discussed with senior management and the boards of directors of Perry County and our wholly owned subsidiary, Perry County Savings Bank, the current position and prospective outlook for Perry County;

  considered historical quotations, levels of activity and prices of recorded transactions in our common stock;

  reviewed financial and stock market data of other thrifts in a comparable asset range and asset composition as Perry County;

  reviewed certain recent business combinations with thrifts as the acquired company, which Keefe, Bruyette &Woods deemed comparable in whole or in part; and

  performed other analyses that Keefe, Bruyette &Woods considered appropriate.

       In rendering its opinion, Keefe, Bruyette &Woods assumed and relied upon the accuracy and completeness of the financial information provided to it by Perry County and Jefferson County Bancshares. In its review, with the consent of the Perry County Board, Keefe, Bruyette &Woods did not undertake any independent verification of the assets or liabilities of Perry County or Jefferson County Bancshares, and potential or contingent liabilities of Perry County or Jefferson County Bancshares.

       In rendering its opinion, Keefe, Bruyette &Woods analyzed the consideration offered by Jefferson County Bancshares in relation to the following:

  the results of the marketing efforts to solicit a potential acquirer for Perry County (22 potential acquirers contacted; 11 reviewed confidential information; eight preliminary proposals; one final proposal);

  certain comparable merger and acquisition transactions of pending thrift deals, comparing merger consideration relative to tangible book value, last 12 months earnings, total assets, total deposits and premium to core deposits. Keefe, Bruyette &Woods analyzed this data in conjunction with the composition of Perry County's earnings. Pending thrift deals consisted of all thrift acquisitions, announced but not yet closed, as of December 17, 2000.

       The information in the following table summarizes the comparable group results analyzed by Keefe, Bruyette &Woods with respect to the merger. The summary does not purport to be a complete description of the analysis performed by Keefe, Bruyette &Woods and should not be construed independently of the other information considered by Keefe, Bruyette &Woods in rendering its opinion. Selecting portions of Keefe, Bruyette &Woods's analysis or isolating certain aspects of the comparable transactions without considering all analysis and factors could create an incomplete or potentially misleading view of the evaluation process.

		Price to
	Number	Tangible book(a) (%)	LTM EPS (x)	Deposits (%)	Assets (%)	Core Deposit Premium

Consideration to Perry County- $23.50:		148.5	23.1 (b)	18.7	26.4	9.6

Median of pending deals:	24	131.1	18.7	15.7	24.3	7.6

Median of completed deals:	47	140.0	18.3	15.2	21.7	7.4

_______________

(a) Assumes Perry County's tangible book value of $16.03.
(b) Core last twelve months (LTM) ended September 30, 2000 earnings per share of $1.03 (excluding loss on sales of securities).

       Based on the above information, Keefe, Bruyette &Woods concluded that the above analysis of the transaction with an implied deal price of $23.50, which represents a 34% price premium over the $17.50 closing price of Perry County common stock on the day the transaction was announced, is fair from a financial point of view to the stockholders of Perry County.

       In preparing its analysis, Keefe, Bruyette &Woods made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Keefe, Bruyette &Woods and Perry County. The analyses performed by Keefe, Bruyette &Woods are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by those analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

       Keefe, Bruyette &Woods will receive a fee of approximately $176,000 for services rendered in connection with advising and issuing a fairness opinion regarding this matter. As of the date of this proxy statement, Keefe, Bruyette &Woods has received $50,000 of its fee, and the remainder of the fee is due upon closing of the merger.

You Will Receive Cash for Your Shares of Perry County Stock

       Upon completion of the merger, each outstanding share of Perry County common stock, other than shares as to which dissenters' rights have been asserted and perfected in accordance with Missouri law and treasury shares shall be converted into and represent the right to receive $23.50 in cash without any interest thereon. The aggregate amount of the cash payment represents the merger consideration. The merger consideration to be paid in connection with the merger is expected to be approximately $17.6 million, including payment for the cancellation of all Perry County stock options and unvested restricted shares.

Treatment of Options and Restricted Shares

       At the effective time of the merger, each stock option to purchase Perry County common stock issued pursuant to the Perry County 1995 Stock Option and Incentive Plan that has not been exercised before the merger is completed will be canceled and the holder of the unexercised stock option will be entitled to receive a cash payment equal to $23.50 less the exercise price per share of the stock option, multiplied by the number of shares of Perry County common stock subject to the stock option, less any required tax withholding.

       At the effective time of the merger, all of the unvested restricted shares of Perry County common stock issued pursuant to the Perry County 1995 Recognition and Retention Plan will fully vest and be treated like all other outstanding shares of common stock.

Procedure for Surrendering Your Certificates

       At or prior to the effective time of the merger, or at such other time or times as Eagle Bank and Trust Company, which will serve as exchange agent, may otherwise request, Jefferson County Bancshares will deliver to the exchange agent an amount of cash equal to the aggregate merger consideration. The exchange agent receiving the deposit will act as paying agent for the benefit of the holders of certificates of Perry County common stock in exchange for the merger consideration. Each holder of Perry County common stock who surrenders his or her Perry County shares to the exchange agent will be entitled to receive a cash payment of $23.50 per share of Perry County common stock upon acceptance of the shares by the exchange agent.

       No later than five business days after the effective time of the merger, a letter of transmittal will be mailed on behalf of Jefferson County Bancshares to Perry County stockholders. The letter of transmittal will contain instructions for surrendering your certificates of Perry County common stock.

       You should not return your Perry County common stock certificates with the enclosed proxy card, and you should not send your stock certificates to the exchange agent until you receive the letter of transmittal.

       If a certificate for Perry County common stock has been lost, stolen or destroyed, the exchange agent is not obligated to deliver payment until the holder of the shares delivers:

  an appropriate affidavit by the person claiming the loss, theft or destruction of his or her certificate, and if required by the exchange agent, a bond.

       After six months following the effective time of the merger, the exchange agent will deliver to Jefferson County Bancshares any funds not claimed by former Perry County stockholders. Thereafter, the payment obligation for any certificate representing Perry County common stock which has not been satisfied will become the responsibility of Jefferson County Bancshares.

       If certificates for Perry County common stock are not surrendered prior to the date on which these payments would otherwise escheat to or become the property of any governmental agency, the unclaimed amounts will become the property of Jefferson County Bancshares to the extent permitted by applicable law, free and clear of all claims or interest of any person previously entitled to such property. None of Jefferson County Bancshares, Perry County, the exchange agent or any other party to the merger will be liable to any former holder of Perry County common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

Representations and Warranties Made by Us, Jefferson County Bancshares and PCFC Acquisition Corp.

       The merger agreement contains representations and warranties made by us, Jefferson County Bancshares and PCFC Acquisition Corp. which are customary for this type of merger transaction, including, among others, representations and warranties concerning:

  the organization and registration of Perry County and Jefferson County Bancshares,

  the due authorization, execution, delivery and performance of the merger agreement,

  the financial statements of Jefferson County Bancshares and us,

  the receipt of a fairness opinion from Perry County's financial advisor regarding the merger consideration,

  the regulatory reports filed by Perry County and Jefferson County Bancshares and their respective subsidiaries,

  governmental approvals required for the consummation of the merger,

  the absence of actions, facts or circumstances that would materially impede or delay consummation of the merger, and the accuracy of the information in this proxy statement.

       We made certain additional representations and warranties (which are also customary), among others, regarding our capitalization, our subsidiaries, the absence of certain interim events, the absence of any broker's and finder's fees other than that owed Keefe, Bruyette &Woods, our equity holdings in other companies, other material agreements, employee and officer benefit plans, our compliance with laws, absence of certain violations as a result of the merger, litigation and environmental matters, the adequacy of insurance coverage, labor matters, any claims for indemnification, the status of our loan and investment portfolios, the absence of certain defaults, the value of real estate loans and investments, tax matters, the absence of derivative contracts, real estate owned or leased by us, material interests of certain persons and the accuracy of our disclosures. Jefferson County Bancshares has represented that it will have the funds sufficient to pay the merger consideration required of it under the merger agreement and that it is and will be immediately after the merger in compliance with all capital, debt and financial and nonfinancial provisions applicable to it under federal and state financial institution laws and regulations.

       Some of the representations and warranties made by us are qualified by materiality. The representations, warranties, agreements and covenants in the merger agreement will expire at the effective time of the merger, except for agreements and covenants that by their terms are to be performed after the effective time of the merger. If the merger agreement is terminated, there will be no liability on the part of either us or Jefferson County Bancshares other than the possible payment of liquidated damages to Perry County as discussed below under "-Termination of the Merger Agreement," and except that no party shall be relieved or released from any liability arising out of a willful breach by it of any covenant, undertaking, representation or warranty in the merger agreement.

Conditions to the Merger

       The respective obligations of Jefferson County Bancshares and Perry County to effect the merger are subject to the satisfaction or waiver of the following conditions specified in the merger agreement:

  approval of the merger agreement by our stockholders,

  the receipt of all required regulatory and third party approvals, consents or waivers,

  the absence of any order, decree or injunction of a court or agency of competent jurisdiction which prevents the completion of the merger transactions,

  the accuracy of the other party's representations and warranties in all material respects,

  the performance by the other party of its obligations contained in the merger agreement in all material respects,

  the receipt of certain certificates, and

  the receipt of an opinion of counsel from the other party.

       Jefferson County Bancshares' obligation to effect the merger also is subject to the condition that, from the date of the merger agreement to the closing of the merger, Perry County will not have been affected by any event which has had or caused, or is reasonably likely to have or cause, a material adverse effect. Perry County's obligation to effect the merger also is subject to the condition that Jefferson County Bancshares consummate its capital raising activities to fully fund the aggregate merger consideration in accordance with all applicable regulations and regulatory guidelines and provide written evidence of this to Perry County by July 31, 2001, which condition has already been complied with, and deposit with the exchange agent the aggregate merger consideration, including amounts to be received by option holders upon consummation of the merger.

       There can be no assurance that the conditions to consummation of the merger will be satisfied or waived. The merger will become effective upon filing of articles of merger with and the issuance of a certificate of merger by the Secretary of State of the State of Missouri. It is currently anticipated that the effective time of the merger will occur during the second quarter of 2001.

Conduct of Business Prior to the Completion of the Merger

       Jefferson County Bancshares, PCFC Acquisition Corp. and we have agreed that during the period from the date of the merger agreement to the completion of the merger none of us will, except with prior written consent of the other parties:

  take any action that would cause our, Jefferson County Bancshares' or PCFC Acquisition Corp.'s representations and warranties contained in the merger agreement not to be true and correct in any material respect, take any action that would materially impede or delay the completion of the merger transaction or the ability of the parties to obtain any required regulatory approvals or perform their respective covenants and agreements under the merger agreement, or agree to do any of the foregoing.

       We also have agreed that during the period from the date of the merger agreement to the effective time of the merger (except as expressly provided in the merger agreement), we and our subsidiary will:

  conduct our business in the ordinary course consistent with our past practice,

  preserve intact our business organization,

  keep available the services of our employees,

  preserve the goodwill of our customers and business relationships, and deliver to Jefferson County Bancshares all reports and documents filed by us with the SEC or under banking regulations; and deliver to Jefferson County Bancshares, as requested, all other information concerning our business, properties and personnel.

       We also agreed, among other things, that, except as contemplated by the merger agreement or unless Jefferson County Bancshares provides its written consent, we and our subsidiary will not:

  declare, set aside, make or pay any dividend or other distribution, except for a dividend not to exceed $0.24 per share of Perry County common stock to Perry County stockholders,

  enter into or amend any employment, severance or similar agreement or arrangement with any director, officer or employee, or materially modify any employee benefit plan, or increase the compensation or benefits of our directors or employees, with certain exceptions, propose or adopt any amendments to our articles of incorporation, charter or bylaws,

  effect any stock split or adjust, combine, reclassify or otherwise change our capitalization or issue, sell, grant, confer or award any shares of our common stock, with certain exceptions,

  purchase, redeem, retire, repurchase or exchange, or otherwise acquire or dispose of, any of our common stock,

  enter into, renew, increase or modify the material provisions of any loan or credit commitment secured by a first trust or mortgage on a one- to four-family residential property in excess of $250,000 or any other loan or credit commitment in excess of $100,000, with certain exceptions, other than in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for obligations of any other individual, corporation or entity, waive or release any material right or cancel or compromise any material debt or claim,

  materially restructure or change our investment securities portfolio, or the manner in which it is classified,

  enter into increase or renew any loan or credit commitment with any directors, officers or 10% or more stockholders of Perry County, or any entity controlled by them, or agree to do any of the foregoing.

       In addition, we have agreed that neither we nor our subsidiary or any of our respective officers, directors, employees, representatives or agents will solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, the disposition of any significant portion of the business or assets of Perry County or its subsidiary, the acquisition of the equity securities of Perry County or its subsidiary or the merger or acquisition of Perry County or its subsidiary with any person other than Jefferson County Bancshares. We are required to promptly inform Jefferson County Bancshares of any requests for information or of any such inquiries, indications of interest or proposals.

Approvals Needed to Complete the Merger

       In addition to the approval of the merger agreement by our stockholders, completion of the merger and the transactions contemplated by the merger agreement are subject to the prior approval of the Federal Reserve Board. Jefferson County Bancshares received the required approval from the Federal Reserve Board on April 23, 2001. In reviewing Jefferson County Bancshares' application under the Bank Merger Act, the Federal Reserve Board considered, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the Federal Reserve Board may not approve a transaction if it will result in a monopoly or otherwise be anti-competitive.

       Under the Community Reinvestment Act of 1977, the Federal Reserve Board also took into account the record of performance of Perry County Savings Bank and Eagle Bank and Trust Company in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process, the banking agencies frequently receive comments and protests from community groups and others. Perry County Savings Bank and Eagle Bank and Trust Company received a "satisfactory"and an "outstanding" rating, respectively, during their last Community Reinvestment Act examinations.

       In addition, a period of up to 30 days must expire following approval by the Federal Reserve Board, within which period the United States Department of Justice may file objections to the merger under the federal anti-trust laws. Although we believe that the likelihood of such action by the Department of Justice is remote in this merger, there can be no assurance that the Department of Justice will not initiate such proceeding. If such proceeding is instituted or challenge is made, we cannot ensure a favorable result.

       We are not aware of any other regulatory approvals required for completion of the merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

       The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the consideration to be received by Perry County stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

       If the merger is not consummated on or before October 31, 2001, the merger agreement may be terminated by either Jefferson County Bancshares or us.

Waiver and Amendment of the Merger Agreement

       By written approval of its Board of Directors, each party to the merger agreement may extend the time for the performance of any of the obligations or acts of the other party and may waive:

  any inaccuracies in the representations and warranties contained in the merger agreement or any document delivered pursuant to the merger agreement,

  compliance with any covenant, undertaking or agreement,

  to the extent permitted by law, satisfaction of any condition of the merger agreement, or the performance by the other party of any of its obligations under the merger agreement.

       The merger agreement may be amended at any time by mutual agreement of the parties as approved by their Boards; provided, however, that after our stockholders have adopted the merger agreement no amendment can modify the form or decrease the amount of the merger consideration or otherwise materially adversely affect our stockholders without their approval.

Termination of the Merger Agreement

       The merger agreement may be terminated in writing prior to the effective time of the merger by:

  the mutual consent of the Boards of Jefferson County Bancshares and Perry County,

  by the Board of Jefferson County Bancshares or Perry County if:

    the other party has materially breached any of its covenants, agreements or representations and warranties and the breach has not been cured within 30 days after the giving of written notice,

    any governmental entity of competent jurisdiction issues a final, nonappealable order prohibiting the completion of the merger transaction or if any application for regulatory approval is denied,

    our stockholders fail to adopt the merger agreement,

    if the merger is not consummated by October 31, 2001,

  by the Board of Jefferson County Bancshares for a fifteen day period following the determination that remediation costs would exceed $150,000 after tax for any environmental issues found, if any, on our real property as a result of phase one environmental investigations performed, at their expense, within 60 days of January 26, 2001, or by our Board at any time after July 31, 2001 if Jefferson County Bancshares has not consummated its capital raising to fully fund the payment of the aggregate merger consideration.

        In the event that the merger agreement is terminated, the merger agreement will become void and have no effect, except for:

  provisions relating to confidential information,

  provisions relating to indemnification as a result of information provided in our proxy statement,

  provisions relating to a liquidated damages fee in the amount of $300,000 payable to Jefferson County Bancshares by Perry County following the occurrence of:

    our termination of the merger agreement to accept a superior offer from a third party or to recommend acceptance thereof to our stockholders,

    our termination of the merger agreement for any reason prior to the date of the special meeting of stockholders to vote on the merger, unless Jefferson County Bancshares has materially breached any of its covenants, agreements or representations and warranties and the breach is not timely cured, or any government entity issues a nonappealable order prohibiting the merger or regulatory approval is denied or withdrawn at the request of the regulatory authority; provided that the denial or withdrawal is not due to a breach of the merger agreement by us, or our entering into an agreement with a third party relating to an alternative proposal to acquire us or Perry County Savings Bank or the consummation of such an agreement within 18 months after: (1) the termination of the merger agreement by Jefferson County Bancshares due to our material breach of any of our covenants, agreements or representations and warranties and the breach is not timely cured; (2) our Board's failure to recommend, or failure to continue its recommendation, that our stockholders adopt the merger agreement or our Board's modification, withdrawal or change in any manner adverse to Jefferson County Bancshares of its recommendation for adoption of the merger agreement; (3) the failure of our stockholders to adopt the merger agreement; or (4) August 31, 2001 if a meeting of our stockholders has not been held to vote on the adoption of the merger agreement, and

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  a breaching party will not be relieved from any liability or damages for its willful breach of any provision of the merger agreement. If demand is made to a party to pay liquidated damages and that party timely pays such damages, then the party shall not be liable for any other damages under the merger agreement.

Interests of Directors and Officers in the Merger that are Different from Your Interests

        Some members of our management and Board of Directors may have interests in the merger that are in addition to or different from the interests of our stockholders. Our Board was aware of these interests and considered them in approving the merger agreement.

        Perry County Stock Options. As of January 26, 2001, directors and executive officers held options to purchase in the aggregate 38,367 shares of Perry County common stock under our stock option plan. Under the terms of the merger agreement, each director and executive officer of Perry County and Perry County Savings Bank will sign and deliver to Jefferson County Bancshares a cancellation agreement with respect to his or her Perry County stock options. Accordingly, each director and executive officer will receive payment for their stock options as described earlier in this proxy statement. The aggregate value of the payout for these stock options will be approximately $172,652. See "The Merger - Treatment of Options and Restricted Shares."

        Perry County Restricted Stock Awards. As of January 26, 2001, an aggregate of 1,028 unvested shares of our common stock have been awarded to our directors and executive officers pursuant to the Perry County recognition plan. Each holder will receive payment for their restricted shares as described earlier in this proxy statement. The aggregate value of the payment for these restricted shares will be $24,158. See "The Merger - Treatment of Options and Restricted Shares."

        Perry County Employee Stock Ownership Plan. As of January 26, 2001, our ESOP held 65,550 shares of our common stock, 40,931 of which had not yet been allocated to participants and which were pledged as collateral for the remaining $457,604 loan to the ESOP. The ESOP will be terminated upon completion of the merger, at which time the loan will be repaid with the cash received by the ESOP in the merger. Based on the number of unallocated shares and the current loan balance, the ESOP will have approximately $504,000 million of cash after repayment of the ESOP loan, which cash will be allocated to the participants in accordance with the terms of the ESOP and distributed to participants in the ESOP following receipt of a favorable determination letter from the Internal Revenue Service.

Employment Agreements. As of January 26, 2001, Perry County Savings Bank had outstanding employment agreements with Messrs. Leo J. Rozier and Stephen C. Rozier. Under the employment agreements, Messrs. Leo J. Rozier and Stephen C. Rozier are each entitled to receive a severance payment upon termination of their employment. In order to facilitate the merger Leo Rozier agreed to a severance agreement under his employment agreement of approximately $512,000, excluding payments for stock options. Leo Rozier will also receive compensation as Vice Chairman of the combined bank equal to at least 185% of the cost of his full health, life and disability insurance coverage for the period of time he serves in that capacity.

        Stephen Rozier will either be provided with a new employment agreement, on terms substantially similar to his existing agreement, or have his existing agreement assumed and amended. His employment agreement will include an increase to his then current compensation as an officer of Perry County

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Savings Bank for the year preceding the merger. This increase will partially offset the loss of fees he has received as a director of Perry County Savings Bank.

        Board of Directors. Upon completion of the merger, Mr. Leo Rozier will be appointed to the board of directors of the combined bank with the title of Vice Chairman. He will receive the same board fees as those received by other members of the board upon which he sits.

        Protection of Directors, Officers and Employees Against Claims. In the merger agreement, Jefferson County Bancshares has agreed, for a period of six years, to indemnify our and our subsidiaries' directors and officers after the completion of the merger to the fullest extent permitted under law and our or our subsidiaries' articles of incorporation, charter or bylaws. Jefferson County Bancshares also has agreed to maintain, for a period of six years after the effective time of the merger, our and our subsidiaries' current directors' and officers' liability insurance policies, provided that Jefferson County Bancshares may substitute insurance policies of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous or Jefferson County Bancshares may purchase single limit tail coverage for the six-year period, so long as the cost of such policy does not exceed 200% of the most recent year's premium.

Employees and Benefit Plans

        The merger agreement provides that our and our subsidiaries' full-time employees who remain employed by Jefferson County Bancshares after the effective time of the merger will be eligible to participate in the benefit plans of Jefferson County Bancshares that are generally available to their employees subject to the terms and provisions of the benefit plans. Continuing employees will receive credit for years of service with us and our subsidiaries for purposes of determining eligibility for participation, vesting and entitlement to vacation time and sick pay (but not for purposes of accrual or restoration of benefits that are calculated on an actuarial basis, including any qualified or non-qualified defined benefit plan or restoration plan) with Jefferson County Bancshares.

You Have Dissenters' Rights of Appraisal

        Under Missouri law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to dissent from the merger and to have an appraisal of the fair value of your shares conducted by a court of competent jurisdiction in Perry County, Missouri. Stockholders electing to exercise dissenters' rights must strictly comply with the provisions of Section 351.455 of The General and Business Corporation Law of Missouri to perfect their rights. A copy of Section 351.455 is attached as Appendix C.

        The following is intended as a brief summary of the material provisions of the Missouri statutory procedures required to dissent from the merger and perfect a stockholder's dissenters' rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 351.455 of The General and Business Corporation Law of Missouri.

        This proxy statement provides you with information on the availability of dissenters' rights in connection with the merger. If you wish to consider exercising your dissenters' rights you should carefully review the text of Section 351.455 contained in Appendix C because failure to timely and properly comply with the requirements of Section 351.455 will result in the loss of your dissenters' rights under Missouri law.

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        If you elect to demand appraisal of your shares, you must satisfy all of the following conditions:

  You must deliver to us a written objection to the merger agreement before or at the special meeting. Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal within the meaning of Section 351.455.

  You must not vote in favor of the merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the merger, by proxy or in person, will constitute a waiver of your dissenters' rights in respect of the shares so voted and will nullify any previously filed written objections to the merger agreement.

  You must make a written demand on Jefferson County Bancshares for payment of the fair value of your shares within 20 days after the effective date of the merger. Your written demand must state the number and class of shares which you own.

        If you fail to comply with all of these conditions, you will be entitled to receive the cash payment for any shares of Perry County common stock you hold as of the effective time of the merger as provided for in the merger agreement but will have no dissenters' rights of appraisal for your shares of Perry County common stock.

        All written objections to the merger agreement should be addressed to the Acting Secretary, Perry County Financial Corporation, 14 North Jackson Street, Perryville, Missouri 63775. All demands for appraisal should be addressed to the Corporate Secretary, Jefferson County Bancshares, 680 South Mill Street, Festus, Missouri 63010, and should be executed by, or on behalf of, the record holder of the shares of Perry County common stock. The demand must state the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares.

        To be effective, a demand for appraisal by a holder of Perry County common stock must be made by or in the name of such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of such shares.

        If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

        If you hold your shares of Perry County common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

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        If you comply with all the conditions for appraisal, and if within 30 days after the effective date of the merger you and Jefferson County Bancshares agree on the value of your shares, Jefferson County Bancshares will pay you the agreed value of your shares within 90 days of the effective date of the merger. This payment will be made only upon the surrender of share certificate(s) representing your shares.

        If within 30 days after the effective date of the merger, you and Jefferson County Bancshares do not reach an agreement on the value of your shares, you may file a petition in any court of competent jurisdiction in Perry County, within 60 days of the expiration of the 30-day period, asking the court for a finding and determination of the fair value of your shares. You will be entitled to receive an amount determined by the court as the fair value of your shares as of the day prior to the date of the vote at the special meeting, together with interest on such amount up to the date of such judgment by the court. You must surrender your shares in order to receive this payment.

        If Perry County abandons this merger, your right as a dissenting shareholder to be paid the fair value of your shares will cease.

        In view of the complexity of Section 351.455, Perry County stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

Federal Income Tax Consequences of the Merger to You

        The exchange of our common stock for cash pursuant to the terms of the merger agreement will be a taxable transaction for federal income tax purposes under the Internal Revenue Code, and may also be a taxable transaction under state, local and other tax laws. Similarly, any Perry County stockholders who exercise their dissenters' appraisal rights and receive cash in exchange for their shares of Perry County common stock will recognize gain or loss for federal income tax purposes and may recognize gain or loss under state, local and other tax laws. A stockholder of Perry County will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the merger and the tax basis in the Perry County common stock exchanged by such stockholder pursuant to the merger. Gain or loss must be determined separately for each block of Perry County common stock surrendered pursuant to the merger. For purposes of federal tax law, a block consists of shares of Perry County common stock acquired by the stockholder at the same time and price.

        Gain or loss recognized by the stockholder exchanging his or her Perry County common stock pursuant to the merger or pursuant to the exercise of dissenters' rights will be capital gain or loss if the Perry County common stock is a capital asset in the hands of the stockholder. If the Perry County common stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by an exchanging individual stockholder generally will be subject to federal income tax at capital gain rates applicable to the stockholder (up to a maximum of 39.6% for short-term capital gains and 20% for long-term capital gains), and capital gains recognized by an exchanging corporate stockholder generally will be subject to federal income tax at a maximum rate of 35%.

        Neither Jefferson County Bancshares nor Perry County has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Perry County's stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to Perry County's stockholders with respect to any of the tax effects of the merger to stockholders.

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        The federal income tax discussion set forth above is based upon current law and is intended for general information only. You are urged to consult your tax advisor concerning the specific tax consequences of the merger to you, including the applicability and effect of state, local or other tax laws and of any proposed changes in those tax laws and the Internal Revenue Code.

Accounting Treatment of the Merger

        The merger will be accounted for under the purchase method of accounting. Under this method of accounting, Jefferson County Bancshares and Perry County will be treated as one company as of the date of the merger, and Jefferson County Bancshares will record the fair market value of Perry County's assets less liabilities on its consolidated financial statements. Acquisition costs in excess of the fair value of the net assets acquired, if any, will be recorded as an intangible asset and amortized for financial accounting purposes. The reported consolidated income of Jefferson County Bancshares will include our operations after the completion of the merger.

Who Pays for What

        All out-of-pocket costs and expenses incurred in connection with the merger (including, but not limited to, counsel fees) will be paid by the party incurring those costs and expenses.

CERTAIN RELATED AGREEMENTS

Voting Agreements

        As an inducement for Jefferson County Bancshares to enter into the merger agreement, the executive officers and directors of Perry County entered into voting agreements with Jefferson County Bancshares. Pursuant to the voting agreements, our executive officers and directors agreed to vote all of their shares of Perry County common stock owned, controlled or for which they possess voting power in favor of the adoption of the merger agreement. As of May 17, 2001, the executive officers and directors as a group owned or controlled 99,561 shares, or 13.4% of our outstanding common stock.

PERRY COUNTY FINANCIAL CORPORATION

Description of Business

        General. Perry County, a Missouri corporation, was formed in September 1994 to act as the holding company for Perry County Savings Bank upon the completion of Perry County Savings Bank's conversion from mutual to stock form. Perry County received approval from the Office of Thrift Supervision to acquire all of the common stock of Perry County Savings Bank to be outstanding upon completion of the conversion. The conversion was completed on February 10, 1995. All references to Perry County prior to February 10, 1995, except where otherwise indicated, are to Perry County Savings Bank.

       At March 31, 2001, Perry County had $98.0 million of assets and stockholders' equity of $12.8 million (or 13.1% of total assets).

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        The executive offices of Perry County are located at 14 North Jackson Street, Perryville, Missouri 63775, and its telephone number at that address is (573) 547-4581.

        The activities of Perry County itself have been limited to investments in U.S. Treasury and Federal Agency Obligations, interest-bearing deposits at financial institutions and a note receivable from Perry County Savings Bank's employee stock ownership plan. Unless otherwise indicated, all activities discussed below are of Perry County Savings Bank.

        Perry County Savings Bank is a federally chartered stock savings association headquartered in Perryville, Missouri. Its deposits are insured up to applicable limits by the FDIC, which is backed by the full faith and credit of the United States. Perry County Savings Bank's primary market area is Perry County, Missouri, which is serviced through its office in Perryville, Missouri.

        The principal business of Perry County Savings Bank consists of attracting retail deposits from the general public and using such deposits to purchase securities and mortgage-backed securities and to originate mortgage loans secured by one- to four-family residences and, to a lesser extent, commercial, construction, development and multi-family real estate loans and loans secured by deposit accounts. At September 30, 2000, at least 90% of Perry County Savings Bank's real estate mortgage loans were secured by properties located in Missouri.

        Perry County Savings Bank's revenues are derived primarily from interest earned on securities, mortgage-backed securities and on mortgage loans. Perry County Savings Bank does not originate loans to fund leveraged buyouts, and has no loans to foreign corporations or governments. Perry County Savings Bank only solicits deposits in its primary market area and does not accept brokered deposits.

Lending Activities

        Market Area. Perry County Savings Bank's office is located at 14 North Jackson Street in Perryville, Missouri. Through this office, Perry County Savings Bank currently serves primarily Perry County. Perryville, Missouri is located approximately 80 miles south of St. Louis, Missouri. Perryville is the County Seat of Perry County. Perry County has a population of approximately 17,000. The major employers in Perry County are engaged in light industry and include Gilster-Mary Lee, Sabreliner Corporation, Miraculous Medal Association, East Perry Lumber Company, NPS Corporation, TG (USA) Corporation, Perry Crating Company and Solar Press.

        General. Perry County Savings Bank's loan portfolio consists primarily of conventional, first mortgage loans secured by one- to four-family residences and, to a lesser extent, consumer, multi-family and commercial real estate loans and construction or development loans. At September 30, 2000, Perry County Savings Bank's gross loans outstanding totaled $18.0 million, of which $15.5 million or 86.1% were one- to four-family residential mortgage loans. One- to four-family mortgage loans were primarily fixed-rate loans. At that same date, commercial and multi-family residential real estate loans totaled $918,000, including fixed-rate loans of $905,000 and adjustable-rate loans of $13,000. Also at that date, Perry County Savings Bank's construction and land loans totaled $1.3 million or 7.1% of Perry County Savings Bank's total loan portfolio, all of which were fixed-rate loans. Loans secured by deposit accounts were $303,000 at September 30, 2000.

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        Perry County Savings Bank and Perry County also invest in mortgage-backed and related securities and U.S. government and agency obligations. At September 30, 2000, mortgage-backed securities totaled $34.3 million or 36.5% of total assets and U.S. government and agency obligations totaled $5.0 million or 5.3% of total assets. See "-"Investment Activities."

        All loans up to $85,000 must be approved by Perry County Savings Bank's President. Requests for loans greater than $85,000 are reviewed and considered for approval by the Board of Directors on a case-by-case basis. Perry County Savings Bank's loans-to-one-borrower limit is generally limited to the greater of 15% of unimpaired capital and surplus or $500,000. See "--Regulation - Federal Regulation of Savings Associations." At September 30, 2000, the maximum amount which Perry County Savings Bank could have lent under this limit to any one borrower and the borrower's related entities was approximately $1.5 million. At September 30, 2000, Perry County Savings Bank had no loans or groups of loans to related borrowers with outstanding balances in excess of this amount. Perry County Savings Bank's largest lending relationship at September 30, 2000 was a commercial loan of $368,000. The next largest lending relationship at September 30, 2000 was a commercial loan of $346,000. Both loans were current as of September 30, 2000.

        Loan Portfolio Composition. The following information summarizes the composition of Perry County Savings Bank's loan portfolio in dollar amounts and in percentages as of the dates indicated.

	September 30,
	2000		1999		1998
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real Estate Loans:
One- to four-family	$15,516	86.1%	$14,379	84.7%	$13,496	84.4%
Multi-family	14.1		26.2		42.3
Commercial	904	5.0	618	3.6	727	4.6
Construction or land	1,276	7.1	1,669	9.8	1,269	7.9
Total real estate loans	17,710	98.3	16,692	98.3	15,534	97.2

Other Loans:
Consumer loans:
Deposit account	303	1.7	280	1.7	454	2.8
Total consumer loans	303	1.7	280	1.7	454	2.8

Total loans	18,013	100.0%	16,972	100.0%	15,988	100.0%

Less:
Loans in process	283		329		190
Deferred fees and discounts	15		13		9
Allowance for losses	30		30		25

Total loans receivable, net	$17,685		$16,600		$15,764

        Adjustable rate loans included in the loan portfolio amounted to $401,000 at September 30, 2000.

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        The following table sets forth certain information at September 30, 2000 regarding the dollar amount of principal repayments becoming due during the periods indicated for loans. The table below does not include any estimate of prepayments which significantly shorten the average life of all loans and may cause Perry County Savings Bank's actual repayment experience to differ from that shown below. Construction loans are automatically converted to permanent loans, and are included in the related real estate mortgage loans category.

	Real Estate Mortgage Loans(2)	Loans Secured by Deposit Accounts	Total
	(Dollars in thousands)
Due During Years Ending:
Within 1 year(1)	$ 43	$303	$346
After 1 year through 3 years	83	--	83
After 3 years through 5 years	636	--	636
After 5 years through 10 years	1,200	--	1,200
Beyond 10 years	15,748	--	15,748
Total gross loans	$17,710	$303	$18,013
____________

(1) Includes demand loans and loans having no stated maturity.
(2) Includes single- and multi-family loans, construction, land and commercial loans.

        The following table sets forth the dollar amount of all real estate mortgage loans at September 30, 2000, due after September 30, 2001, which have fixed interest rates and adjustable interest rates.

Real Estate Mortgage Loans(1)
(Dollars in thousands)

Fixed rate	$17,266
Adjustable rate	401
Total gross loans	$17,667
____________

(1) Includes single and multi-family loans, construction, land and commercial loans.

        One- to Four-family Residential Real Estate Lending. Perry County Savings Bank's primary lending activity consists of the origination of one- to four-family residential mortgage loans secured by property located in Perry County Savings Bank's primary market area. At September 30, 2000, $15.5 million, or 86.1%, of Perry County Savings Bank's gross loan portfolio consisted of permanent loans secured by one- to four-family residences. Approximately 90% of these loans were located in Perry County Savings Bank's market area.

        At September 30, 2000, Perry County Savings Bank offered one- to four-family residential fixed-rate loans with loan payments (amortization) based on a 25 year maturity, but with a loan term of 20 years. In prior years, Perry County Savings Bank originated fixed-rate loans with terms to maturity up to 30 years. At September 30, 2000, the total balance of one- to four-family fixed-rate loans was $15.1 million or 84.0% of Perry County Savings Bank's gross loan portfolio.

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        Perry County Savings Bank also offers one- to four-family residential adjustable rate mortgages ("AMLs") which are fully amortizing loans with contractual maturities of up to 20 years. The interest rates on substantially all of the AMLs originated by Perry County Savings Bank are subject to adjustment after the initial period at one-year intervals. Perry County Savings Bank's AML products generally carry interest rates which are reset to a stated margin over an independent index. Increases or decreases in the interest rate of Perry County Savings Bank's AMLs are generally limited to 2% at any adjustment date and 6% over the life of the loan. Perry County Savings Bank's AMLs do not contain prepayment penalties and do not produce negative amortization. At September 30, 2000, the total balance of one- to four-family AMLs was $388,000, or 2.2% of Perry County Savings Bank's gross loan portfolio.

        Perry County Savings Bank evaluates both the borrower's ability to make principal and interest payments and the value of the property that will secure the loan. Perry County Savings Bank also verifies the borrower's employment history and the source of the downpayment.

        Perry County Savings Bank's generally originates residential mortgage loans with loan-to-value ratios up to 80%. Perry County Savings Bank does not require private mortgage insurance on its loans. As a result of the lack of insurance, in the event of a foreclosure, Perry County Savings Bank is subject to a potential risk of loss on the disposition of such property in the event of a decrease in value of the property. Perry County Savings Bank has, however, had a very limited loss experience on such loans. See "-Non-Performing Assets and Classified Assets." Property securing real estate loans made by Perry County Savings Bank is appraised by independent appraisers. Perry County Savings Bank requires evidence of marketable title and lien position on all loans secured by real property and requires homeowners or fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan. Perry County Savings Bank may also require flood insurance to protect the property securing its interest.

        Residential mortgage loan originations derive from a number of sources, including real estate and mortgage broker referrals, existing borrowers and depositors, builders and walk-in customers. Loan applications are accepted at Perry County Savings Bank's office.

        In the past, Perry County Savings Bank has purchased one- to four-family residential mortgage loans secured by property located outside its market area. The loans purchased were reviewed by Perry County Savings Bank prior to purchase for compliance with its own underwriting standards. While some of these loans exceeded Perry County Savings Bank's 80% loan-to-value ratio requirement, such loans were covered by private mortgage insurance which reduced Perry County Savings Bank's exposure to no more than 80%. Perry County Savings Bank's purchased loans are well-seasoned, since it has not purchased any such loans for at least five years. Perry County Savings Bank's purchased residential mortgage loans have performed in a manner consistent with its originated loans and at September 30, 2000 represented less than 2% of Perry County Savings Bank's loan portfolio.

        Multi-family and Commercial Real Estate Lending. Perry County Savings Bank has also engaged in a limited amount of multi-family and commercial real estate lending in its market area. At September 30, 2000, Perry County Savings Bank had $918,000 in its multi-family and commercial real estate loan portfolio. Perry County Savings Bank does not currently purchase these types of loans. These loans represented 5.1% of Perry County Savings Bank's gross loan portfolio.

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        Perry County Savings Bank's multi-family and commercial real estate loan portfolio is secured primarily by office, other commercial or apartment buildings. Commercial and multi-family real estate loans generally have terms that do not exceed 20 years and are made in amounts up to 80% of the appraised value of the security property. All of these loans have fixed rates of interest. In underwriting these loans, Perry County Savings Bank currently analyzes the financial condition of the borrower, including a review of the borrower's personal financial statements, the borrower's credit history, and the reliability and predictability of the cash flow generated by the property securing the loan. Perry County Savings Bank may also require a personal guarantee from the borrower on these loans. Appraisals on properties securing commercial real estate loans originated by Perry County Savings Bank are, to the extent required by federal regulations, performed by independent appraisers. This greater risk is due to several factors, including the concentration of principal in a limited number of loans and borrowers, the effect of general economic conditions on income producing properties and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family and commercial real estate is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, or a bankruptcy court modifies a lease term, or a major tenant is unable to fulfill its lease obligations, the borrower's ability to repay the loan may be impaired.

        Construction Lending. At September 30, 2000, Perry County Savings Bank had $1.3 million of construction and land loans. Perry County Savings Bank offers loans to individuals for the construction of their residences, as well as to builders principally for the construction of one- to four-family residences. Currently, such loans are offered with fixed rates of interest. Following the six month construction period, these loans may become permanent loans.

        Construction lending generally affords Perry County Savings Bank an opportunity to receive interest at rates higher than those obtainable from residential lending. Nevertheless, construction lending is generally considered to involve a higher level of credit risk than one- to four-family residential lending since the risk of loss on construction loans is dependent largely upon the accuracy of the initial estimate of the individual property's value upon completion of the project and the estimated cost, including interest, of the project. If the cost estimate proves to be inaccurate, Perry County Savings Bank may be required to advance funds beyond the amount originally committed to permit completion of the project.

        Consumer Lending. The only consumer loans offered by Perry County Savings Bank are loans secured by deposit accounts. At September 30, 2000, Perry County Savings Bank's consumer loan portfolio totaled $303,000 or 1.7% of Perry County Savings Bank's gross loan portfolio.

        Perry County Savings Bank lends up to 90% of the amount of the deposit and the rate is currently the greater of 6.75% per annum or 1.5% above the certificate rate on the pledged account.

Loan Originations

        Loan originations are developed from continuing business with depositors and borrowers, soliciting realtors and builders and walk-in customers. Loans are originated by Perry County Savings Bank's staff of salaried loan officers. When Perry County Savings Bank originates a loan, it retains the servicing. Loan applications are taken, processed in the administrative office of Perry County Savings Bank, and then submitted to the President or the Board, as appropriate.

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        Perry County Savings Bank's ability to originate loans is dependent upon the customer demand for loans in its market. Demand is affected by the local economy and interest rate environment.

        Perry County Savings Bank's has not sold any of its loans and does not currently contemplate doing so in the future. While Perry County Savings Bank's has purchased and participated in loans in the past, it does not currently contemplate purchasing or participating in new loans.

        The following table shows the loan origination activities of Perry County Savings Bank for the periods indicated.

	Year Ended September 30,
	2000	1999	1998
	(In Thousands)
Originations by type:
Adjustable rate:
Real estate - one- to four-family	$ ---	$ ---	$ ---
Total adjustable-rate	---	---	---
Fixed rate:
Real estate - commercial and development	100	603	467
Real estate - one- to four-family	3,440	5,376	6,449
Non-real estate - consumer	613	611	786
Total fixed-rate	4,153	6,590	7,702
Total loans originated	$4,153	$6,590	$7,702

Non-performing Assets and Classified Assets

        When a borrower fails to make a required payment on a mortgage loan within 35 days of its due date, a late notice is mailed by Perry County Savings Bank to the borrower. If payment is not made after the first notice, a second notice is mailed to the borrower approximately 15 days from the date of the first notice.

        If payments are over 60 days delinquent, personal contact with the borrower will be made by a representative of Perry County Savings Bank to establish satisfactory payment arrangements.

        Normally after the loan is 95 days past due and satisfactory payment arrangements have not been made, the loan will be recommended by management to the Board of Directors for foreclosure. An evaluation of the value of the security is made at that time, and an appraisal is made at the time a property is acquired through foreclosure.

        When deemed appropriate by management, Perry County Savings Bank may acquire the real estate by deed in lieu of foreclosure as an alternative to a foreclosure action. The decision as to when to begin foreclosure proceedings is based on such factors as the amount of loan in relation to the original indebtedness, the extent of the delinquency and the borrower's ability and willingness to cooperate in curing the delinquency. Should a foreclosure occur, the real estate is sold at public sale and may be purchased by Perry County Savings Bank.

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        The following table sets forth Perry County Savings Bank's loan delinquencies by type, by amount and by percentage of type at September 30, 2000.

	Loans Delinquent For:						Total Loans Delinquent
	60-89 Days			90 Days and Over			60 Days and Over
	Number	Amount	Percent of Loan Category	Number	Amount	Percent of Loan Category	Number	Amount	Percent of Loan Category
	(Dollars in Thousands)
Real Estate:
One- to four-family	1	$ 3.02%		1	$156	1.0%	2	$159	1.02%

Total	1	$ 3.02%		1	$156	1.0%	2	$159	--%

        Asset Quality. Perry County Savings Bank currently concentrates its lending activity primarily on one- to four-family mortgage loans in Perry County, Missouri and has traditionally experienced low non-performing asset levels. At September 30, 2000, Perry County Savings Bank had one non-performing loan. See "- Allowance for Losses on Loans."

        The table below sets forth the amounts and categories of non-performing assets in Perry County Savings Bank's loan portfolio. Loans are placed on non-accrual status when the collection of principal and/or interest become doubtful. For all years presented, Perry County Savings Bank has had no troubled debt restructurings, which involve forgiving a portion of interest or principal on any loans or making loans at a rate materially less than that of market rates, and no foreclosed assets. Foreclosed assets include assets acquired in settlement of loans.

	September 30,
	2000	1999	1998
	(Dollars in Thousands)
Non-accruing loans:
One- to four-family	$156	$---	$---
Total	156	---	---

Total non-performing assets	$156	$---	$---
Total as a percentage of total assets	.17%	---%	---%

       Other Loans of Concern. As of September 30, 2000, there were no loans classified by Perry County Savings Bank with respect to which known information about the possible credit problems of the borrowers or the cash flows of the security properties have caused management to have some doubts as to the ability of the borrowers to comply with present loan repayment terms and which may result in the future inclusion of such items in the non-performing asset categories.

       Classified Assets. Federal regulations provide for the classification of loans and other assets such as debt and equity securities considered by the Office of Thrift Supervision to be of lesser quality as "substandard," "doubtful" or "loss." An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the savings association will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that the

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weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss allowance is not warranted.

       When a savings association classifies problem assets as either substandard or doubtful, it may establish general allowances for loan losses in an amount deemed prudent by management. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When a savings association classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An association's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the association's Director at the regional Office of Thrift Supervision office, who may order the establishment of additional general or specific loss allowances.

       In connection with the filing of its periodic reports with the Office of Thrift Supervision and in accordance with its classification of assets policy, Perry County Savings Bank regularly reviews the loans in its portfolio to determine whether any loans require classification in accordance with applicable regulations. On the basis of management's review of its assets, at September 30, 2000, Perry County Savings Bank had assets of $156,000 classified as substandard.

       Allowance for Losses on Loans. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risk inherent in its loan portfolio and changes in the nature and volume of its loan activity. Such evaluation, which includes a review of all loans of which full collectibility may not be reasonably assured, considers among other matters, the estimated fair value, generally, the amount that could reasonably be expected to be received in a current sale between a willing buyer and a willing seller, of the underlying collateral, economic conditions, historical loan loss experience and other factors that warrant recognition in providing for an adequate loan loss allowance.

       Although management believes that it uses the best information available to determine the allowances, unforeseen market conditions could result in adjustments and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in making the final determination. Future additions to Perry County Savings Bank's allowances will be the result of periodic loan, property and collateral reviews and thus cannot be predicted in advance and no assurance can be made that future additions to the allowance will not be as large or larger than those in previous years. At September 30, 2000, Perry County Savings Bank had a total allowance for losses on loans of $30,000, or .17% of total gross loans. See Note 5 of the Notes to Consolidated Financial Statements included in Appendix D.

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       The following table sets forth an analysis of Perry County Savings Bank's allowance for loan losses.

	Year Ended September 30,
	2000	1999	1998
	(Dollars in Thousands)

Balance at beginning of period	$30	$25	$25

Net charge-offs	---	---	---
Additions charged to operations	---	5	---
Balance at end of period	$30	$30	$25

Ratio of net charge-offs during the period to average loans outstanding during the period	---%	---%	---%

Ratio of net charge-offs during the period to average non-performing assets	---%	---%	---%

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       The distribution of Perry County Savings Bank's allowance for losses on loans at the dates indicated is summarized as follows:

	September 30,
	2000			1999			1998
	Amount of Loan Loss Allowance	Percentage of Loans in Each Category to Total Gross Loans	Percent of Allowance to Gross Loans in Each Category	Amount of Loan Loss Allowance	Percentage of Loans in Each Category to Total Gross Loans	Percent of Allowance to Gross Loans in Each Category	Amount of Loan Loss Allowance	Percentage of Loans in Each Category to Total Gross Loans	Percent of Allowance to Gross Loans in Each Category
	(Dollars in Thousands)

One- to four-family	$30	86.1%	0.19%	$30	84.7%	0.21%	$25	84.4%	0.19%
Multi-family	---	0.1	---	---	0.2	---	---	0.3	---
Commercial real estate	---	5.0	---	---	3.6	---	---	4.6	---
Construction or land development	---	7.1	---	---	9.8	---	---	7.9	---
Consumer	---	1.7	---	---	1.7	---	---	2.8	---
Unallocated	---	---	---	---	---	---	---	---	---
Total	$30	100.0%		$30	100.0%		$25	100.0%

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Investment Activities

       Perry County Savings Bank must maintain minimum levels of investments that qualify as liquid assets under Office of Thrift Supervision regulations. Liquidity may increase or decrease depending upon the availability of funds and comparative yields on investments in relation to the return on loans. Historically, Perry County Savings Bank has generally maintained its liquid assets above the minimum requirements imposed by the Office of Thrift Supervision regulations and at a level believed adequate to meet requirements of normal daily activities, repayment of maturing debt and potential deposit outflows. As of September 30, 2000, Perry County Savings Bank met its regulatory liquidity ratio requirement, which is the ratio of liquid assets as a percentage of net withdrawable savings deposits and current borrowings. See "-Regulation - Liquidity."

       Federally chartered savings institutions have the authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, certain certificates of deposit of insured banks and savings institutions, certain bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, federally chartered savings institutions may also invest their assets in commercial paper, investment grade corporate debt securities and mutual funds whose assets conform to the investments that a federally chartered savings institution is otherwise authorized to make directly.

       Generally, the investment policy of Perry County Savings Bank is to invest funds among various categories of investments and maturities based upon Perry County Savings Bank's need for liquidity, to achieve the proper balance between its desire to minimize risk and maximize yield, to provide collateral for borrowings, and to fulfill Perry County Savings Bank's asset/liability management policies.

       Mortgage-backed Securities. Perry County Savings Bank first began making significant purchases of mortgage-backed securities in the early 1980s as an alternative to home mortgage originations for portfolio when management determined that such investments would produce higher risk-adjusted yields for Perry County Savings Bank in light of the competition and limited consumer demand for home mortgages in its market area. Perry County Savings Bank's current investment strategy emphasizes mortgage-backed securities with high credit quality, high cash flow, high liquidity and minimal prepayment risk. Perry County Savings Bank has invested primarily in federal agency securities, principally Freddie Mac, Ginnie Mae and Fannie Mae obligations and certain types of CMOs. See Note 4 of the Notes to Consolidated Financial Statements included in Appendix D.

       The Fannie Mae, Freddie Mac and Ginnie Mae certificates are modified pass-through mortgage-backed securities that represent undivided interests in underlying pools of fixed-rate, or certain types of adjustable rate, single-family residential mortgages issued by these government- sponsored entities. Fannie Mae and Freddie Mac provide the certificate holder a guarantee of timely payments of interest and scheduled principal payments, whether or not they have been collected. Ginnie Mae's guarantee to the holder of timely payments of principal and interest is backed by the full faith and credit of the U.S. government.

       A CMO is a special type of pass-through debt in which the stream of principal and interest payments on the underlying mortgages or mortgage-backed securities is used to create classes with different maturities and, in some cases, amortization schedules, as well as a residual interest, with each such class possessing different risk characteristics. Management believes these securities may represent attractive alternatives relative to other investments due to the wide variety of maturity and repayment

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options available through such investments. Perry County Savings Bank did not hold any CMOs at September 30, 2000. Perry County Savings Bank does not anticipate purchasing significant amounts of CMOs in the future.

       Mortgage-backed securities generally yield less than the loans that underlie such securities, because of the cost of payment guarantees or credit enhancements that result in nominal credit risk. In addition, mortgage-backed securities are more liquid than individual mortgage loans and may be used to collateralize obligations of Perry County Savings Bank. In general, mortgage-backed securities issued or guaranteed by Fannie Mae and Freddie Mac and certain AA-rated mortgage-backed pass-through securities are weighted at no more than 20% for risk-based capital purposes, and mortgage-backed securities issued or guaranteed by Ginnie Mae and the SBA are weighted at 0% for risk-based capital purposes, compared to an assigned risk weighting of 50% to 100% for whole residential mortgage loans. These types of securities thus allow Perry County Savings Bank to optimize regulatory capital to a greater extent than non-securitized whole loans.

       While mortgage-backed securities carry a reduced credit risk as compared to whole loans, such securities remain subject to the risk that a fluctuating interest rate environment, along with other factors such as the geographic distribution of the underlying mortgage loans, may alter the prepayment rate of such mortgage loans and so affect both the prepayment speed, and value, of such securities. The adjustable rate and/or short maturity of Perry County Savings Bank's portfolio is designed to minimize that risk. In contrast to mortgage-backed securities in which cash flow is received, and, hence, prepayment risk is shared, pro rata by all securities holders, the cash flows from the mortgages or mortgage-backed securities underlying CMOs are segmented and paid in accordance with a predetermined priority to investors holding various tranches of such securities or obligations. A particular tranche of CMOs may therefore carry prepayment risk that differs from that of both the underlying collateral and other tranches. The classes of CMOs purchased by Perry County Savings Bank have been in the lower risk tranche categories.

       Securities. At September 30, 2000, Perry County's and Perry County Savings Bank's securities, including a $750,000 investment in the common stock of the FHLB of Des Moines, totaled $5.7 million, or 6.1% of its total assets. It is Perry County Savings Bank's general policy to purchase U.S. Government securities and federal agency obligations and other investment securities. See Note 3 of the Notes to Consolidated Financial Statements included in Appendix D.

       Office of Thrift Supervision regulations restrict investments in corporate debt and equity securities by Perry County Savings Bank's. These restrictions include prohibitions against investments in the debt securities of any one issuer in excess of 15% of Perry County Savings Bank's unimpaired capital and unimpaired surplus as defined by federal regulations, which totaled $1.5 million as of September 30, 2000, plus an additional 10% if the investments are fully secured by readily marketable collateral. At September 30, 2000, Perry County Savings Bank was in compliance with this regulation. See "-Regulation - Federal Regulation of Savings Associations" for a discussion of additional restrictions on Perry County Savings Bank's investment activities.

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       The following table sets forth the composition of Perry County's and Perry County Savings Bank's securities and mortgage-backed securities at the dates indicated.

	September 30,
	2000		1999		1998
	Carrying Value	% of Total	Carrying Value	% of Total	Carrying Value	% of Total
	(Dollars in Thousands)
Debt securities:
U.S. government securities	$ ---	---%	$ ---	---%	$ ---	---%
Federal agency obligations	4,950	86.8	37,599	98.0	33,274	97.8
Subtotal	4,950	86.8	37,599	98.0	33,274	97.8
Equity securities:
FHLB stock	750	13.2	750	2.0	750	2.2
Subtotal	750	13.2	750	2.0	750	2.2
Total debt and equity securities	$ 5,700	100.0%	$38,349	100.0%	$34,024	100.0%

Other interest-earning assets:
Interest-bearing deposits with banks	$33,315	100.0%	$ 2,450	100.0%	$11,651	100.0%
Total	$33,315	100.0%	$ 2,450	100.0%	$11,651	100.0%

Mortgage-backed securities:
Ginnie Mae	$21,966	64.1%	$30,077	82.4%	$19,767	57.9%
Fannie Mae	10,001	29.2	5,959	16.3	11,103	32.5
Freddie Mac	2,299	6.7	456	1.3	3,259	9.6
Total mortgage-backed securities	$34,266	100.0%	$36,492	100.0%	$34,129	100.0%

        The composition and maturities of the securities portfolio, excluding FHLB stock and other equity securities, are indicated in the following table.

	September 30, 2000
	Less Than 1 Year	1 to 5 Years	5 to 10 Years	Over 10 Years	Total Investment Securities
	Carrying Value	Carrying Value	Carrying Value	Carrying Value	Amortized Cost	Market Value
	(Dollars in Thousands)
Federal agency obligations available-for-sale	$1,994	$2,944	$---	$---	$4,938	$4,950

Weighted average yield	6.75%	6.19%	---%	---%	6.48%

        Perry County's and Perry County Savings Bank's securities portfolio at September 30, 2000, contained neither tax-exempt securities nor securities of any issuer with an aggregate book value in excess of 10% of Perry County Savings Bank's retained earnings, excluding those issued by the U.S. government, or its agencies.

        Perry County Savings Bank's investments, including the mortgage-backed securities portfolio, are managed in accordance with a written investment policy adopted by the Board of Directors.

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Sources of Funds

        General. Perry County Savings Bank's primary sources of funds are deposits, amortization and prepayment of loan principal, borrowings, interest earned on or maturation of investment securities and short-term investments, and net earnings.

        Borrowings may be used on a short-term basis to compensate for seasonal reductions in deposits or deposit inflows at less than projected levels, and may be used on a longer-term basis to support expanded lending activities or to increase the effectiveness of Perry County Savings Bank's asset/liability management program.

        Deposits. Perry County Savings Bank offers the following types of deposit accounts: passbook savings, demand and NOW accounts, money market deposit accounts and certificates of deposit. Perry County Savings Bank only solicits deposits from its market area and does not use brokers to obtain deposits. Perry County Savings Bank relies primarily on competitive pricing policies and customer service to attract and retain these deposits.

        The flow of deposits is influenced significantly by general economic conditions, changes in money market and prevailing interest rates, and competition. Perry County Savings Bank's currently offers competitive rates on longer term certificates of deposit, the result of which is designed to extend the maturity of its liabilities. Perry County Savings Bank believes that this will have a positive effect on its results of operations, both for asset/liability management purposes and in the event market rates of interest increase.

        The variety of deposit accounts offered by Perry County Savings Bank has allowed it to be competitive in obtaining funds and to respond with flexibility to changes in consumer demand. Perry County Savings Bank has become more susceptible to short-term fluctuations in deposit flows, as customers have become more interest rate conscious. Based on its experience, Perry County Savings Bank believes that its passbook savings, demand and NOW accounts and certificates of deposit are relatively stable sources of deposits. However, the ability of Perry County Savings Bank to attract and maintain certificates of deposit, and the rates paid on these deposits, has been and will continue to be significantly affected by market conditions.

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        The following table sets forth the savings flows at Perry County Savings Bank during the periods indicated.

	Year Ended September 30,
	2000	1999	1998
	(In Thousands)

Opening balance	$67,747	$64,151	$61,071
Deposits	38,438	39,712	36,467
Withdrawals	(42,222)	(38,698)	(35,827)
Interest credited	2,646	2,582	2,440

Ending balance	$66,609	$67,747	$64,151

Net increase (decrease)	$ (1,138)	$ 3,596	$ 3,080
Percent increase (decrease)	(1.68)%	5.61%	5.04%

        The following table sets forth the dollar amount of savings deposits in the various types of deposit programs offered by Perry County Savings Bank at the dates indicated.

	September 30,
	2000		1999		1998
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
	Dollars in Thousands)

Transactions and Savings Deposits:

Noninterest Bearing NOW Accounts	$ 41	0.1%	$ 59	0.1%	$ 81	0.1%
NOW Accounts 2.25%	3,589	5.4	3,468	5.1	3,015	4.7
Passbook Accounts 2.75%	3,636	5.5	4,075	6.0	4,004	6.3
Money Market Accounts 4.96%, 4.72% and 4.69%	9,553	14.3	10,046	14.8	8,218	12.8

Total Non-Certificates	16,819	25.3	17,648	26.0	15,318	23.9

Certificates:

2.00 - 4.00%	130	0.2	120	0.2	117	0.2
4.01 - 6.00%	24,596	36.9	48,471	71.6	44,265	69.0
6.01 - 8.00%	25,064	37.6	1,509	2.2	4,451	6.9

Total Certificates	49,790	74.7	50,100	74.0	48,833	76.1
Total Deposits	$66,609	100.0%	$67,748	100.0%	$64,151	100.0%

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        The following table shows rate and maturity information for Perry County Savings Bank's certificates of deposit as of September 30, 2000.

	2.00- 4.00%	4.01- 6.00%	6.01- 8.00%	Total	Percent of Total
	(Dollars in Thousands)
Certificate accounts maturing in year ending:

September 30, 2001	$130	$18,195	$22,191	$40,516	81.4%
September 30, 2002	---	3,932	2,857	6,789	13.6
September 30, 2003	---	1,782	16	1,798	3.6
September 30, 2004	---	491	---	491	1.0
September 30, 2005	---	196	---	196.4

Total	$130	$24,596	$25,064	$49,790	100.0%

Percent of total	.3%	49.4%	50.3%	100.0%
_______________
(1)        Includes deposits from governmental and other public entities.

        The following table indicates the amount of Perry County Savings Bank's certificates of deposit and other deposits by time remaining until maturity as of September 30, 2000.

	Maturity
	3 Months or Less	Over 3 to 6 Months	Over 6 to 12 Months	Over 12 Months	Total
	(In Thousands)

Certificates of deposit less than $100,000	$ 8,822	$10,607	$13,288	$9,274	$41,991

Certificates of deposit of $100,000 or more	3,131	2,582	2,086	---	7,799

Total certificates of deposit	$11,953	$13,189	$15,374	$9,274	$49,790
____________
(1) Includes deposits from governmental and other public entities.

        Generally, Perry County Savings Bank's does not pay interest rates on its jumbo certificates of deposit (certificates of deposit with balances of $100,000 or more) in excess of the interest rates paid on certificates of deposit with balances of less than $100,000.

        Borrowings. On occasion, Perry County Savings Bank has used advances from the FHLB of Des Moines to supplement its deposits when the rates are favorable. As a member of the FHLB of Des Moines, Perry County Savings Bank is required to own capital stock and is authorized to apply for advances. Each FHLB credit program has its own interest rate, which may be fixed or variable, and includes a range of maturities. The FHLB of Des Moines may prescribe the acceptable uses to which these advances may be put, as well as limitations on the size of the advances and repayment provisions.

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        There were $15.0 million of advances from FHLB of Des Moines outstanding as of September 30, 2000.

        The following table sets forth the maximum month-end balance and average balance of FHLB advances for the periods indicated.

	Year Ended September 30,
	2000	1999	1998
	(Dollars in Thousands)
Maximum Balance:
FHLB advances	$15,000	$15,000	$15,000

Average Balance:
FHLB advances	$15,000	$15,000	$ 8,538

        The following table sets forth certain information as to Perry County Savings Bank's borrowings at the dates indicated.

	September 30,
	2000	1999	1998
	(Dollars in Thousands)

FHLB advances	$15,000	$15,000	$15,000
Total borrowings	$15,000	$15,000	$15,000

Weighted average interest rate of FHLB advances	5.5%	5.5%	5.5%

Subsidiary and Other Activities

        As a federally chartered savings association, Perry County Savings Bank is permitted by Office of Thrift Supervision regulations to invest up to 2% of its assets in the stock of, or unsecured loans to, service corporation subsidiaries. Perry County Savings Bank may invest an additional 1% of its assets in service corporations where such additional funds are used for inner-city or community development purposes. At September 30, 2000, Perry County Savings Bank had no subsidiaries.

Regulation

        General. Perry County Savings Bank is a federally chartered savings bank, the deposits of which are federally insured and backed by the full faith and credit of the United States Government. Accordingly, Perry County Savings Bank is subject to broad federal regulation and oversight extending to all its operations. Perry County Savings Bank is a member of the FHLB of Des Moines and is subject to certain limited regulation by the Board of Governors of the Federal Reserve System ("Federal Reserve Board"). As the savings and loan holding company of Perry County Savings Bank, Perry County also is subject to federal regulation and oversight. The purpose of the regulation of Perry County and other holding companies is to protect subsidiary savings associations. Perry County Savings Bank is a member of the Savings Association Insurance Fund ("SAIF") and the deposits of Perry County Savings Bank are insured by the FDIC. As a result, the FDIC has certain regulatory and examination authority over Perry County Savings Bank.

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        Certain of these regulatory requirements and restrictions are discussed below or elsewhere in this document.

        Federal Regulation of Savings Associations. The Office of Thrift Supervision has extensive authority over the operations of savings associations. As part of this authority, Perry County Savings Bank is required to file periodic reports with the Office of Thrift Supervision and is subject to periodic examinations by the Office of Thrift Supervision and the FDIC. The last regular Office of Thrift Supervision examination of Perry County Savings Bank was as of February 28, 2000. All savings associations are subject to a semi-annual assessment, based upon the savings association's total assets, to fund the operations of the Office of Thrift Supervision.

        The Office of Thrift Supervision also has extensive enforcement authority over all savings institutions and their holding companies, including Perry County Savings Bank and Perry County. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the Office of Thrift Supervision. Except under certain circumstances, public disclosure of final enforcement actions by the Office of Thrift Supervision is required.

        In addition, the investment, lending and branching authority of Perry County Savings Bank is prescribed by federal laws and it is prohibited from engaging in any activities not permitted by such laws. For instance, no savings institution may invest in non-investment grade corporate debt securities. In addition, the permissible level of investment by federal associations in loans secured by non-residential real property may not exceed 400% of total capital, except with approval of the Office of Thrift Supervision. Federal savings associations are also generally authorized to branch nationwide. Perry County Savings Bank is in compliance with the noted restrictions.

        Perry County Savings Bank's general permissible lending limit for loans-to-one-borrower is equal to the greater of $500,000 or 15% of unimpaired capital and surplus (except for loans fully secured by certain readily marketable collateral, in which case this limit is increased to 25% of unimpaired capital and surplus). At September 30, 2000, Perry County Savings Bank's lending limit under this restriction was $1.5 million. Perry County Savings Bank is in compliance with the loans-to-one-borrower limitation.

        The Office of Thrift Supervision, as well as the other federal banking agencies, has adopted guidelines establishing safety and soundness standards on such matters as loan underwriting and documentation, internal controls and audit systems, interest rate risk exposure and compensation and other employee benefits. Any institution which fails to comply with these standards must submit a compliance plan.

        Insurance of Accounts and Regulation by the FDIC. Perry County Savings Bank is a member of the SAIF, which is administered by the FDIC. Deposits are insured up to applicable limits by the FDIC and such insurance is backed by the full faith and credit of the United States Government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the FDIC. The FDIC also has the authority to initiate enforcement actions against savings associations, after giving the Office

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of Thrift Supervision an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

        The FDIC's deposit insurance premiums are assessed through a risk-based system under which all insured depository institutions are placed into one of nine categories, based upon their level of capital and supervisory evaluation. Under the system, institutions classified as well capitalized (i.e., a core capital ratio of at least 5%, a ratio of Tier 1 or core capital to risk-weighted assets ("Tier 1 risk-based capital") of at least 6% and a risk-based capital ratio of at least 10%) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (i.e., core or Tier 1 risk-based capital ratios of less than 4% or a risk-based capital ratio of less than 8%) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions will be made by the FDIC for each semi-annual assessment period. As of September 30, 2000, Perry County Savings Bank met the requirements of a well-capitalized institution.

        Regulatory Capital Requirements. Federally insured savings associations, such as Perry County Savings Bank, are required to maintain a minimum level of regulatory capital. The Office of Thrift Supervision has established capital standards, including a tangible capital requirement, a leverage ratio (or core capital) requirement and a risk-based capital requirement applicable to such savings associations. These capital requirements must be generally as stringent as the comparable capital requirements for national banks. The Office of Thrift Supervision is also authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis.

        The capital regulations require tangible capital of at least 1.5% of adjusted total assets (as defined by regulation). Tangible capital generally includes common stockholders' equity and retained income, and certain noncumulative perpetual preferred stock and related income. In addition, all intangible assets, other than a limited amount of purchased mortgage servicing rights, must be deducted from tangible capital for calculating compliance with the requirement. At September 30, 2000, Perry County Savings Bank did not have any intangible assets.

        The Office of Thrift Supervision regulations establish special capitalization requirements for savings associations that own subsidiaries. In determining compliance with the capital requirements, all subsidiaries engaged solely in activities permissible for national banks or engaged in certain other activities solely as agent for its customers are "includable" subsidiaries that are consolidated for capital purposes in proportion to the association's level of ownership. For excludable subsidiaries the debt and equity investments in such subsidiaries are deducted from assets and capital.

        At September 30, 2000, Perry County Savings Bank had tangible capital of $10.2 million, or 11.0% of adjusted total assets, which is approximately $8.8 million above the minimum requirement of 1.5% of adjusted total assets in effect on that date. See also Note 10 of Notes to Consolidated Financial Statements included in Appendix D.

        The capital standards also require core capital equal to at least 3% of adjusted total assets. Core capital generally consists of tangible capital plus certain intangible assets, including a limited amount of purchased credit card relationships. As a result of the prompt corrective action provisions discussed below, however, a savings association must maintain a core capital ratio of at least 4% to be considered adequately capitalized unless its supervisory condition is such to allow it to maintain a 3% ratio. At September 30, 2000, Perry County Savings Bank had no intangibles which were subject to these tests.

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        At September 30, 2000, Perry County Savings Bank had core capital equal to $10.2 million, or 11.0% of adjusted total assets, which is $6.5 million above the minimum leverage ratio requirement of 4% as in effect on that date.

        The Office of Thrift Supervision risk-based requirement requires savings associations to have total capital of at least 8% of risk-weighted assets. Total capital consists of core capital, as defined above, and supplementary capital. Supplementary capital consists of certain permanent and maturing capital instruments that do not qualify as core capital and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. Supplementary capital may be used to satisfy the risk-based requirement only to the extent of core capital. The Office of Thrift Supervision is also authorized to require a savings association to maintain an additional amount of total capital to account for concentration of credit risk and the risk of non-traditional activities. At September 30, 2000, Perry County Savings Bank was in compliance with this requirement.

        Certain exclusions from capital and assets are required to be made for the purpose of calculating total capital. Such exclusions consist of equity investments (as defined by regulation) and that portion of land loans and nonresidential construction loans in excess of an 80% loan-to-value ratio and reciprocal holdings of qualifying capital instruments. Perry County Savings Bank had no such exclusions from capital and assets at September 30, 2000.

        In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet items, will be multiplied by a risk weight, ranging from 0% to 100%, based on the risk inherent in the type of asset. For example, the Office of Thrift Supervision has assigned a risk weight of 50% for prudently underwritten permanent one- to four-family first lien mortgage loans not more than 90 days delinquent and having a loan to value ratio of not more than 80% at origination unless insured to such ratio by an insurer approved by Fannie Mae or Freddie Mac.

        At September 30, 2000, Perry County Savings Bank had total risk-based capital of $10.2 million and risk-weighted assets of $22.0 million; or total capital of 46.5% of risk-weighted assets. This amount was $8.5 million above the 8% requirement in effect on that date.

        The Office of Thrift Supervision and the FDIC are authorized and, under certain circumstances required, to take certain actions against savings associations that fail to meet their capital requirements. The Office of Thrift Supervision is generally required to take action to restrict the activities of an "undercapitalized association" (generally defined to be one with less than either a 4% core capital ratio, a 4% Tier 1 risk-based capital ratio or an 8% risk-based capital ratio). Any such association must submit a capital restoration plan and until such plan is approved by the Office of Thrift Supervision may not increase its assets, acquire another institution, establish a branch or engage in any new activities, and generally may not make capital distributions. The Office of Thrift Supervision is authorized to impose the additional restrictions that are applicable to significantly undercapitalized associations.

        As a condition to the approval of the capital restoration plan, any company controlling an undercapitalized association must agree that it will enter into a limited capital maintenance guarantee with respect to the institution's achievement of its capital requirements.

        Any savings association that fails to comply with its capital plan or is "significantly undercapitalized" (i.e., Tier 1 risk-based or core capital ratios of less than 3% or a risk-based capital ratio of less than 6%) must be made subject to one or more of additional specified actions and operating

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restrictions which may cover all aspects of its operations and include a forced merger or acquisition of the association. An association that becomes "critically undercapitalized" (i.e., a tangible capital ratio of 2% or less) is subject to further mandatory restrictions on its activities in addition to those applicable to significantly undercapitalized associations. In addition, the Office of Thrift Supervision must appoint a receiver (or conservator with the concurrence of the FDIC) for a savings association, with certain limited exceptions, within 90 days after it becomes critically undercapitalized. Any undercapitalized association is also subject to the general enforcement authority of the Office of Thrift Supervision and the FDIC, including the appointment of a conservator or a receiver.

        The Office of Thrift Supervision is also generally authorized to reclassify an association into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

        The imposition by the Office of Thrift Supervision or the FDIC of any of these measures on Perry County Savings Bank may have a substantial adverse effect on Perry County Savings Bank's operations and profitability. Perry County shareholders do not have preemptive rights, and therefore, if Perry County is directed by the Office of Thrift Supervision or the FDIC to issue additional shares of common stock, such issuance may result in the dilution in the percentage of ownership of Perry County.

        Limitations on Dividends and Other Capital Distributions. Office of Thrift Supervision regulations impose various restrictions or requirements on associations with respect to their ability to pay dividends or make other distributions of capital. Office of Thrift Supervision regulations generally permit a Federal savings association to pay dividends in any calendar year equal to net earnings for that year plus net earnings for the preceding two years.

        Liquidity. All savings associations, including Perry County Savings Bank, are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. For a discussion of what Perry County Savings Bank includes in liquid assets, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" included in Appendix D. This liquid asset ratio requirement may vary from time to time depending upon economic conditions and savings flows of all savings associations.

        Penalties may be imposed upon associations for violations of the liquid asset ratio requirement. At September 30, 2000, Perry County Savings Bank was in compliance with the requirement.

        Qualified Thrift Lender Test. All savings associations, including Perry County Savings Bank, are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. This test requires a savings association to have at least 65% of its portfolio assets (as defined by regulation) in qualified thrift investments on a monthly average for nine out of every 12 months on a rolling basis. As an alternative, the savings association may maintain 60% of its assets in those assets specified in Section 7701(a)(19) of the Internal Revenue Code. Under either test, such assets primarily consist of residential housing related loans and investments. At September 30, 2000, Perry County Savings Bank met the QTL test.

        Any savings association that fails to meet the QTL test must convert to a national bank charter, unless it requalifies as a QTL and thereafter remains a QTL. If an association does not requalify and converts to a national bank charter, it must remain SAIF-insured until the FDIC permits it to transfer to

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the BIF. If such an association has not yet requalified or converted to a national bank, its new investments and activities are limited to those permissible for both a savings association and a national bank, and it is limited to national bank branching rights in its home state. In addition, the association is immediately ineligible to receive any new FHLB borrowings and is subject to national bank limits for payment of dividends. If such association has not requalified or converted to a national bank within three years after the failure, it must divest of all investments and cease all activities not permissible for a national bank. In addition, it must repay promptly any outstanding FHLB borrowings, which may result in prepayment penalties. If any association that fails the QTL test is controlled by a holding company, then within one year after the failure, the holding company must register as a bank holding company and become subject to all restrictions on bank holding companies. See "- Holding Company Regulation."

        Community Reinvestment Act. Under the Community Reinvestment Act ("CRA"), every FDIC insured institution has a continuing and affirmative obligation consistent with safe and sound banking practices to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the Office of Thrift Supervision, in connection with the examination of Perry County Savings Bank, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications, such as a merger or the establishment of a branch, by Perry County Savings Bank. An unsatisfactory rating may be used as the basis for the denial of an application by the Office of Thrift Supervision.

        The federal banking agencies, including the Office of Thrift Supervision, have recently revised the CRA regulations and the methodology for determining an institution's compliance with the CRA. Due to the heightened attention being given to the CRA in the past few years, Perry County Savings Bank may be required to devote additional funds for investment and lending in its local community. Perry County Savings Bank was examined for CRA compliance in 1997 and received a rating of "Satisfactory."

        Transactions with Affiliates. Generally, transactions between a savings association or its subsidiaries and its affiliates are required to be on terms as favorable to the association as transactions with non-affiliates. In addition, certain of these transactions, such as loans to an affiliate, are restricted to a percentage of the association's capital. Affiliates of Perry County Savings Bank include Perry County and any company which is under common control with Perry County Savings Bank. In addition, a savings association may not lend to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of most affiliates. Perry County Savings Bank's subsidiaries are not deemed affiliates; however, the Office of Thrift Supervision has the discretion to treat subsidiaries of savings associations as affiliates on a case by case basis.

        Certain transactions with directors, officers or controlling persons are also subject to conflict of interest regulations enforced by the Office of Thrift Supervision. These conflict of interest regulations and other statutes also impose restrictions on loans to such persons and their related interests. Among other things, such loans must be made on terms substantially the same as for loans to unaffiliated individuals.

        Holding Company Regulation. Perry County is a unitary savings and loan holding company subject to regulatory oversight by the Office of Thrift Supervision. As such, Perry County is required to

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register and file reports with the Office of Thrift Supervision and is subject to regulation and examination by the Office of Thrift Supervision. In addition, the Office of Thrift Supervision has enforcement authority over the holding company and its non-savings association subsidiaries which also permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings association.

        As a unitary savings and loan holding company, Perry County generally is not subject to activity restrictions. If Perry County acquires control of another savings association as a separate subsidiary, it would become a multiple savings and loan holding company, and the activities of Perry County and any of its subsidiaries, other than Perry County Savings Bank or any other SAIF-insured savings association, would become subject to such restrictions unless such other associations each qualify as a QTL and were acquired in a supervisory acquisition.

        If Perry County Savings Bank fails the QTL test, Perry County must obtain the approval of the Office of Thrift Supervision prior to continuing after such failure, directly or through its other subsidiaries, any business activity other than those approved for multiple savings and loan holding companies or their subsidiaries. In addition, within one year of such failure Perry County must register as, and will become subject to, the restrictions applicable to bank holding companies. The activities authorized for a bank holding company are more limited than are the activities authorized for a unitary or multiple savings and loan holding Company. See "--Qualified Thrift Lender Test."

        Perry County must obtain approval from the Office of Thrift Supervision before acquiring control of any other SAIF-insured association. Such acquisitions are generally prohibited if they result in a multiple savings and loan holding company controlling savings associations in more than one state. However, such interstate acquisitions are permitted based on specific state authorization or in a supervisory acquisition of a failing savings association.

        Federal Securities Law. The common stock of Perry County is registered with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Perry County is subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Exchange Act.

        Perry County stock held by persons who are affiliates, generally officers, directors and principal stockholders, of Perry County may not be resold without registration or unless sold in accordance with certain resale restrictions. If Perry County meets specified current public information requirements, each affiliate of Perry County is able to sell in the public market, without registration, a limited number of shares in any three-month period.

        Federal Reserve System. The Federal Reserve Board requires all depository institutions to maintain non-interest bearing reserves at specified levels against their transaction accounts, primarily checking, NOW and Super NOW checking accounts. At September 30, 2000, Perry County Savings Bank was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements that may be imposed by the Office of Thrift Supervision. See " -Liquidity."

        Savings associations are authorized to borrow from the Federal Reserve Bank "discount window," but Federal Reserve Board regulations require associations to exhaust other reasonable alternative sources of funds, including FHLB borrowings, before borrowing from the Federal Reserve Bank.

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        Federal Home Loan Bank System. Perry County Savings Bank is a member of the FHLB of Des Moines, which is one of 12 regional FHLBs, that administers the home financing credit function of savings associations. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures, established by the board of directors of the FHLB, which are subject to the oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing.

        As a member, Perry County Savings Bank is required to purchase and maintain stock in the FHLB of Des Moines. At September 30, 2000, Perry County Savings Bank had $750,000 in FHLB stock, which was in compliance with this requirement.

        Under federal law the FHLBs are required to provide funds for the resolution of troubled savings associations and to contribute to low- and moderately priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of FHLB stock in the future. A reduction in value of Perry County's Savings Bank FHLB stock may result in a corresponding reduction in Perry County's Savings Bank capital.

Federal and State Taxation

        Federal Taxation. Savings associations like Perry County Savings Bank that meet certain definitional tests relating to the composition of assets and other conditions prescribed by the Internal Revenue Code of 1986, as amended (the "Code"), are permitted to establish reserves for bad debts and to make annual additions thereto which may, within specified formula limits, be taken as a deduction in computing taxable income for federal income tax purposes. Under the experience method, the bad debt reserve deduction is an amount determined under a formula based generally upon the bad debts actually sustained by the savings association over a period of years.

        In August 1996, legislation was enacted that repealed the percentage of taxable income method used by many thrifts, including Perry County Savings Bank, to calculate their bad debt reserve for federal income tax purposes. As a result, thrifts like Perry County Savings Bank must recapture that portion of the reserve that exceeds the amount that could have been taken under the experience method for tax years beginning after December 31, 1987. The recapture occurs over a six-year period, commencing with the 1998 tax year. At September 30, 2000, Perry County Savings Bank had approximately $292,000 in bad debt reserves subject to recapture for federal income tax purposes. The deferred tax liability related to the recapture has been previously established so there will be no effect on future net income.

        In addition to the regular income tax, corporations, including savings associations such as Perry County Savings Bank, generally are subject to a minimum tax. An alternative minimum tax is imposed at a minimum tax rate of 20% on alternative minimum taxable income, which is the sum of a corporation's

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regular taxable income (with certain adjustments) and tax preference items, less any available exemption. The alternative minimum tax is imposed to the extent it exceeds the corporation's regular income tax and net operating losses can offset no more than 90% of alternative minimum taxable income.

        A portion of Perry County Savings Bank's reserves for losses on loans may not, without adverse tax consequences, be utilized for the payment of cash dividends or other distributions to a shareholder (including distributions on redemption, dissolution or liquidation) or for any other purpose (except to absorb bad debt losses). As of September 30, 2000, the portion of Perry County's reserves subject to this treatment for tax purposes totaled approximately $1.4 million.

        Perry County Savings Bank files federal income tax returns on a calendar year basis using the accrual method of accounting. Perry County does not anticipate filing consolidated federal income tax returns with Perry County Savings Bank. Perry County and Perry County Savings Bank have not been audited by the IRS within the last ten years.

        Missouri Taxation. Missouri-based thrift institutions, such as Perry County Savings Bank, are subject to a special financial institutions tax, based on net earnings without regard to net operating loss carryforwards, at the rate of 7% of net earnings. This tax is in lieu of all other state taxes on thrift institutions, on their property, capital or income, except taxes on tangible personal property owned by Perry County Savings Bank, contributions paid pursuant to the unemployment compensation law of Missouri, real estate taxes, social security taxes, sales taxes and use taxes. In addition, Perry County Savings Bank is entitled to credit against this tax all taxes paid to the State of Missouri or any political subdivision except taxes on tangible personal property owned by Perry County Savings Bank and held for lease or rental to others and on real estate, contributions paid pursuant to the unemployment compensation law of Missouri, social security taxes, sales taxes and use taxes, and taxes imposed by the Missouri financial institutions tax law. Missouri thrift institutions are not subject to the regular state corporate income tax.

Competition

        Perry County Savings Bank faces strong competition, both in originating loans and in attracting deposits. Competition in originating loans comes primarily from other commercial banks and savings associations making loans secured by real estate located in Perry County Savings Bank's market area. Perry County Savings Bank competes for loans principally on the basis of the quality of services it provides to borrowers, interest rates and loan fees it charges, and the types of loans it originates.

        Perry County Savings Bank attracts all of its deposits through its retail banking office, primarily from the communities it serves. Therefore, competition for those deposits is principally from other commercial banks, savings associations and credit unions located or doing business in the same and surrounding communities. Perry County Savings Bank competes for these deposits by offering deposit accounts at competitive rates and convenient business hours.

        Perry County Savings Bank's primary market area is Perry County, Missouri. There are four commercial banks and one savings association which compete for deposits and loans in Perry County.

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Employees

        Perry County Savings Bank had eight full-time employees and one part-time employee as of September 30, 2000, none of whom was represented by a collective bargaining agreement. Perry County Savings Bank believes that it enjoys good relations with its personnel. There are no executive officers of Perry County and Perry County Savings Bank who are not directors.

Description of Properties

        The following table sets forth the location and certain additional information regarding Perry County Savings Bank's office at September 30, 2000. The office is owned by Perry County Savings Bank. At September 30, 2000, Perry County Savings Bank's premises and equipment had an aggregate net book value of $288,000.

	Year Opened	Square Footage	Net Book Value of Premises and Equipment
Office:
14 North Jackson Street Perryville, Missouri	1957	4,780	$288,000

        Perry County Savings Bank's accounting and record-keeping activities are maintained on an on-line basis with an independent service bureau.

Legal Proceedings

        Currently, Perry County Savings Bank is not involved in any pending legal proceedings other than a routine legal proceeding occurring in the ordinary course of business, which in the aggregate involves an amount that is believed by management to be immaterial to the financial condition of Perry County.

BENEFICIAL OWNERSHIP OF PERRY COUNTY COMMON STOCK

        Stockholders of record as of the close of business on May 17, 2001 will be entitled to one vote for each share of our common stock then held. As of that date, we had 741,928 shares of common stock issued and outstanding. The following table sets forth information regarding the share ownership of:

  each holder of more than 5% of our outstanding common stock, including our Employee Stock Ownership Plan,

  each member of our Board of Directors and each executive officer who is not a director, and all of our and Perry County Savings Bank's directors and executive officers as a group.

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Beneficial Owner	Shares Beneficially Owned	Percent of Class
Perry County Financial Corporation Employee Stock Ownership Plan 14 North Jackson Street Perryville, Missouri 63775 (1)	65,550	8.84%

The Roosevelt Group, L.L.C. 400 North Fifth Street, Suite 200 St. Charles, Missouri 63301 and Bradshaw Capital Management, L.L.C. P.O. Box 1972 Village of Pinehurst, North Carolina 28370 (2)	48,740	6.57

Gilster-Mary Lee Corporation 1037 State Street Chester, Illinois 62233(3)	68,600	9.25

Leo J. Rozier President and Chief Executive Officer 14 North Jackson Street Perryville, Missouri 63775 (4)	94,737	12.77

Stephen C. Rozier Assistant Vice President and Assistant Secretary 14 North Jackson Street Perryville, Missouri 63775(4)	14,681	1.98

James K. Young Director 14 North Jackson Street Perryville, Missouri 63775 (4)	9,836	1.33

Milton A. Vogel Director 14 North Jackson Street Perryville, Missouri 63775 (4)	11,336	1.53

Thomas L. Hoeh Director 14 North Jackson Street Perryville, Missouri 63775 (4)	7,338.99

Directors and executive officer of Perry County as a group (5 persons) (4)	137,928	18.60
______________________

(1)	The amount reported represents shares held by the Employee Stock Ownership Plan ("ESOP"), 22,431 of which were allocated to accounts of participants. First Bankers Trust Co., N.A., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants. Pursuant to the terms of the ESOP, participants have the right to direct the voting of shares allocated to participant accounts.

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(2)	As reported on Amendment No. 2 to Schedule 13D filed August 4, 2000. The Roosevelt Group, L.L.C. and Bradshaw Capital Management, L.L.C. each reported sole voting and dispositive power over the 48,740 shares of Common Stock.

(3)	As reported on Amendment No. 1 to a Schedule 13G filed January 28, 2000, in which Gilster-Mary Lee Corporation reported sole voting and dispositive power over 68,600 shares of common stock.
(4)	Includes shares held directly, as well as jointly with family members, and shares held in retirement accounts in a fiduciary capacity or by certain family members, with respect to which shares the listed individual or group members may be deemed to have sole voting and/or investment power. Included in the shares beneficially owned are options to purchase shares of Common Stock granted under the Company's 1995 Stock Option and Incentive Plan ("Stock Option Plan"), which options are currently exercisable or exercisable within 60 days of the Record Date, totaling 21,411 for Mr. Rozier, 4,110 for Stephen C. Rozier, 4,282 for Mr. Young, 4,282 for Mr. Vogel, and 4,282 for Mr. Hoeh (38,367 for all directors and executive officers of Perry County as a group).

STOCKHOLDER PROPOSALS

        In the event that Perry County stockholders approve the merger agreement and the merger is consummated, there will be no annual meeting of Perry County stockholders for the current year. If the merger is not consummated, any proposal which a stockholder wishes to have included in our proxy materials for the next annual meeting of stockholders must be received at our main office located at 14 North Jackson Street, Perryville, Missouri 63775, Attention: James K. Young, Acting Secretary, no later than July 6, 2001. Otherwise, any stockholder proposal to take action at the next annual meeting requires the stockholder to provide notice to us which must be received at our main office not more than ten (10) days after notice of the annual meeting has been mailed to stockholders. The stockholder's notice must include certain information as specified in our bylaws. Nothing in this paragraph shall be deemed to require us to include in our proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. In addition, all stockholder proposals must comply with our bylaws and Missouri law.

OTHER MATTERS

        Each proxy solicited also confers discretionary authority on the named proxies to vote the proxy with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the special meeting. Our Board of Directors is not aware of any business to come before the special meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the special meeting, it is intended that proxy holders will act in accordance with their best judgment.

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Appendix A

AGREEMENT AND PLAN OF MERGER

among

JEFFERSON COUNTY BANCSHARES, INC.
a Missouri corporation

and

PCFC ACQUISITION CORP.
a Missouri corporation

and

PERRY COUNTY FINANCIAL CORPORATION
a Missouri corporation

January 26, 2001

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TABLE OF CONTENTS

Page

Recitals	1
ARTICLE I THE MERGER
1.01. The Merger	1
1.02. Closing	1
1.03. Effective Time	1
1.04. Additional Actions	2
1.05. Articles of Incorporation and By-Laws	2
1.06. Board of Directors and Officers	2
1.07. Conversion of Securities	2
1.08. Exchange Procedures	2
1.09. Closing of Stock Transfer Books	3
1.10. Dissenting Shares	4
1.11. Stock Options	4
1.12. Material Adverse Effect	4
ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER
2.01. Organization and Authority	5
2.02. Subsidiaries.	5
2.03. Capitalization	6
2.04. Authorization.	6
2.05. Seller Financial Statements	7
2.06. Seller Reports	7
2.07. Title to and Condition of Assets	8
2.08. Real Property	8
2.09. Taxes	9
2.10. Material Adverse Effect	9
2.11. Loans, Commitments and Contracts	10
2.12. Absence of Defaults	12
2.13. Litigation and Other Proceedings	12
2.14. Directors' and Officers' Insurance	12
2.15. Compliance with Laws	13
2.16. Labor	14
2.17. Material Interests of Certain Persons	14
2.18. Allowance for Loan and Lease Losses; Non-Performing Assets; Financial Assets	14
2.19. Employee Benefit Plans	16
2.20. Conduct of Seller to Date	17
2.21. Absence of Undisclosed Liabilities	18
2.22. Proxy Statement, Etc.	18
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2.23. Registration Obligations	19
2.24. Regulatory Matters	19
2.25. Brokers and Finders	19
2.26. Interest Rate Risk Management Instruments	19
2.27. Accuracy of Information	19
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER
3.01. Organization and Authority	20
3.02. Authorization	20
3.03. Buyer Financial Statements	20
3.04. Material Adverse Effect	21
3.05. Litigation and Other Proceedings	21
3.06. Accuracy of Information	21
3.07. Certain Information	21
3.08. Financial Resources	21
3.09. Regulatory Matters	21
ARTICLE IV CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME
4.01. Conduct of Businesses Prior to the Effective Time	21
4.02. Forbearances of Seller	21
4.03. Forbearances of Buyer and Merger Sub	23
ARTICLE V ADDITIONAL AGREEMENTS
5.01. Access and Information; Due Diligence	24
5.02. Proxy Statement; Regulatory Matters	24
5.03. Shareholder Approval	25
5.04. Current Information	25
5.05. Conforming Entries	25
5.06. Environmental Reports	26
5.07. Expenses	27
5.08. Miscellaneous Agreements and Consents	27
5.09. Employee Agreements and Benefits	28
5.10. Press Releases	29
5.11. State Takeover Statutes	29
5.12. Indemnification; Insurance	29
5.13. Financing	31
5.14. System Conversion	31
5.15. Disclosure Supplements	31
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ARTICLE VI CONDITIONS
6.01. Conditions to Each Party's Obligation To Effect the Merger	31
6.02. Conditions to Obligations of Seller	32
6.03. Conditions to Obligations of the Buyer	32
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER
7.01. Termination	33
7.02. Effect of Termination	34
7.03. Amendment	34
7.04. Waiver	34
ARTICLE VIII GENERAL PROVISIONS
8.01. Non-Survival of Representations, Warranties and Agreements	34
8.02. Indemnification	35
8.03. Liquidated Damages	35
8.04. No Assignment; Successors and Assigns	35
8.05. Severability	36
8.06. No Implied Waiver	36
8.07. Headings	36
8.08. Entire Agreement	36
8.09. Counterparts	36
8.10. Notices	36
8.11. Governing Law	37

Exhibit A - Buyer's Opinion
Exhibit B - Seller's Opinion

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LIST OF SCHEDULES

Schedule 2.01                Articles/Bylaws/Lists of Shareholder
Schedule 2.02                Subsidiaries/Equity Securities
Schedule 2.03                List of Optionees/Exercise Price/Shares Subject to Options
Schedule 2.04(b)           Authorizations
Schedule 2.05(a)           AuthorizationsFinancial Statements
Schedule 2.07(b)           Disposition of Material Assets
Schedule 2.08(a)           Owned Real Property/Leased Real Property
Schedule 2.08(c)           Interest in Real Property
Schedule 2.09               Tax Returns
Schedule 2.11(a)           Deposits/Commitments
Schedule 2.11(c)           Insurance
Schedule 2.11(f)            Loans
Schedule 2.13               Seller Litigation
Schedule 2.15               Compliance with Laws
Schedule 2.18(c)           Real Estate Acquired through Foreclosure and Repossession
Schedule 2.18(d)           Non-Performing Assets
Schedule 2.18(f)            Investment Securities
Schedule 2.19(a)           Employee Benefit Plans
Schedule 2.19(d)           Post-retirement Health and Medical Benefits
Schedule 2.19(f)            Change in Control Payments
Schedule 2.20               Conduct of Seller
Schedule 2.26(a)           Derivative Securities

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AGREEMENT AND PLAN OF MERGER

              This AGREEMENT AND PLAN OF MERGER (this "Agreement"), made and entered into as of the 26th day of January 2001 by and among Jefferson County Bancshares, Inc., a Missouri corporation ("Buyer"), PCFC Acquisition Corp., a Missouri corporation and wholly owned subsidiary of Buyer ("Merger Sub"), and Perry County Financial Corporation, a Missouri corporation ("Seller").

              WHEREAS, Buyer is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"); and

              WHEREAS, Seller is registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (the "HOLA"); and

              WHEREAS, the respective Boards of Directors of Buyer, Merger Sub and Seller have approved the merger (the "Merger") of Merger Sub with and into Seller pursuant to the terms and subject to the conditions contained in this Agreement; and

              WHEREAS, the parties desire to provide certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

              NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

ARTICLE I

THE MERGER

              1.01.       The Merger.   Subject to the terms and conditions of this Agreement, Merger Sub shall be merged with and into Seller in accordance with Chapter 351 of the Missouri Revised Statutes (the "Missouri Statute"), and the separate corporate existence of Merger Sub shall cease.  Seller shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and shall continue to be governed by the laws of the State of Missouri.

              1.02.       Closing.   The closing (the "Closing") of the Merger, unless the parties hereto shall otherwise mutually agree, shall take place at the offices of Thompson Coburn LLP in St. Louis, Missouri, at 10:00 am, local time, on the date that the Effective Time (as defined in Section 1.03) occurs (the "Closing Date").

              1.03.         Effective Time.   The Merger shall become effective (the "Effective Time") upon the issuance of a Certificate of Merger by the Office of the Secretary of State of the State of Missouri.  Unless otherwise mutually agreed in writing by Buyer and Seller, subject to the terms and conditions of this Agreement, the Closing Date shall occur on such date as Buyer shall notify Seller in writing (such notice to be at least five business days in advance of the Closing Date) but (i) not earlier than the satisfaction of all conditions set forth in Sections 5.13, 6.01(a) and 6.01(b) (the "Approval Date") and (ii) not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date.  On the Closing Date, the parties hereto will cause the Merger to be consummated by delivering to the Secretary of State of the State of Missouri, for filing, Articles of Merger in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the Missouri Statute.

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              1.04.         Additional Actions.   If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Seller or Merger Sub, or (b) otherwise carry out the purposes of this Agreement, Seller and Merger Sub and their respective officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Seller or Merger Sub or otherwise to take any and all such action.

              1.05.          Articles of Incorporation and By-Laws.    The Articles of Incorporation and By-Laws of Seller in effect immediately prior to the Effective Time shall be the Articles of Incorporation and By-Laws of the Surviving Corporation following the Merger, unless otherwise repealed or amended.

              1.06.          Board of Directors and Officers.   At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation following the Merger, and such directors and officers shall hold office in accordance with the Surviving Corporation's By-Laws and applicable law.

              1.07.          Conversion of Securities.   At the Effective Time, by virtue of the Merger and without any action on the part of the Buyer, Merger Sub or Seller or the holder of any of the following securities:

              (a)       Each share of the common stock, $1.00 par value, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall automatically convert into an issued and outstanding share of common stock, $0.01 par value, of the Surviving Corporation; and

              (b)       Subject to Section 1.10 hereof, each share of common stock, $0.01 par value, of Seller ("Seller Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares held; by Seller, Buyer or any of their respective Subsidiaries (as defined in Section 2.02 hereof) (in each case other than in a fiduciary capacity or as a result of debts previously contracted), which shall be canceled), shall cease to be outstanding and shall be converted into and become the right to receive $23.50 in cash (the "Merger Consideration").

              1.08.         Exchange Procedures.

              (a)       As soon as practicable following the Effective Time, but no later than five business days following the Effective Time, Buyer shall mail or cause to be mailed to holders of record of certificates formerly representing shares of Seller Common Stock (the "Certificates"), as identified on the Seller Shareholder List (as defined in Section 1.09 hereof), letters advising them of the effectiveness of the Merger and instructing them to tender such Certificates to Eagle Bank and Trust Company, as exchange agent (the "Exchange Agent"), or in lieu thereof, such evidence of lost, stolen or mutilated Certificates and such surety bond or other security as the Exchange Agent may reasonably require (the "Required Documentation").  Eagle Bank and Trust Company and Buyer shall execute an exchange agent agreement in a form customary to this type of transaction that recognizes Eagle Bank and Trust Company's discreet and independent duties as exchange agent.

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              (b)       Subject to Section 1.09 hereof, after the Effective Time, each previous holder of a Certificate that surrenders such Certificate or in lieu thereof, the Required Documentation, to the Exchange Agent, with a properly completed and executed letter of transmittal with respect to such Certificate, will be entitled to the Merger Consideration into which the stock previously represented by such Certificate shall have been converted, without interest.  The Merger Consideration shall be delivered by the Exchange Agent to each such holder as promptly as practicable after such surrender.

              (c)       Each outstanding Certificate, until duly surrendered to the Exchange Agent, shall be deemed to evidence ownership of the Merger Consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

              (d)       After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the Merger Consideration, net of any tax which is required to be withheld by the payor under federal and state income tax requirements.  After the closing of the transfer books as described in Section 1.09 hereof, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are presented to Seller for transfer, they shall be canceled against delivery of the Merger Consideration.  Neither Buyer nor the Exchange Agent shall be obligated to deliver the Merger Consideration until such holder surrenders the Certificates or furnishes the Required Documentation as provided herein.  Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any Merger Consideration that is paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

              1.09.       Closing of Stock Transfer Books.

              (a)       The stock transfer books of Seller shall be closed at the end of business on the business day immediately preceding the Closing Date.In the event of a transfer of ownership of Seller Common Stock that is not registered in the transfer records prior to the closing of such record books, the Merger Consideration payable with respect to such stock may be delivered to the transferee, if the Certificate or Certificates representing such stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid.

              (b)        At the Effective Time, Seller shall provide Buyer with a complete and verified list of registered holders of Seller Common Stock based upon its stock transfer books as of the closing of said transfer books, including the names, addresses, certificate numbers and taxpayer identification numbers of such holders (the "Seller Shareholder List"). Buyer shall be entitled to rely upon the Seller Shareholder List to establish the identity of those persons entitled to receive the Merger Consideration, which list shall be conclusive with respect thereto.  In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyer shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

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              1.10.       Dissenting Shares.

              (a)       "Dissenting Shares" means any shares held by any holder who becomes entitled to payment of the fair value of such shares under Section 351.455 of the Missouri Statute.  Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of such law.

              (b)       Each party hereto shall give the other prompt notice of any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments, served pursuant to the Missouri Statute received by each party and Seller shall give Buyer the opportunity to participate in all negotiations and proceedings with respect to such demands.  Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer, which consent shall not be unreasonably withheld, settle or offer to settle any such demands.

              1.11.       Stock Options.  Each holder of an option pursuant to the Seller's 1995 Stock Option and Incentive Plan (the "Seller Option Plan") outstanding on the date hereof and remaining outstanding at the Effective Time, whether vested, unvested or then exercisable, shall receive from Buyer, as soon as practicable after the delivery of a cancellation agreement in form and substance reasonably acceptable to Buyer and the surrender of the stock option agreement evidencing such options, a cash payment in an amount equal to the product of (i) the number of shares of Seller Common Stock subject to such option at the Effective Time and (ii) the excess, if any, of $23.50 minus the exercise price per share of such option net of any cash which is required to be withheld by the payor under federal and state income and employment tax requirements (the "Option Consideration").  Payment of the Option Consideration shall be in consideration of, and shall result in, the settlement and cancellation of all such options.  As soon as practicable following the Effective Time, but not later than five business days following the Effective Time, Buyer shall mail or cause to be mailed to each holder of an option (as identified on a list of option holders provided by Seller) a letter advising them of the effectiveness of the Merger and instructing them how to execute the cancellation agreement and return it and the stock option agreement to the Exchange Agent.

              1.12.          Material Adverse Effect.  As used in this Agreement, the term "Material Adverse Effect" with respect to an entity means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business or results of operations, of such entity and its Subsidiaries, taken as a whole as reflected in the Seller Financial Statements (as defined in Section 2.05(b)) or the Buyer Financial Statements (as defined in Section 3.04), as the case may be; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles or interpretations thereof; (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; (iii) in the case of Seller, any financial change resulting from adjustments taken pursuant to Section 5.05 hereof; (iv) a change disclosed in the Seller Financial Statements or the Buyer Financial Statements, as the case may be; (v) any charges taken by Buyer in connection with pending or completed acquisitions or the disposition of certain businesses or lines of business; (vi) expenses incurred in connection with the transactions contemplated hereby or (vii) actions or omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

              Seller hereby represents and warrants to the Buyer as follows:

              2.01.       Organization and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Seller is registered as a savings and loan holding company with the Office of Thrift Supervision (the "OTS") under the HOLA. True and complete copies of the Articles of Incorporation and By-Laws of Seller and the Charter and By-Laws of Perry County Savings Bank, FSB, a federal savings bank, a wholly owned subsidiary of Seller ("Savings Bank"), each as in effect on the date of this Agreement, are attached hereto as Schedule 2.01. Also attached hereto as Schedule 2.01 are true and complete lists of the shareholders of record of each of the Seller and Savings Bank (including directors' qualifying shares), as of a record date for the most recent annual meeting of Seller.

              2.02.       Subsidiaries.

              (a)       Schedule 2.02 sets forth, a complete and correct list of all of Seller's "Subsidiaries" (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"); each a "Seller Subsidiary" and, collectively, the "Seller Subsidiaries"), and all outstanding Equity Securities (as defined in Section 2.03) of each, all of which are owned directly or indirectly by Seller, except as set forth in Schedule 2.02. Except as disclosed in Schedule 2.02, all of the outstanding shares of capital stock of the Seller Subsidiaries owned directly or indirectly by Seller are validly issued, fully paid and non-assessable and are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Seller Subsidiaries is a corporation or savings bank duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified. Except for (x) capital stock of Seller Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are set forth in Schedule 2.02, Seller does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture, business trust or other organization, other than investment securities representing not more than 5% of any entity.

              (b)       Savings Bank is a federal savings bank duly organized and validly existing under the laws of the United States of America. The deposits of Savings Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") under the Federal Deposit Insurance Act of 1950, as amended (the "FDI Act").

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              2.03.       Capitalization.        The authorized capital stock of Seller consists of (i) 5,000,000 shares of Seller Common Stock, of which, as of the date hereof, 856,452 shares were issued and 741,928 shares were outstanding (which amount includes 1,228 outstanding shares of Seller Common Stock that were awarded pursuant to the terms of Seller's 1995 Recognition and Retention Plan and which remain unvested as of the date hereof), and (ii) 1,000,000 shares of preferred stock, $0.01 par value, of which, as of the date hereof, no shares were outstanding. As of the date hereof, Seller had reserved 49,387 shares of Seller Common Stock for issuance pursuant to options outstanding as of the date hereof under the Seller Stock Option Plan, a listing of which is set forth on Schedule 2.03. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. Except as set forth above, there are no other Equity Securities of Seller outstanding. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid and non-assessable, and have not been issued in violation of any preemptive right of any shareholder of Seller.

              2.04.       Authorization.

              (a)       Seller has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the shareholders of Seller and Regulatory Authorities (as defined in Section 2.06), to carry out its obligations hereunder. The only shareholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of at least two-thirds of the outstanding shares of Seller Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the Board of Directors of Seller. Subject to the approval of Seller's shareholders and subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, and assuming due authorization, execution and delivery by Buyer and Merger Sub, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally, or the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

              (b)        Except as disclosed on Schedule 2.04(b), neither the execution nor delivery nor performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Seller or any of the Seller Subsidiaries under any of the terms, conditions or provisions of (x) its Articles of Incorporation or charter, as the case may be, or By-Laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which Seller or any of the Seller Subsidiaries is a party or by which it may be bound, or to which Seller or any of the Seller Subsidiaries or any of the properties or assets of Seller or any of the Seller Subsidiaries may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 2.04 violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Seller Subsidiaries or any of their respective properties or assets.

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              (c)       Other than in connection or in compliance with the provisions of the Missouri Statute, the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, or any required approvals of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the OTS or other governmental agencies or governing boards having regulatory authority over Seller or any Seller Subsidiary, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

              2.05.       Seller Financial Statements.

              (a)       Attached hereto as Schedule 2.05(a) is a copy of Seller's Annual Report to Shareholders for the year ended September 30, 2000.

              (b)       The financial statements contained in the document referenced in Schedule 2.05(a) are referred to collectively as the "Seller Financial Statements." The Seller Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") during the periods involved, and present fairly the consolidated financial position of Seller and the Seller Subsidiaries at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of Seller and the Seller Subsidiaries for the periods stated therein.

              (c)       Seller and the Seller Subsidiaries have each prepared, kept and maintained through the date hereof true, correct and complete financial books and records which fairly reflect their respective financial conditions, results of operations, changes in shareholders' equity and cash flows.

              2.06.       Seller Reports. Except as set forth in Schedule 2.06, since January 1, 1998, each of Seller and the Seller Subsidiaries has timely filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-KSB, Forms 10-QSB, Forms 8-K and proxy statements, (ii) the OTS, (iii) the FDIC and (iv) any federal, state, municipal or local government, securities, banking, savings and loan, environmental, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (iv) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"), having jurisdiction over the affairs of it. All such material reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports." As of each of their respective dates, the Seller Reports complied in all material respects with all relevant rules and regulations promulgated by the applicable Regulatory Authority. With respect to Seller Reports filed with the Regulatory Authorities and except as set forth in Schedule 2.06, to the best knowledge of Seller, there is no material unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement filed by, or any examinations of, Seller or any of the Seller Subsidiaries.

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              2.07.       Title to and Condition of Assets.

              (a)        With the exception of all "Real Property" (which is the subject of Section 2.08 hereof), Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their owned assets, including, without limitation, those reflected in the Seller Financial Statements (except those disposed of in the ordinary course of business since the date thereof), free and clear of any Lien, except for Liens for (i) taxes, assessments or other governmental charges not yet delinquent, (ii) non-monetary encumbrances, easements, restrictions and right-of-ways on Owned Real Property (as defined in Section 2.08(a)), which do not materially detract from the value of such property or materially interfere with the intended use of the property and (iii) as set forth or described in the Seller Financial Statements or any subsequent Seller Financial Statements delivered to Buyer prior to the Effective Time.

              (b)       Except as set forth in Schedule 2.07(b), no material asset that is reflected as owned by Seller or any of the Seller Subsidiaries in the Seller Financial Statements as of September 30, 1999, has been sold, leased, transferred, assigned or otherwise disposed of since such date, except in the ordinary course of business.

              (c)        All furniture, fixtures, vehicles, machinery and equipment and computer software owned or used by Seller or the Seller Subsidiaries and in regular use, including any such items leased as a lessee (taken as a whole as to each of the foregoing with no single item deemed to be of material importance) are in good and serviceable condition, subject only to normal wear and tear. The operation by Seller or the Seller Subsidiaries of such assets is in compliance in all material respects with all applicable laws, ordinances and rules and regulations of any governmental authority having jurisdiction over such use.

              2.08.       Real Property.

              (a)       A list of each parcel of real property owned by Seller or any of the Seller Subsidiaries (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by Seller or a Seller Subsidiary for disposition as required by law)(such real property being herein referred to as the "Owned Real Property") and each parcel of real property leased by Seller or any of the Seller Subsidiaries (such real property being herein referred to as the "Leased Real Property") is attached to Schedule 2.08(a). In addition, a copy of the lease for each parcel of Leased Real Property is attached to Schedule 2.08(a). Seller shall update Schedule 2.08(a) within ten days of acquiring any Owned Real Property or leasing any real property after the date hereof. Collectively, the Owned Real Property and the Leased Real Property is herein referred to as the "Real Property."

              (b)        There is no pending action involving Seller or any of the Seller Subsidiaries as to the title of or the right to use any of the Real Property.

              (c)       Except as disclosed on Schedule 2.08(c), neither Seller nor any of the Seller Subsidiaries has any interest in any real property other than as described above in Section 2.08(a) except interests as a mortgagee, and except for any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law.

              (d)       To the best knowledge of Seller, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line and, to the best knowledge of Seller, all such buildings, structures and improvements are located and constructed in conformity with all applicable zoning ordinances and building codes.

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              (e)       None of the buildings, structures or improvements located on the Owned Real Property are the subject of any pending official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of Seller, threatened, with respect to any such building, structure or improvement. The Owned Real Property is in generally good condition for its intended purpose, ordinary wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities.

              (f)       Except as may be reflected in the Seller Financial Statements or with respect to such easements, Liens, defects or encumbrances as do not individually or in the aggregate materially adversely affect the use or value of the parcel of Owned Real Property, Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their respective Owned Real Properties.

              (g)       There are no underground storage tanks located on, in or under any Owned Real Property. Neither Seller nor any Seller Subsidiaries own or operate any underground storage tank at any Leased Real Property.

              2.09.       Taxes. Seller and each Seller Subsidiary have timely filed or will timely file (including extensions) all tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Each of Seller and the Seller Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes shown to be due in respect of the periods covered by such Seller Returns and has set up adequate reserves on the most recent Seller Financial Statements for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such Seller Financial Statements. Neither Seller nor any Seller Subsidiary has any material liability for any such taxes in excess of the amounts so paid or reserves so established, and no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against Seller or any of the Seller Subsidiaries which would not be covered by existing reserves. Neither Seller nor any of the Seller Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. Except as disclosed on Schedule 2.09, no federal or state income tax return of Seller or any Seller Subsidiaries has been audited by the Internal Revenue Service (the "IRS") or any state tax authority for the seven most recent full calendar years. There is no deficiency or refund litigation or, to the best knowledge of Seller, matter in controversy with respect to Seller Returns. Neither Seller nor any of the Seller Subsidiaries has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

              2.10.       Material Adverse Effect. Since September 30, 2000 to the date hereof, there has been no Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

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              2.11.       Loans, Commitments and Contracts.

              (a)       Schedule 2.11(a) contains a complete and accurate listing as of the date hereof of all contracts entered into with respect to deposits of $100,000 or more, by account, and all loan agreements and commitments, notes, security agreements, repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements, and other documents relating to or involving extensions of credit and other commitments to extend credit by Seller or any of the Seller Subsidiaries with respect to any one entity or related group of entities in excess of $250,000 with respect to any one- to four-family mortgage loans and in excess of $100,000 with respect to any other agreement with respect to an extension or commitment to extend credit, in each case to which Seller or any of the Seller Subsidiaries is a party or by which it is bound, by account, and, where applicable, such other information as shall be necessary to identify any related group of entities.

              (b)       Except for the contracts and agreements required to be listed on Schedule 2.11(a) and the loans required to be listed on Schedule 2.11(f), and except as otherwise listed on Schedule 2.11(b), as of the date hereof neither Seller nor any of the Seller Subsidiaries is a party to or is bound by any:

       (i)       agreement, contract, arrangement, understanding or commitment with any labor union;

       (ii)       franchise or license agreement other than off-the-shelf software licenses;

       (iii)       written employment, severance, termination pay, agency, consulting or similar agreement or commitment in respect of personal services;

       (iv)        agreement, arrangement or commitment (A) not made in the ordinary course of business, and (B) pursuant to which Seller or any of the Seller Subsidiaries is or may become obligated to invest in or contribute to any Seller Subsidiary other than pursuant to Seller Employee Plans (as that term is defined in Section 2.19 hereof) and agreements relating to joint ventures or partnerships set forth in Schedule 2.02, true and complete copies of which have been furnished to Buyer;

       (v)       agreement, indenture or other instrument not disclosed in the Seller Financial Statements relating to the borrowing of money by Seller or any of the Seller Subsidiaries or the guarantee by Seller or any of the Seller Subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Seller or any of the Seller Subsidiaries, such as deposits, Federal Home Loan Bank ("FHLB") and Federal Funds borrowings and repurchase and reverse repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $25,000;

       (vi)        contract containing covenants which limit the ability of Seller or any of the Seller Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Seller or any of the Seller Subsidiaries may carry on their respective businesses (other that as may be required by law or any applicable Regulatory Authority);

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       (vii)       contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K as promulgated by the SEC to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Seller Reports;

       (viii)       lease with annual rental payments aggregating $25,000 or more;

       (ix)        loans or other obligations payable or owing to any officer, director or employee except (A) salaries, wages and directors' fees or other compensation incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing at Seller or any of the Seller Subsidiaries in the ordinary course of business; or

       (x)        other agreement, contract, arrangement, understanding or commitment involving an obligation by Seller or any of the Seller Subsidiaries of more than $25,000 and extending beyond one year from the date hereof that cannot be canceled without cost or penalty upon notice of 30 days or less, other than contracts entered into in respect of deposits, loan agreements and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business and not involving extensions of credit with respect to any one entity or related group of entities in excess of $50,000.

              (c)        Seller and/or the Seller Subsidiaries carry property, liability, director and officer errors and omissions, and other insurance coverage as set forth in Schedule 2.11(c) under the heading "Insurance."

              (d)       True, correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Sections 2.11(a), (b) and (c) have been or shall be furnished or made available to Buyer.

              (e)       To the best knowledge of Seller, each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11 (a), (b) and (c) is a valid, binding and enforceable obligation of the parties sought to be bound thereby, except as the enforceability thereof against the parties thereto (other than Seller or any Seller Subsidiary) may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

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              (f)       Schedule 2.11(f) under the heading "Loans" contains a true, correct and complete listing, as of the date of this Agreement, by account, of: (i) all loans of Seller or any of the Seller Subsidiaries that have been accelerated during the past twelve months; (ii) all loan commitments or lines of credit of Seller or any of the Seller Subsidiaries which have been terminated by Seller or any of the Seller Subsidiaries during the past twelve months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) all loans, lines of credit and loan commitments, as to which Seller or any of the Seller Subsidiaries has given written notice of its intent to terminate during the past twelve months; (iv) with respect to all commercial loans (including commercial real estate), all notification letters and other written communications from Seller or any of the Seller Subsidiaries to any of their respective borrowers, customers or other parties during the past twelve months wherein Seller or any of the Seller Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (v) each borrower, customer or other party which has notified Seller or any of the Seller Subsidiaries during the past twelve months of, or has asserted against Seller or any of the Seller Subsidiaries, in each case in writing, any "lender liability" or similar claim, and, to the best knowledge of Seller, each borrower, customer or other party which has given Seller or any of the Seller Subsidiaries any oral notification of, or orally asserted to or against Seller or any of the Seller Subsidiaries, any such claim; or (vi) all loans (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Authority, (D) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (E) the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (F) where a specific reserve allocation exists in connection therewith.

              2.12.       Absence of Defaults. Except as set forth on Schedule 2.12, neither Seller nor any of the Seller Subsidiaries is in violation of its charter documents or By-Laws or in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

              2.13.       Litigation and Other Proceedings. Except as set forth on Schedule 2.13, neither Seller nor any of the Seller Subsidiaries is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, involving a monetary claim in excess of $25,000 or involving a claim for equitable relief. Without limiting the generality of the foregoing, there is no action, suit or proceeding pending or, to the best knowledge of Seller, threatened against Seller or any of the Seller Subsidiaries or any of their respective officers or directors by any shareholder of Seller or any of the Seller Subsidiaries (or any former shareholder of Seller or any of the Seller Subsidiaries) or involving claims under the Community Reinvestment Act of 1977, as amended, the Bank Secrecy Act, the fair lending laws or any other similar laws for monetary relief in excess of $25,000 or seeking equitable relief.

              2.14.       Directors' and Officers' Insurance. Each of Seller and the Seller Subsidiaries has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Seller.

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              2.15.       Compliance with Laws.

              (a)        To the best knowledge of Seller, Seller and each of the Seller Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Seller, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

              (b)       (i) Each of Seller and the Seller Subsidiaries has complied in all material respects with all laws, regulations and orders (including, without limitation, zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations including, without limitation, in the case of Seller or any Seller Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, and (ii) neither Seller nor any of the Seller Subsidiaries is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or in equity.

              (c)       Except as set forth on Schedule 2.15, neither Seller nor any of the Seller Subsidiaries is subject to or reasonably likely to incur a liability as a result of its ownership, operation or use of any Property (as defined below) of Seller (whether directly or, to the best knowledge of Seller, as a consequence of such Property being acquired in foreclosure or in lieu of foreclosure or being part of the investment portfolio of Seller or any of the Seller Subsidiaries) (A) that is contaminated by or contains any hazardous, toxic or dangerous substance, pollutant, waste, gas or material, including, without limitation, petroleum and petroleum products, asbestos, PCBs, pesticides, herbicides and any other metals, liquids, semi-solids or solids that are regulated under any federal, state or local statute, ordinance, rule, regulation or other law pertaining to environmental protection, contamination, quality, waste management or clean-up (each, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed or used at the Property or in the construction of structures thereon. "Property" shall include all property (real or personal, tangible or intangible) owned or controlled by Seller or any of the Seller Subsidiaries, including, without limitation, property acquired under foreclosure or in lieu of foreclosure, property in which any venture capital or similar unit of Seller or any of the Seller Subsidiaries has an interest and, to the best knowledge of Seller, property held by Seller or any of the Seller Subsidiaries in its capacity as a trustee. No claim, action, suit or proceeding is pending and no material claim has been asserted against Seller or any of the Seller Subsidiaries relating to Property of Seller or any of the Seller Subsidiaries and, to the best knowledge of the Seller, no such claim, action, suit or proceeding has been threatened before any court or other Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Seller or any of the Seller Subsidiaries with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Seller or any of the Seller Subsidiaries which reasonably could be expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

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              (d)       Neither Seller nor any of the Seller Subsidiaries has received any notification or communication that has not been finally resolved from any Regulatory Authority (i) asserting that the Seller or any of the Seller Subsidiaries or any Property is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which (A) are disclosed on Schedule 2.15 or (B) reasonably could not be expected to have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that reasonably could be expected to have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole, including, without limitation, such company's status as an insured depository institution under the Federal Deposit Insurance Act, as amended (the "FDI Act"), (iii) requiring or threatening to require Seller or any of the Seller Subsidiaries, or indicating that Seller or any of the Seller Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of the Seller Subsidiaries, including, without limitation, any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

              (e)        Neither Seller nor any of the Seller Subsidiaries is required by Section 32 of the FDI Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

              2.16.       Labor.   No work stoppage involving Seller or any of the Seller Subsidiaries is pending or, to the best knowledge of Seller, threatened. Neither Seller nor any of the Seller Subsidiaries is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding that reasonably could be expected to have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole. None of the employees of Seller or the Seller Subsidiaries are represented by any labor union or any collective bargaining organization.

              2.17.       Material Interests of Certain Persons. To the best knowledge of the Seller, no officer or director of Seller or any of the Seller Subsidiaries, or any "associate" (as such term is defined in Rule 141 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any of the Seller Subsidiaries, which in the case of Seller and each of the Seller Subsidiaries would be required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC.

              2.18.       Allowance for Loan and Lease Losses; Non-Performing Assets; Financial Assets.

              (a)        All of the accounts, notes and other receivables that are reflected in the Seller Financial Statements were acquired in the ordinary course of business and, to the knowledge of Seller, were collectible in full in the ordinary course of business, except for possible loan and lease losses that are adequately provided for in the allowance for loan and lease losses reflected in such Seller Financial Statements, and the collection experience of Seller and the Seller Subsidiaries since September 30, 2000 to the date hereof, has not deviated in any material and adverse manner from the credit and collection experience of Seller and the Seller Subsidiaries, taken as a whole, for the year ended September 30, 2000.

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              (b)       The allowances for loan losses contained in the Seller Financial Statements were established in accordance with the past practices and experiences of Seller and the Seller Subsidiaries, and the allowance for loan and lease losses shown on the consolidated balance sheet of Seller and the Seller Subsidiaries as of September 30, 2000, were adequate in all material respects under the requirements of GAAP, or regulatory accounting principles, as the case may be, to provide for possible losses on loans and leases (including, without limitation, accrued interest receivable) and credit commitments (including, without limitation, stand-by letters of credit) as of the date of such balance sheet.

              (c)       Schedule 2.18(c) sets forth as of the date of this Agreement all assets classified by Seller as real estate acquired through foreclosure or repossession, including foreclosed assets.

              (d)        Schedule 2.18(d) sets forth as of the date of this Agreement all Non-Performing Assets (as defined below). "Non-Performing Assets" shall mean (i) all loans (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Agency or (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, and (ii) all assets classified by Seller as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets acquired through foreclosure or in lieu of foreclosure.

              (e)        All loans receivable (including discounts) and accrued interest entered on the books of Seller and the Seller Subsidiaries, to the extent unpaid on the Closing Date, arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of Seller's or the appropriate Seller Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans or discounts are true and genuine and are what they purport to be. To the best knowledge of Seller, the loans, discounts and the accrued interest reflected on the books of Seller and the Seller Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by Seller or the appropriate Seller Subsidiary free and clear of any liens, restrictions or encumbrances.

              (f)       The notes and other evidences of indebtedness evidencing the loans described in (e) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are and will be, in all material respects, valid, true, genuine and enforceable, and what they purport to be. Seller or a Seller Subsidiary has good and valid title to the investment securities shown on the Seller Financial Statements and all securities entered on the books of Seller or the appropriate Seller Subsidiary subsequent to September 30, 2000, except for those sold or redeemed in the ordinary course of business. A complete and accurate list of such investment securities as of the date hereof, is attached as Schedule 2.18(f). Such list shall be updated promptly upon request until the Closing.

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              2.19.       Employee Benefit Plans.

              (a)       Schedule 2.19(a) lists all pension, retirement, supplemental retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, currently maintained by or contributed to by Seller or any of the Seller Subsidiaries in respect of any of the present or former directors, officers, or other employees of and/or consultants to Seller or any of the Seller Subsidiaries (collectively, "Seller Employee Plans"). Seller has furnished, or will promptly furnish after the date hereof, Buyer with the following documents with respect to each Seller Employee Plan: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recently filed Form 5500 or Form 5500-C/R (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any.

              (b)       All Seller Employee Plans have been maintained and operated in all material respects in accordance with their terms and the material requirements of all applicable statutes, orders, rules and final regulations, including, without limitation, to the extent applicable, ERISA (including, without limiting the generality of the foregoing, the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the Health Insurance Portability and Accountability Act of 1996 ("HIPAA")), the provisions of the Missouri Revised Statutes regarding group health plan continuation coverage and the Internal Revenue Code of 1986, as amended (the "Code"), to the extent applicable. All contributions required to be made to Seller Employee Plans have been made or reserved.

              (c)       With respect to each of the Seller Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the IRS and, to the best knowledge of the Seller, such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Code; (ii) the actuarial present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA, valued using the assumptions in the most recent actuarial report, did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.19(a)), exceed the value of the assets of the Pension Plan allocable to such vested or accrued benefits; (iii) to the best knowledge of the Seller, there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or Seller or any of the Seller Subsidiaries, to any material tax or penalty; (iv) no Pension Plan or any trust created thereunder has been terminated, nor has there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA since January 1, 1989; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived). No Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA.

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              (d)       Except as disclosed in Schedule 2.19(d), neither Seller nor any of the Seller Subsidiaries has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

              (e)       Neither Seller nor any of the Seller Subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code.

              (f)       Except as disclosed in Schedule 2.19(f), neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute payment) becoming due to any director, employee or former employee of Seller or any of the Seller Subsidiaries from any of such entities, (ii) increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. Seller shall use its best efforts to insure that no amounts paid or payable by Seller, the Seller Subsidiaries or Buyer to or with respect to any employee or former employee of Seller or any of the Seller Subsidiaries will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

              2.20.       Conduct of Seller to Date. From and after September 30, 2000 through the date of this Agreement, except as set forth in the Seller Financial Statements and the Seller Reports and except as disclosed in Schedule 2.20: (i) Seller and the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) neither Seller nor any of the Seller Subsidiaries has issued, sold, granted, conferred or awarded any of its Equity Securities, or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of Seller or the Seller Subsidiaries; (iii) Seller has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Seller has not declared, set aside or paid any dividend (other than its regularly scheduled dividends consistent with past practices) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Seller nor any of the Seller Subsidiaries has incurred any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business and transaction expenses relating to this Agreement and the Merger, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Seller nor any of the Seller Subsidiaries has discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Seller nor any of the Seller Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither Seller nor any of the Seller Subsidiaries has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Seller Employee Plans or (D) except as provided in this Agreement, agreed to do any of the foregoing; (ix) neither Seller nor any Seller Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Seller nor any of the Seller Subsidiaries has canceled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and the Seller Subsidiaries; and (xi) neither Seller nor any of the Seller Subsidiaries has entered into any material transaction, contract or commitment outside the ordinary course of its business other than this Agreement.

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              2.21.       Absence of Undisclosed Liabilities.

              (a)       As of the date of this Agreement, neither Seller nor any of the Seller Subsidiaries has any debts, liabilities or obligations equal to or exceeding $5,000, individually or $25,000 in the aggregate, whether accrued, absolute, contingent or otherwise and whether due or to become due, which are required to be reflected in the Seller Financial Statements or the notes thereto in accordance with GAAP except:

       (i)       debts, liabilities, obligations and contingencies reflected on the Seller Financial Statements and the notes thereto as of and for the year ended September 30, 2000;

       (ii)       operating leases reflected on Schedule 2.11(b); and

       (iii)       debts, liabilities or obligations incurred or arising since September 30, 2000 in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, torts, infringements or lawsuits and none of which have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

              (b)       Neither Seller nor any of the Seller Subsidiaries was as of September 30, 2000, and since such date to the date hereof, has become a party to, any contract or agreement, excluding deposits, loan agreements, and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business, that had, has or may be reasonably expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

              2.22.       Proxy Statement, Etc. None of the information regarding Seller or any of the Seller Subsidiaries prepared by Seller and included in (i) the Proxy Statement to be mailed to Seller's shareholders in connection with the meeting to be called to consider this Agreement and the Merger (the "Proxy Statement") or (ii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Seller or any of the Seller Subsidiaries is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

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              2.23.       Registration Obligations. Neither Seller nor any of the Seller Subsidiaries is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

              2.24.       Regulatory Matters. Neither Seller nor any of the Seller Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

              2.25.       Brokers and Finders. Except for Keefe, Bruyette & Woods, Inc., neither Seller nor any of the Seller Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any of the Seller Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

              2.26.       Interest Rate Risk Management Instruments.

              (a)        Set forth on Schedule 2.26(a) is a list as of the date hereof of all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any of the Seller Subsidiaries is a party or by which any of their properties or assets may be bound.

              (b)       All such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any of the Seller Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of Seller, in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Seller or a Seller Subsidiary and are in full force and effect. Seller and each of the Seller Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of Seller, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

              2.27.       Accuracy of Information. The statements contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

              The Buyer hereby represents and warrants to Seller as follows:

              3.01.       Organization and Authority. Each of Buyer and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, is qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Buyer is registered as a bank holding company with the Federal Reserve Board under the BHCA.

              3.02.       Authorization.

              (a)       Buyer and Merger Sub each have the corporate power and authority to enter into this Agreement and to carry out its respective obligations hereunder. The execution, delivery and performance of this Agreement by Buyer and Merger Sub and the consummation by Buyer and Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Buyer and Merger Sub. Subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, and assuming due authorization, execution and delivery by Seller, this Agreement is a valid and binding obligation of Buyer and Merger Sub enforceable against each in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally, or the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

              (b)       Other than in connection with or in compliance with the provisions of the Missouri Statute, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the HOLA or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyer and Merger Sub of the transactions contemplated by this Agreement.

              3.03.       Buyer Financial Statements. Buyer previously has delivered to Seller a true and correct copy of Buyer's consolidated balance sheet as of December 31, 1999 and related consolidated statements of income, changes in shareholders' equity and cash flows for the two-year period then ended, together with the notes thereto, audited by Cummings & Associates, and Buyer's unaudited consolidated balance sheet as of September 30, 2000 and related unaudited consolidated statements of income and cash flows for the nine-month period then ended (collectively, the "Buyer Financial Statements"), which financial statements have been prepared in accordance with GAAP and present fairly the consolidated financial position of Buyer and its Subsidiaries at the date thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of Buyer and its Subsidiaries for the periods stated therein, except in the case of interim Buyer Financial Statements for the absence of footnotes and normal year-end adjustments. The Buyer Financial Statements are derived from the books and records of Buyer and its Subsidiaries, which are complete and accurate in all material financial respects and have been maintained in accordance with good business practices. Neither Buyer nor any of its Subsidiaries has any material contingent liabilities that are not described in the Buyer Financial Statements.

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              3.04.       Material Adverse Effect. Since September 30, 2000 to the date hereof, there has been no Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole.

              3.05.       Litigation and Other Proceedings. Neither Buyer nor any of its Subsidiaries is a party to any pending or, to the best knowledge of Buyer, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, involving a monetary claim in excess of $25,000 or involving a claim for equitable relief.

              3.06.       Accuracy of Information. The statements contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Buyer pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

              3.07.       Certain Information. None of the information relating to Buyer and its Subsidiaries supplied or to be supplied by them which is included in the Proxy Statement, as of the date the Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which the Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

              3.08.       Financial Resources. Buyer has the financial wherewithal and has, or will have prior to the Effective Time, sufficient funds to perform its obligations under this Agreement. Buyer and Eagle Bank and Trust Company are in material compliance with all applicable capital, debt and financial and non-financial regulations of state and federal banking agencies having jurisdiction over them.

              3.09.       Regulatory Matters. Neither Buyer nor any Buyer Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

ARTICLE IV

CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

              4.01.       Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, Seller shall and shall cause each of the Seller Subsidiaries to, conduct their businesses according to the ordinary and usual course consistent with past and current practices and shall use their best efforts to maintain and preserve their business organization, employees and advantageous business relationships and retain the services of their officers and key employees.

              4.02.       Forbearances of Seller. Except as otherwise contemplated by this Agreement, and except to the extent required by law, regulation or Regulatory Authority, or with the prior written consent of Buyer (unless otherwise specifically noted in this Section 4.02), during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of the Seller Subsidiaries to:

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              (a)       declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Seller Subsidiaries to Seller or to another of the Seller Subsidiaries); provided, however, during the first quarter of 2001, Seller may declare and pay a dividend to the holders of Seller Common Stock in an amount equal to twenty-four cents ($0.24) per share;

              (b)       enter into or amend any employment, severance or similar agreement or arrangement with any director, officer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation to employees consistent with past practice, (ii) as required by law or contract, (iii) such increases of which Seller notifies Buyer in writing and which Buyer does not disapprove within 10 days of the receipt of such notice and (iv) pursuant to the provisions of Section 5.09 hereof;

              (c)       propose or adopt any amendments to its Articles of Incorporation or other charter document or By-Laws;

              (d)       effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement or issue, sell, grant, confer or award any of its Equity Securities, except that the Seller may issue shares of Seller Common Stock upon exercise of the Seller Stock Options outstanding on the date of this Agreement;

              (e)       purchase, redeem, retire, repurchase or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

              (f)       without first consulting with and obtaining the written consent of Buyer, cause or permit Savings Bank to enter into, renew or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount which, when aggregated with any and all loans or credit commitments of Seller and the Seller Subsidiaries to such person or entity, would be equal to or in excess of $100,000 or, solely with respect to one- to four-family mortgage loans, would be equal to or in excess of $250,000; provided, however, that Seller or any of the Seller Subsidiaries may make any such loan or credit commitment in the event (A) Seller or any Seller Subsidiary has delivered to Buyer or its designated representative a notice of its intention to make such loan and such information as Buyer or its designated representative may reasonably require in respect thereof and (B) Buyer or its designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two (2) business days following the delivery to Buyer or its designated representative of the notice of intention and information as aforesaid; provided further, however, that nothing in this paragraph shall prohibit Seller or any Seller Subsidiary from honoring any contractual obligation in existence on the date of this Agreement. Notwithstanding this Section 4.02(f), Seller shall be authorized without first consulting with Buyer or obtaining Buyer's prior written consent, to cause or permit Savings Bank to increase the aggregate amount of any credit facilities theretofore established in favor of any person or entity (each a "Pre-Existing Facility"), provided that the aggregate amount of any and all such increases shall not be in excess of 10% of such Pre-Existing Facility;

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              (g)        directly or indirectly (including through its officers, directors, employees or other representatives) (i) initiate, solicit, encourage, authorize, recommend, propose or announce any discussions, inquiries or proposals with any third party (other than Buyer) or enter into an agreement in principle, relating to the disposition of any significant portion of the business or assets of Seller or any of the Seller Subsidiaries or the acquisition of Equity Securities of Seller or any of the Seller Subsidiaries or the merger or consolidation of Seller or any of the Seller Subsidiaries with any person (other than Buyer) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or (ii) provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Seller shall promptly notify Buyer orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction;

              (h)        take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement;
              (i)        other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;
              (j)        materially restructure or change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;
              (k)        agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other act which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act; or
              (l)        enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Seller or any of the Seller Subsidiaries, any holder of 10% or more of the outstanding shares of Seller Common Stock, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. § 371c and 12 U.S.C. § 371c-1, without first obtaining the prior written consent of Buyer, which consent shall not be unreasonably withheld. For purposes of this subsection (m), "control" shall have the meaning associated with that term under 12 U.S.C. § 371c.
              4.03.        Forbearances of Buyer and Merger Sub. During the period from the date of this Agreement to the Closing Date, each of Buyer and Merger Sub shall not, without the prior consent of Seller, agree in writing or otherwise to engage in any activity, enter into any transaction or take or omit to take any other action:

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              (a)        that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer, Merger Sub or Seller to obtain any necessary approvals of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement; or
              (b)        which would make any of the representations and warranties of Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.
ARTICLE V

ADDITIONAL AGREEMENTS

              5.01.        Access and Information; Due Diligence. Seller shall afford to Buyer, and to Buyer's accountants, counsel and other representatives, reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, shall furnish promptly to Buyer (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request. Each party shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party and its Subsidiaries which is not otherwise public knowledge, (B) in the event of a termination of this Agreement, return all documents (including copies thereof) obtained hereunder from the other party or any of its Subsidiaries to such other party of its Subsidiaries and (C) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public. Nothing herein shall require Seller to make disclosure of information which may not be disclosed without the prior approval of a Regulatory Authority, or to make any disclosure of information which would cause Seller or any Seller Subsidiary to waive an attorney-client privilege; provided however, Seller shall take any and all reasonable actions necessary to obtain the approval of any Regulatory Authority to disclose such information to Buyer.

              5.02.        Proxy Statement; Regulatory Matters.

              (a)        Seller shall prepare and, subject to the review and reasonable consent of Buyer, file with the SEC as soon as is reasonably practicable preliminary proxy materials with respect to the meeting of the shareholders of Seller to be held to approve the Agreement and the Merger. Buyer shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller and its Subsidiaries, use its best efforts to file as soon as is reasonably practicable an application for approval of the Merger with the Federal Reserve Board, and such additional Regulatory Authorities as may require an application. Seller and the Seller Subsidiaries shall furnish Buyer all information concerning Seller and the Seller Subsidiaries and the shareholders thereof as Buyer may reasonably request in connection with any such action.
              (b)        Seller and Buyer shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions

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contemplated by this Agreement and, as and if directed by Buyer, to consummate such other transactions by and among Buyer's Subsidiaries and the Seller Subsidiaries concurrently with or following the Effective Time, provided that such actions do not: (i) materially impede or delay the receipt of any approval referred to in Section 6.01(b); or (ii) materially impede or delay the consummation of the transactions contemplated by this Agreement.
              (c)        If so requested by Buyer and in cooperation with Buyer, Seller and its directors and officers shall, and shall use their best efforts to cause Savings Bank and its directors and officers to promptly take all necessary corporate and other action, prepare and file all necessary documentation, make all necessary applications and filings and obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities that are necessary to amend the Charter or Bylaws of Savings Bank, to merge Savings Bank into Eagle Bank and Trust Company, to convert Savings Bank to a Missouri state-chartered bank or to allow Eagle Bank and Trust Company to purchase all of the assets and assume all of the liabilities of Savings Bank, so that such amendments, mergers or other transactions may be consummated in conjunction with the consummation of the Merger, whether effective at the time of or immediately after the Merger. In the event this Agreement is terminated pursuant to its terms and Seller took any action at the request of Buyer, as contemplated by this Section 5.02(c), Buyer shall promptly pay to Seller, after the termination of this Agreement, Seller's actual cost for taking such action.
              5.03.        Shareholder Approval. Seller shall call a special meeting of its shareholders to be held as soon as is reasonably possible for the purpose of voting upon this Agreement and the Merger. The Board of Directors of Seller shall submit for approval of Seller's shareholders the matters to be voted upon at such meeting. Subject to the fiduciary duties of the Seller's Board of Directors, as advised by outside legal counsel, the Board of Directors of Seller shall, on or prior to the date the Proxy Statement is mailed, recommend this Agreement and the transactions contemplated hereby to the shareholders of Seller and use its reasonable best efforts to obtain any vote of Seller's shareholders necessary for the approval of this Agreement.

              5.04.        Current Information. During the period from the date of this Agreement to the Closing Date, (i) Seller will promptly furnish Buyer with copies of all monthly and other interim financial statements as the same become available and each party shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party and (ii) Buyer shall promptly furnish to Seller copies of all filings with respect to the Merger by Buyer with each of the Federal Reserve and the OTS. Each party shall promptly notify the other party of the following events immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the affected party with respect thereto: (a) the occurrence of any event which could cause any representation or warranty of such party or any schedule, statement, report, notice, certificate or other writing furnished by such party to be untrue or misleading in any material respect; (b) any Material Adverse Effect; (c) the issuance or commencement of any governmental and/or regulatory agency complaint, investigation or hearing or any communications indicating that the same may be contemplated and, as to any such matter which shall now or hereafter be in effect, any communications pertaining thereto; or (d) the institution or the threat of any material litigation against such party.

              5.05.        Conforming Entries.

              (a)        Notwithstanding that Seller believes that Seller and Seller Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and

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applicable laws, rules and regulations, Seller recognizes that Buyer may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). Subject to applicable laws, regulations and other requirements of Regulatory Authorities, from and after the date of this Agreement to the Effective Time, Seller and Buyer shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller and the Seller Subsidiaries to those policies of Buyer, as provided in Section 5.05(d).
              (b)        Subject to applicable laws, regulations and other requirements of Regulatory Authorities, in addition, from and after the date of this Agreement to the Effective Time, Seller and Buyer shall consult and cooperate with each other with respect to determining appropriate Seller accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as provided in Section 5.05(d).
              (c)        Subject to applicable laws, regulations and other requirements of Regulatory Authorities, Seller and Buyer shall consult and cooperate with each other with respect to determining the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges, if any, related to or to be incurred in connection with the Merger, as provided in Section 5.05(d).
              (d)        Subject to applicable laws, regulations and other requirements of Regulatory Authorities, Seller shall (i) establish and take such reserves and accruals to conform Seller's loan, accrual and reserve policies to Buyer's policies, (ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for various accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, and (iii) effect such divestitures or otherwise implement such restructuring in respect of its investment securities portfolio to conform Seller's investment securities portfolio policies to Buyer's policies, in the case of each of the foregoing at such times as are requested by Buyer in a written notice to Seller; provided, however, that on or prior to the date such reserves, accruals and charges are to be taken, Buyer shall certify to Seller that all conditions to the Closing have been satisfied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired) and that Buyer is otherwise in compliance with this Agreement.
              (e)        No actions taken by Seller or any Seller Subsidiary pursuant to this Section 5.05 may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein.
              5.06.        Environmental Reports. Buyer may perform, at Buyer's expense, as soon as reasonably practicable, but not later than sixty (60) days after the date hereof, a phase one environmental investigation and/or asbestos survey on all Real Property as of the date hereof (but excluding property held in trust or in a fiduciary capacity and space in retail and similar establishments leased by Seller for automatic teller machines or leased bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within fifteen (15) days after being notified by Sellers of the acquisition or lease of any real property acquired or leased by Seller or any of the Seller Subsidiaries after the date hereof (but excluding property held in trust or in a fiduciary capacity and space in retail and similar establishments

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leased by Seller for automatic teller machines or leased bank facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property). If the results of the phase one investigation indicate, in Buyer's reasonable opinion, that additional investigation is warranted, Buyer may perform, at Buyer's expense, a phase two subsurface investigation or investigations on properties deemed to warrant such additional study. Buyer shall perform any such phase two investigation as soon as reasonably practicable after receipt of the phase one report(s) for such properties. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law or (ii) recommended in such phase one or two report or reports, in the aggregate, exceed the sum of $150,000 on an after-tax basis as reasonably estimated by Buyer's environmental firm or expert and public accounting firm, then for a period of 15-business days after the determination of estimated remediation costs is provided to Seller, Buyer shall have the right to terminate this Agreement pursuant to Section 7.01(e).

              5.07.        Expenses. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger; provided, however, that any and all fees (excluding reasonable out-of-pocket expenses) paid by Seller to its legal counsel, Silver, Freedman & Taff, L.L.P., related to the preparation of this Agreement and all other related agreements and documentation in connection with the consummation of the transactions contemplated herein, shall not exceed $105,000.

              5.08.        Miscellaneous Agreements and Consents.

              (a)        Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Buyer, desirable for the consummation of the transactions contemplated by this Agreement.
              (b)        Subject to applicable laws, regulations and other requirements of Regulatory Authorities, Seller, prior to the Effective Time, shall (i) consult and cooperate with Buyer regarding the implementation of those policies and procedures established by Buyer for its governance and that of its Subsidiaries and not otherwise referenced in Section 5.05 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the reasonable request of Buyer, conform Seller's existing policies and procedures in respect of such matters to Buyer's policies and procedures or, in the absence of any existing Seller policy or procedure regarding any such function, introduce Buyer's policies or procedures in respect thereof, unless to do so would cause Seller or any of the Seller Subsidiaries to be in violation of any law, rule or regulation of any Regulatory Authority having jurisdiction over Seller and/or the Seller Subsidiary affected thereby; provided, however, that on or prior to the date such changes are made to Seller's existing policies or procedures or such new policies and procedures are introduced, Buyer shall certify to Seller that all conditions to the Closing have been satisfied or

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waived (except to the extent that any waiting period associated therewith may then have commenced but not expired) and that Buyer is otherwise in compliance with this Agreement.
              5.09.        Employee Agreements and Benefits.
              (a)        At the Closing, Seller shall pay out the employment contract with Leo Rozier in the amount of $512,326. As of the Effective Time, Buyer shall assume and amend the employment contract with Stephen Rozier or provide Stephen Rozier with a new employment agreement on terms substantially similar to his existing agreement, including an increase in his then current compensation as an officer for the year preceding the Merger. Buyer further agrees, as of the Effective Time, to elect Stephen Rozier as President of the Perry County branch of Eagle Bank and Trust Company (or President of Savings Bank if it has not been merged) and a member of the Executive Committee and the Strategic Planning Committee for the combined bank. Buyer further agrees, as of the Effective Time, to elect Leo Rozier to the position of Chairman of Savings Bank and, upon combination of Savings Bank with Eagle Bank and Trust Company, to the position of Vice Chairman of the combined bank, with compensation to be at least equal to 185% of the cost of his full health, life and disability insurance coverage for the period of time he serves in such capacity.
              (b)        Subject to Section 1.11, the provisions of the Seller Stock Option Plan and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the Equity Securities of Seller or any of the Seller Subsidiaries shall be deleted and terminated as of the Effective Time.
              (c)        Except as set forth in Section 5.09(b) and (e) hereof, the Seller Employee Plans shall not be terminated by reason of the Merger but shall continue until such time as the employees of Seller and the Seller Subsidiaries are integrated into Buyer's employee benefit plans that are available to other employees of Buyer and its Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Buyer shall take such steps as are necessary or required to integrate the employees of Seller and the Seller Subsidiaries into Buyer's employee benefit plans and policies (including, without limitation, vacation and sick leave policies) available to other employees of Buyer and its Subsidiaries as soon as practicable after the Effective Time, with (i) full credit for prior service with Seller or any of the Seller Subsidiaries for purposes of vesting, eligibility for participation and benefit accruals (but not benefit accruals under any defined benefit plan), and co-payment and deductible carryforwards, and (ii) waiver of all waiting periods and pre-existing condition exclusions or penalties.
              (d)        Buyer shall provide to the employees of Seller and the Seller Subsidiaries full credit for prior service with Seller and with the Seller Subsidiaries for purposes of severance benefits under Buyer's guidelines in respect of such matters.
              (e)        (i)        Seller shall, and shall cause the Seller Subsidiaries to, take all necessary action to terminate the Seller employee stock ownership plan (the "ESOP") as soon as possible after the Effective Time. Seller acknowledges and agrees that Buyer's counsel shall prepare and file, subject to the reasonable review and comment of Seller and Seller's counsel, any and all documents necessary to terminate the ESOP. Prior to the Effective Time, the ESOP may be amended to provide for (y) full vesting of benefits for participants; and (z) elimination of the

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requirement for a participant to be employed on the last day of the year to receive an employer contribution, other annual additions or allocations, in each case effective as of the Effective Time. Seller shall make no other amendments to the ESOP without the prior written consent of Buyer and shall only make additional contributions to the ESOP in an amount consistent with the terms of the ESOP's original note, and at times consistent with prior practice, and such amounts shall be applied to the ESOP indebtedness (the "ESOP Debt").
                     (ii)        The Merger Consideration received by the ESOP trustee in the course of the Merger with respect to unallocated shares of Seller Common Stock shall be first applied by the trustee to the repayment of the ESOP Debt plus any accrued and unpaid interest. The balance of the Merger Consideration, if any, received by the ESOP trustee in the course of the Merger with respect to unallocated shares of Seller Common Stock shall be allocated to the accounts of all participants and beneficiaries in the ESOP who have accounts remaining under the ESOP in proportion to such participants' and beneficiaries' account balances as they exist as of the Effective Time as investment earnings of the ESOP to the maximum extent permitted under the Code and applicable law.
                     (iii)        As soon as practicable after the date hereof, Buyer's counsel shall file or cause to be filed on behalf of Seller, all necessary documents with the IRS for a determination letter on the termination of the ESOP. As soon as practicable after receipt of a favorable determination letter from the IRS (but not prior to the Effective Time) and after the allocation of the Merger Consideration as provided above by the ESOP trustee, the account balances in the ESOP shall be distributed to participants and beneficiaries or transferred to an eligible individual retirement account or qualified plan as a participant or beneficiary may direct.
              5.10.        Press Releases. Except as may be required by law, Seller and the Buyer shall consult with each other as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

              5.11.        State Takeover Statutes. Seller will take all steps necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

              5.12.        Indemnification; Insurance.

              (a)        From and after the Effective Time through the sixth anniversary of the Effective Time, Buyer shall indemnify and hold harmless all present and former directors and officers of Seller and the Seller Subsidiaries (the "Indemnified Parties"), with respect to any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, matter, proceeding or investigation, whether, civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated herein) to the fullest extent that such Indemnified Parties would have been entitled to indemnification by Seller or any Seller Subsidiary under the Articles of Incorporation, charter or Bylaws of Seller or any Seller Subsidiary, or as otherwise set forth in the Schedules to this Agreement, including the right to advancement of expenses subject to an undertaking by each Indemnified Party to repay such amounts if it is ultimately determined that such Indemnified Party is not entitled to indemnification; provided,

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however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim, and provided, further, that nothing contained herein shall extend or be deemed a waiver of any applicable statute of limitations in respect of any claim or claim for indemnification. Without limiting the foregoing, all limitations of liability existing in favor of the Indemnified Parties in the Articles of Incorporation, charter or Bylaws of Seller or any Seller Subsidiary, arising out of matters existing or occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect.
              (b)        Any Indemnified Party wishing to claim indemnification under Section 5.12(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Buyer, but the failure to so notify shall not relieve Buyer of any liability it may have to such Indemnified Party if such failure does not result in material prejudice to Buyer. In the event of any such claim, action, suit, proceeding or investigation (arising after the Effective Time), (i) Buyer shall have the right to assume the defense thereof and Buyer shall not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Buyer elects not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Buyer and the Indemnified Party, the Indemnified Party may retain counsel which is reasonably satisfactory to Buyer, and Buyer shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Party (which may not exceed one firm in any jurisdiction for all Indemnified Parties unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest) in accordance with the obligations set forth in Section 5.12(a) hereof, (ii) the Indemnified Party will cooperate in the defense of any such matter, (iii) Buyer shall not be liable for any settlement effected without its prior written consent and (iv) Buyer shall have no obligation hereunder in the event a federal banking agency or a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of the Indemnified Party in the manner contemplated hereby is prohibited by applicable law.
              (c)        Buyer shall maintain Seller's and Seller's Subsidiaries' existing directors' and officers' liability insurance policy (or purchase a tail insurance policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by Seller and Seller Subsidiaries for a period of six years following the Effective Time, or such lesser period as can be maintained or purchased for 200% of the most recent year's premium. At the request of Buyer, Seller shall use reasonable efforts to procure the tail coverage insurance coverage referred to in the preceding sentence prior to the Effective Time.
               (d)        In the event that Buyer or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, Buyer or any of its successors or assigns, as the case may be, shall use its best efforts to ensure that the successors and assigns of such entity assume the obligations set forth in this Section 5.12.

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              5.13.        Financing. Buyer shall have consummated capital raising to fully fund the aggregate Merger Consideration in accordance with all applicable regulations and guidelines of Regulatory Authorities by July 31, 2001, and shall provide written evidence thereof to Seller relative thereto not later than July 31, 2001. Buyer will have available and shall deposit with the Exchange Agent before the Effective Time cash to provide all funds necessary to pay the aggregate Merger Consideration and Option Consideration.

              5.14.        System Conversion. From and after the date hereof, representatives of Buyer, Seller and the Seller Subsidiaries shall meet on a regular basis to discuss and plan for the conversion of Seller's data processing and related electronic informational systems to those used by Buyer and Eagle Bank and Trust Company, which planning shall include, but not be limited to, discussion of the possible termination by Seller and the Seller Subsidiaries of third-party service provider arrangements effective at the Closing Date or at a date thereafter, non-renewal of personal property leases and software licenses used by Seller and the Seller Subsidiaries in connection with it systems operations and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Seller and the Seller Subsidiaries shall not be obligated to take any such action and, unless, Seller otherwise agrees, no conversion shall in fact take place prior to the Closing Date. In the event that Buyer so requests in writing, and Seller or any Seller Subsidiary determines to take, or so takes, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Buyer shall indemnify Seller and such Seller Subsidiary on terms reasonably satisfactory to Seller for any such fees and expenses, and the cost of reversing the conversion process, if for any reason the Closing does not occur in accordance with the terms of this Agreement.

              5.15.        Disclosure Supplements. From time to time prior to the Effective Time, each party shall promptly supplement or amend any Schedules to this Agreement previously delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Schedules delivered to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

ARTICLE VI

CONDITIONS

              6.01.        Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

              (a)        Shareholder Approval. The approval of this Agreement and the Merger shall have received the requisite vote of the shareholders of Seller at the special meeting of shareholders called pursuant to Section 5.03 hereof.
              (b)        Regulatory Approval. This Agreement and the transactions contemplated hereby shall have been approved by the Federal Reserve Board and any other federal and/or state regulatory agencies whose approval is required for consummation of the transactions contemplated hereby and all requisite waiting periods imposed by the foregoing shall have expired.

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              (c)        No Judicial Prohibition. Neither Seller, Merger Sub nor Buyer shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.
              6.02.        Conditions to Obligations of Seller. The obligations of Seller to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

              (a)        Representations and Warranties. The representations and warranties of Buyer set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specified date or period, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole, provided this subpart (ii) shall not apply to Sections 3.02(a), 3.07, 3.08 and 3.09, and (iii) for the effect of transactions contemplated by this Agreement, and Seller shall have received a certificate of the President of Buyer, signing solely in his capacity as an officer of Buyer, to such effect.
              (b)        Performance of Obligations. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Seller shall have received a certificate of the President of Buyer, signing solely in his capacity as an officer of Buyer, to that effect.
              (c)        Permits, Authorizations, etc. Buyer shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Merger.
              (d)        Merger and Option Consideration. Buyer shall have deposited with the Exchange Agent the aggregate Merger Consideration and Option Consideration to be received by shareholders of Seller and holders of Seller Employee Stock Options upon consummation of the Merger.
              (e)        Opinion of Counsel. Buyer shall have delivered to Seller an opinion of Buyer's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit A to this Agreement.
              (f)        Opinion of Financial Advisor. As of the date hereof and prior to the distribution of the Proxy Statement to the shareholders of Seller, Seller shall have received an opinion from Keefe, Bruyette and Woods, Inc., Seller's financial advisor, to the effect that the consideration to be received by Seller's shareholders from Buyer in connection with the Merger, from a financial point of view, is fair to Seller's shareholders, and such opinion shall have not been withdrawn prior to the Effective Time.
              6.03.        Conditions to Obligations of the Buyer. The obligations of the Buyer to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

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              (a)        Representations and Warranties. The representations and warranties of Seller set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Seller and its Subsidiaries, taken as a whole, provided this subpart (ii) shall not apply to Sections 2.02, 2.03, 2.04(a), 2.05, 2.19(f) and 2.22 - 2.25, and (iii) for the effect of transactions contemplated by this Agreement) and Buyer shall have received a certificate of the Chairman and the President of Seller, signing solely in their capacities as officers of Seller, to such effect.
              (b)        Performance of Obligations. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Buyer shall have received a certificate of the Chairman and the President of Seller signing solely in their capacities as officers of Seller, to that effect.
              (c)        Permits, Authorizations, etc. Seller shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.
              (d)        No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.
              (e)        Opinion of Counsel. Seller shall have delivered to Buyer an opinion of Seller's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit B to this Agreement.
ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

              7.01.        Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of Seller or the shareholders of Buyer:

              (a)        by mutual consent by the Board of Directors of Buyer and by the Board of Directors of Seller;
              (b)        by the Board of Directors of Buyer or the Board of Directors of Seller at any time after October 31, 2001 if the Merger shall not theretofore have been consummated;
              (c)        by the Board of Directors of Buyer or the Board of Directors of Seller if (i) the Federal Reserve Board or any other federal and/or state regulatory agency whose approval is required for the consummation of the transactions contemplated hereby has denied approval of the Merger and such denial has become final and nonappealable, or (ii) the shareholders of Seller shall not have approved this Agreement at the meeting referred to in Section 5.03;

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              (d)        by the Board of Directors of Buyer, on the one hand, or by the Board of Directors of Seller, on the other hand, in the event of (1) a material volitional breach by the other party to this Agreement of any covenant or agreement contained herein or (2) a breach of any representation or warranty contained herein, where the facts which caused the breach of such representation of warranty have resulted, or are likely to result, in a Material Adverse Effect on the breaching party and its Subsidiaries, taken as a whole, provided that the requirement that such breach result in a Material Adverse Effect shall not apply to a breach of Section 3.02(a), 3.07, 3.08 or 3.09 hereof by Buyer or Section 2.02, 2.04(a), 2.05, 2.19(f) or 2.22 - 2.25 by Seller), and in the case of each of (1) and (2), which breach is not cured within 30 days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period;
              (e)        by the Board of Directors of Buyer pursuant to and in accordance with the provisions of Section 5.06 hereof; or
              (f)        by the Board of Directors of Seller at any time after July 31, 2001 if Buyer has not consummated its capital raising to fully fund the payment of the aggregate Merger Consideration.
       For purposes of this Section 7.01, termination by Buyer also shall be deemed to be termination on behalf of Merger Sub.

              7.02.        Effect of Termination. In the event of termination of this Agreement as provided in Section 7.01 above, this Agreement shall forthwith become void and there shall be no liability on the part of Buyer or Seller or their respective officers or directors except as set forth in the second sentence of Section 5.01 and in Sections 5.07, 8.02 and 8.03, and except that no proper termination of this Agreement pursuant to Section 7.01(d) shall relieve the breaching party of any liability to the non-breaching party hereto arising from the intentional, deliberate or willful breach of any representation, warranty, covenant or agreement contained herein, after giving notice to such breaching party and an opportunity to cure as set forth in Section 7.01(d).

              7.03.        Amendment. This Agreement, the Exhibits and the Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of the respective Boards of Directors of Buyer or Seller, at any time before or after approval of this Agreement by the shareholders of Buyer or the shareholders of Seller; provided, however, that after any such approval by the shareholders of Seller or Buyer no such modification shall alter or change the amount or kind of Merger Consideration to be received by holders of Seller Common Stock as provided in this Agreement. This Agreement, the Exhibits and the Schedules hereto may not be amended except by an instrument in writing signed on behalf of each of Buyer and Seller.

              7.04.        Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

ARTICLE VIII

GENERAL PROVISIONS

              8.01.        Non-Survival of Representations, Warranties and Agreements. No investigation by the parties hereto made heretofore or hereafter but prior to the Effective Time shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth

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below in this Section 8.01, all representations, warranties and agreements in this Agreement of the parties or in any instrument delivered by any party pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms. In the event of consummation of the Merger, the agreements contained in or referred to in Sections 1.05-1.10, 5.02(b), 5.07, 5.09 and 5.12 shall survive the Effective Time. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section 5.01 and Sections 5.07, 7.02, 8.02 and 8.03 shall survive such termination.

              8.02.        Indemnification. Buyer and Seller (hereinafter, in such capacity being referred to as the "Securities Indemnifying Party") agree to indemnify and hold harmless each other and their officers, directors and controlling persons (each such other party being hereinafter referred to, individually and/or collectively, as the "Securities Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which the Securities Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (a) arise primarily out of any information furnished to the Securities Indemnified Party by the Securities Indemnifying Party and included in the Proxy Statement, or in any amendment therefor or supplement thereof, or are based primarily upon any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement, or in any amendment thereof or supplement thereto, and provided for inclusion thereof by the Securities Indemnifying Party or (b) arise primarily out of or are based primarily upon the omission or alleged omission by the Securities Indemnifying Party to state in the Proxy Statement, or in any amendment thereof, a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such Securities Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

              8.03.        Liquidated Damages. In the event the Merger is not consummated due to (i) a termination by Seller pursuant to Section 7.01(f) or (ii) a termination by Seller or Buyer pursuant to Section 7.01(c), on account of the failure to obtain any approval from a Regulatory Authority required for consummation of the Merger and such failure to obtain such approval was based solely upon capital adequacy issues related to Buyer's proposed financing of the Merger Consideration, then, in either such event, Buyer shall pay to Seller on the date of such termination of this Agreement $300,000, in cash in immediately available funds, as agreed upon liquidated damages and as the sole and exclusive remedy of Seller against Buyer under this Agreement; provided, however, if the agreed upon liquidated damages is not timely paid the amount thereof shall bear interest at the lesser of 18% per annum or the highest legal rate permitted under Missouri law until such amount is paid, and Buyer also shall be responsible for payment of all costs of collection. In the event the Merger is not consummated due to a termination by either Buyer or Seller pursuant to Section 7.01(c) as a result of the shareholders of Seller not approving this Agreement at the meeting referred to in Section 5.03 and Seller's Board of Directors did not recommend this Agreement and the transactions contemplated hereby in the Proxy Statement, Seller shall pay to Buyer on the date of such termination of this Agreement $300,000, in cash in immediately available funds, as agreed upon liquidated damages and as the sole and exclusive remedy of Buyer against Seller under this Agreement; provided, however, if the agreed upon liquidated damages is not timely paid the amount thereof shall bear interest at the lesser of 18% per annum or the highest legal rate permitted under Missouri law until such amount is paid, and Seller also shall be responsible for payment of all costs of collection.

              8.04.        No Assignment; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including any corporation deemed to be a successor corporation of any of the parties by operation of law) and assigns, but neither this Agreement nor any right or obligation set forth in any

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provision hereof may be transferred or assigned (except by operation of law) by any party hereto without the prior written consent of all other parties, and any purported transfer or assignment in violation of this Section 8.04 shall be void and of no effect. There shall not be any third party beneficiaries of any provisions hereof except for Sections 1.07, 1.10, 5.09, 5.12 and 8.02 which may be enforced against Buyer or Seller, as the case may be, by the parties therein identified or described.

              8.05.        Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement. Notwithstanding anything contained herein, no party shall be required to violate any applicable law in the performance of its duties hereunder.

              8.06.        No Implied Waiver. No failure or delay on the part of any party hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

              8.07.        Headings. Article, section, subsection and paragraph titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

              8.08.        Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof, supersede all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or other agreements or understandings with respect thereto. No waiver, and no modification or amendment, of any provision of this Agreement, shall be effective unless specifically made in writing and duly signed by all parties thereto.

              8.09.        Counterparts. This Agreement may be executed in one or more counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

              8.10.        Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (a) on the date given if delivered personally or by cable, telegram, telex or telecopy or (b) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (i)        if to the Buyer:
                                      Jefferson County Bancshares, Inc.
                                      680 S. Mill Street
                                      P.O. Box 129
                                      Festus, Missouri 63010
                                      Attention: Michael W. Walsh, President
                                      Telecopy: (636) 931-3611

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       Copy to:
                                      Robert M. LaRose, Esq.
                                      Thompson Coburn LLP
                                      One Firstar Plaza
                                      St. Louis, Missouri 63101
                                      Telecopy: (314) 552-7000

       (ii)        if to Seller:
                                      Perry County Financial Corporation
                                      14 North Jackson Street
                                      Perryville, Missouri 63775
                                      Attention: Leo J. Rozier, President
                                      Telecopy: (573) 547-2667
       Copy to:
                                      Martin L. Meyrowitz, P.C.
                                      Silver, Freedman & Taff L.L.P.
                                      1100 New York Avenue, Suite 700
                                      Washington, D.C. 20005
                                      Telecopy: (202) 682-0354

              8.11.        Governing Law. This Agreement shall be governed by and controlled as to validity, enforcement, interpretation, effect and in all other respects by the internal laws of the State of Missouri applicable to contracts made in that state.

[remainder of this page intentionally left blank]

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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be affixed hereto, all as of the date first written above.

Attest:	JEFFERSON COUNTY BANCSHARES, INC.
/s/ Lorna J. Fink	By: /s/ Michael W. Walsh
Lorna J. Fink	Michael W. Walsh President and Chief Executive Officer
Attest:	PCFC ACQUISITION CORP.
/s/ Kenneth Bartz	By: /s/ Michael W. Walsh
Kenneth Bartz Assistant Secretary	Michael W. Walsh President
Attest:	PERRY COUNTY FINANCIAL CORPORATION
/s/ Rachell A. Janet	By: /s/ Leo J. Rozier
Rachell A. Janet Assistant Secretary	Leo J. Rozier President and Chief Executive Officer

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Appendix B

January 26, 2001

Board of Directors
Perry County Financial Corporation
14 North Jackson Street
Perryville, Missouri 63775

Dear Gentlemen:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of Perry County Financial Corporation ("PCBC"), of the consideration to be received by such stockholders in the merger (the "Merger") between PCBC and Jefferson County Bancshares, Inc. ("Jefferson County"). We have not been requested to opine as to, and our opinion does not in any manner address, PCBC's underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger, dated January 26, 2001, between PCBC and Jefferson County and a wholly owned subsidiary thereof (the "Agreement"), at the effective time of the Merger, Jefferson County will acquire all of PCBC's outstanding shares of common stock including all allocated and unallocated shares of common stock under the ESOP and all vested and unvested shares underlying awards under PCBC's recognition and retention plan. The holders of PCBC common stock will receive $23.50 per share, in cash, upon surrender of stock certificates of PCBC representing the shares following the effective date of the merger. In addition, all options to purchase shares outstanding on the effective date of the Merger would be cancelled in exchange for the purchase thereof by Jefferson County in cash for an amount equal to the excess of the per share merger price over the per share exercise price, multiplied by the number of shares covered by the option in question. The complete terms of the proposed transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

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In connection with this opinion we reviewed certain financial and other business data supplied to us by PCBC: Annual Reports for the years ended September 30, 1997, 1998, and 1999; Proxy Statements for the years ended September 30, 1997, 1998, and 1999; consolidated audited financial statements of PCBC at and for the year ended September 30, 2000; and other information we deemed relevant. We discussed with senior management and the board of directors of PCBC the current position and prospective outlook for PCBC. We reviewed financial and stock market data of other savings institutions, particularly in the PCBC region of the United States, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of savings institutions or proposed changes of control of comparably situated companies.

For Jefferson County, we reviewed the annual report for the fiscal years ended December 31, 1998, and 1999; financial statements (unaudited) for the nine months ended September 30, 2000; and certain other information we deemed relevant.

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by PCBC and Jefferson County and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including asset valuations we received from PCBC, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of PCBC management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of PCBC and Jefferson County. We have further relied on the assurances of management of PCBC and Jefferson County that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to PCBC or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to PCBC in connection with the Merger and will receive a fee for such services, a portion of which is contingent upon the consummation of the Merger. In addition, PCBC has agreed to indemnify us for certain liabilities arising out of our engagement by PCBC in connection with the Merger.

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Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be received by the stockholders of PCBC in the Merger under the terms of the Agreement is fair, from a financial point of view, to the stockholders of PCBC.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion and any update thereof may be included in its entirety in the proxy statement of PCBC used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of PCBC in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Very truly yours,

Keefe, Bruyette, & Woods, Inc.

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Appendix C

Missouri General and Business Corporation Law
Section 351.455

SHAREHOLDER WHO OBJECTS TO MERGER MAY DEMAND VALUE OF
SHARES, WHEN.--

1.	If a shareholder of a corporation which is a party to a merger or consolidation shall file with such corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to such plan of merger or consolidation, and shall not vote in favor thereof, and such shareholder, within twenty days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to such shareholder, upon surrender of his certificate or certificates representing said shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder failing to make demand within the twenty day period shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof.

2.	If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his certificate or certificates representing said shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

3.	If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the

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dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

4.	The right of a dissenting shareholder to be paid the fair value of his shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.
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Appendix D

MICHAEL TROKEY & COMPANY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
10411 CLAYTON ROAD
ST. LOUIS, MO 63131
(314) 432-0996

Report of Independent Auditors

The Board of Directors
Perry County Financial Corporation
Perryville, Missouri

       We have audited the accompanying consolidated balance sheets of Perry County Financial Corporation and subsidiary (Company), as of September 30, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Perry County Financial Corporation and subsidiary as of September 30, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2000 in conformity with generally accepted accounting principles.

MICHAEL TROKEY & COMPANY, P.C.

St. Louis, Missouri
November 29, 2000

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Balance Sheets

September 30, 2000 and 1999

	2000	1999
Assets
Cash and cash equivalents	$33,551,233	2,702,394
Securities available for sale, at market value (amortized cost of $4,938,404 and $40,689,812)	4,950,056	37,598,925
Federal Home Loan Bank Stock	750,000	750,000
Mortgage-backed securities available for sale, at market value (amortized cost of $35,125,029 and $37,243,056)	34,265,602	36,491,591
Loans receivable, net	17,685,109	16,600,996
Premises and equipment, net	288,416	311,740
Accrued interest receivable:
Securities	98,201	497,458
Mortgage-backed securities	196,629	203,805
Loans receivable	72,530	79,191
Deferred tax asset	1,104,907	1,325,803
Refundable income taxes	948,636	-
Other assets	37,905	55,047
Total assets	$93,949,224	96,616,950

Liabilities and Stockholders' Equity
Deposits	$66,608,646	67,747,445
Accrued interest on deposits	156,265	151,751
Advances from FHLB of Des Moines	15,000,000	15,000,000
Advances from borrowers for taxes and insurance	225,469	288,846
Other liabilities	82,289	89,218
Accrued income taxes	30,485	122,812
Total liabilities	82,103,154	83,400,072

Commitments and contingencies
Stockholders' equity:
Serial preferred stock, $.01 par value; 1,000,000 shares authorized; shares issued and outstanding - none	-	-
Common stock, $.01 par value; 5,000,000 shares authorized; 856,452 shares issued	8,565	8,565
Additional paid-in capital	8,254,013	8,220,541
Common stock acquired by ESOP	(409,305)	(455,275)
Common stock acquired by MRP	(50,934)	(141,056)
Unrealized loss on securities available for sale, net	(534,098)	(2,420,682)
Treasury stock, at cost, 114,524 shares	(2,193,325)	(2,193,325)
Retained earnings - substantially restricted	6,771,154	10,198,110
Total stockholders' equity	11,846,070	13,216,878
Total liabilities and stockholders' equity	$93,949,224	96,616,950

See accompanying notes to consolidated financial statements.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Operations

Years Ended September 30, 2000, 1999 and 1998

	2000	1999	1998
Interest income:
Loans receivable	$ 1,294,618	1,219,136	1,207,200
Mortgage-backed securities	2,187,965	2,310,106	2,050,704
Securities	1,347,567	2,589,063	2,399,372
Other interest-earning assets	1,416,828	344,408	313,014
Total interest income	6,246,978	6,462,713	5,970,290
Interest expense:
Deposits:
NOW	82,321	78,258	72,783
Passbook accounts	106,224	113,732	111,277
Money market deposit accounts	455,459	439,222	360,078
Certificates	2,736,739	2,697,518	2,719,639
Advances from FHLB	839,309	837,055	489,964
Total interest expense	4,220,052	4,165,785	3,753,741
Net interest income	2,026,926	2,296,928	2,216,549
Provision for loan losses	-	5,000	-
Net interest income after provision for loan losses	2,026,926	2,291,928	2,216,549
Noninterest income:
Service charges on NOW accounts	24,548	24,397	29,283
Loss on sale of securities available for sale	(5,747,625)	-	-
Gain (loss) on sale of mortgage-backed securities available for sale	(238,216)	106,287	3,760
Other	6,323	8,337	5,860
Total noninterest income	(5,954,970)	139,021	38,903
Noninterest expense:
Compensation and benefits	601,176	607,544	595,638
Occupancy expense	28,860	29,508	31,169
Equipment and data processing expense	91,594	94,339	84,704
SAIF deposit insurance premium	20,577	38,643	38,209
Other	163,234	164,993	172,525
Total noninterest expense	905,441	935,027	922,245
Earnings (loss) before income taxes	(4,833,485)	1,495,922	1,333,207
Income taxes:
Current	(868,489)	611,935	525,826
Deferred	(887,096)	(32,000)	670
Total income taxes	(1,755,585)	579,935	526,496
Net earnings (loss)	$(3,077,900)	915,987	806,711
Basic earnings (loss) per common share	$(4.41)	1.23	1.04
Diluted earnings (loss) per common share	$(4.41)	1.22	1.03

See accompanying notes to consolidated financial statements.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Stockholders' Equity

Years Ended September 30, 2000, 1999 and 1998

	Common Stock	Additional Paid-in Capital	Common Stock Acquired by ESOP	Common Stock Acquired by MRP

Balance at September 30, 1997	$8,565	8,110,852	(547,216)	(257,269)
Net earnings	-	-	-	-
Reclass of gains included in operations	-	-	-	-
Unrealized holding gains	-	-	-	-
Comprehensive earnings
Shares issued under MRP	-	3,312	-	(12,062)
Amortization of MRP awards	-	-	-	80,301
Cash dividends of $.40 per share	-	-	-	-
Amortization of ESOP awards	-	56,601	45,970	-
Treasury stock purchased	-	-	-	-
Balance at September 30, 1998	8,565	8,170,765	(501,246)	(189,030)
Net earnings	-	-	-	-
Reclass of gains included in operations	-	-	-	-
Unrealized holding losses	-	-	-	-
Comprehensive earnings
Shares issued under MRP	-	1,318	-	(32,528)
Amortization of MRP awards	-	-	-	80,502
Cash dividends of $.50 per share	-	-	-	-
Amortization of ESOP awards	-	48,458	45,971	-
Treasury stock purchased	-	-	-	-
Balance at September 30, 1999	8,565	8,220,541	(455,275)	(141,056)
Net earnings (loss)	-	-	-	-
Reclass of loss included in operations	-	-	-	-
Unrealized loss on securities available
for sale, net	-	-	-	-
Comprehensive loss
Amortization of MRP awards	-	-	-	90,122
Cash dividends of $.50 per share	-	-	-	-
Amortization of ESOP awards	-	33,472	45,970	-
Treasury stock purchased	-	-	-	-
Balance at September 30, 2000	$8,565	8,254,013	(409,305)	(50,934)

(Continued)

See accompanying notes to consolidated financial statements.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Stockholders' Equity
Years Ended September 30, 2000, 1999 and 1998

	Unrealized Gain (Loss) on Securities Available For Sale	Treasury Stock	Retained Earnings	Total Stockholders' Equity

Balance at September 30, 1997	$ (9,153)	(499,815)	9,242,636	16,048,600
Net earnings	-	-	806,711	806,711
Reclass of gains included in operations	(2,369)	-	-	(2,369)
Unrealized holding gains	347,472	-	-	347,472
Comprehensive earnings				1,151,814
Shares issued under MRP	-	8,750	-	-
Amortization of MRP awards	-	-	-	80,301
Cash dividends of $.40 per share	-	-	(386,838)	(386,838)
Amortization of ESOP awards	-	-	-	102,571
Treasury stock purchased	-	(117,750)	-	(117,750)
Balance at September 30, 1998	335,950	(608,815)	9,662,509	16,878,698
Net earnings	-	-	915,987	915,987
Reclass of gains included in operations	(66,961)	-	-	(66,961)
Unrealized holding losses	(2,689,671)	-	-	(2,689,671)
Comprehensive earnings				(1,840,645)
Shares issued under MRP	-	31,210	-	-
Amortization of MRP awards	-	-	-	80,502
Cash dividends of $.50 per share	-	-	(380,386)	(380,386)
Amortization of ESOP awards	-	-	-	94,429
Treasury stock purchased	-	(1,615,720)	-	(1,615,720)
Balance at September 30, 1999	(2,420,682)	(2,193,325)	10,198,110	13,216,878
Net earnings (loss)	-	-	(3,077,900)	(3,077,900)
Reclass of loss included in operations	3,950,655	-	-	3,950,655
Unrealized loss on securities available
for sale, net	(2,064,071)	-	-	(2,064,071)
Comprehensive loss				(1,191,316)
Amortization of MRP awards	-	-	-	90,122
Cash dividends of $.50 per share	-	-	(349,056)	(349,056)
Amortization of ESOP awards	-	-	-	79,442
Treasury stock purchased	-	-	-	-
Balance at September 30, 2000	$ (534,098)	(2,193,325)	6,771,154	11,846,070

See accompanying notes to consolidated financial statements.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years Ended September 30, 2000, 1999 and 1998

	2000	1999	1998
Cash flows from operating activities:
Net earnings (loss)	$(3,077,900)	915,987	806,711
Adjustments to reconcile net earnings (loss) to cash provided by (used for) operating activities:
Depreciation expense	27,189	28,026	18,068
Provision for loan loss	-	5,000	-
ESOP expense	79,442	94,429	102,571
MRP expense	90,122	80,502	80,301
Amortization of premiums, discounts and loan fees, net	(310,937)	(509,013)	(318,244)
Loss (gain) on sale of mortgage-backed securities available sale	238,216	(106,287)	(3,760)
Loss on sale of securities available for sale	5,747,625	-	-
Decrease (increase) in:
Accrued interest receivable	413,094	(86,017)	14,560
Refundable income taxes	(948,636)	-	-
Other assets	17,142	10,102	(32,971)
Increase (decrease) in:
Accrued interest on deposits	4,514	7,670	21,925
Other liabilities	(6,929)	35,238	28,344
Accrued income taxes	(92,327)	50,977	(15,846)
Deferred income tax asset/liability	(887,096)	(32,000)	670
Net cash provided by (used for) operating activities	1,293,519	494,614	702,329
Cash flows from investing activities:
Loans originated, net of principal collections	(1,082,941)	(836,864)	(1,854,251)
Mortgage-backed securities available for sale:
Purchased	(8,532,881)	(16,802,234)	(10,036,213)
Principal collections	4,631,931	9,162,197	5,944,652
Proceeds from sale	5,787,068	4,195,315	901,069
Securities available for sale:
Purchased	(4,899,173)	(21,157,634)	(27,477,856)
Proceeds from maturity or call	500,000	14,149,666	29,377,989
Proceeds from sale	34,706,413	-	800,000
Purchase of FHLB stock, net of redemption	-	-	(148,500)
Purchase of premises and equipment	(3,865)	(6,443)	(63,896)
Net cash provided by (used for) investing activities	31,106,552	(11,295,997)	(2,557,006)
Cash flows from financing activities:
Net increase (decrease) in:
Deposits	(1,138,799)	3,596,732	3,079,639
Advances from borrowers for taxes and insurance	(63,377)	106,637	23,973
Advances from FHLB	-	-	18,000,000
Repayment of advances from FHLB	-	-	(9,500,000)
Purchase of treasury shares	-	(1,615,720)	(117,750)
Dividends paid to stockholders	(349,056)	(380,386)	(386,838)
Net cash provided by (used for) financing activities	(1,551,232)	1,707,263	11,099,024
Net increase (decrease) in cash and cash equivalents	30,848,839	(9,094,120)	9,244,347
Cash and cash equivalents at beginning of year	2,702,394	11,796,514	2,552,167
Cash and cash equivalents at end of year	$33,551,233	2,702,394	11,796,514
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest on deposits	$ 3,376,229	3,321,060	3,241,852
Interest on advances from FHLB	839,309	837,055	489,964
Federal income taxes	152,340	503,481	476,320
State income taxes	20,000	57,476	65,352
See accompanying notes to consolidated financial statements.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2000 and 1999 and
Years Ended September 30, 2000, 1999 and 1998

(1)       Summary of Significant Accounting Policies

           Perry County Savings Bank converted from a state-chartered mutual savings and loan association to a Federally-chartered mutual savings bank, Perry County Savings Bank, FSB, on November 23, 1994. On February 10, 1995, Perry County Savings Bank, FSB (Bank) completed its conversion from mutual to stock form and became a wholly-owned subsidiary of a newly formed Missouri holding company, Perry County Financial Corporation (Company). The following comprise the significant accounting policies which the Company and the Bank follow in preparing and presenting their consolidated financial statements:

a.	The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Perry County Savings Bank, FSB. The Company has no significant assets other than common stock of the Bank, the loan to the ESOP, and net proceeds retained by the Company following the conversion. The Company's principal business is the business of the Bank. All significant intercompany accounts and transactions have been eliminated.

b.	For purposes of reporting cash flows, cash and cash equivalents include cash and due from depository institutions and interest-bearing deposits in other depository institutions with original maturities of three months or less. Interest-bearing deposits in other depository institutions were $33,315,296 and $2,450,022 at September 30, 2000 and 1999, respectively.

c.	Securities and mortgage-backed securities which the Bank has the positive intent and ability to hold to maturity are classified as held to maturity securities and reported at cost, adjusted for amortization of premiums and accretion of discounts over the life of the security using the interest method. Securities and mortgage-backed securities not classified as held to maturity securities are classified as available for sale securities and reported at fair value, with unrealized gains and losses excluded from net earnings and reported in a separate component of stockholders' equity. The Bank does not purchase securities and mortgage-backed securities for trading purposes. The cost of securities sold is determined by specific identification.

d.	Loans receivable, net are carried at unpaid principal balances, less loans in process, net deferred loan fees, and allowance for losses. Loan origination and commitment fees and certain direct loan origination costs are deferred and amortized to interest income over the contractual life of the loan using the interest method.

e.	Specific valuation allowances are established for impaired loans for the difference between the loan amount and the fair value of collateral less estimated selling costs under the provisions of SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." The Bank considers a loan to be impaired when, based on

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement on a timely basis. The types of loans for which impairment is measured under SFAS No. 114 and No. 118 include nonaccrual income property loans (excluding those loans included in the homogenous portfolio which are collectively reviewed for impairment), large, nonaccrual single family loans and troubled debt restructurings. Such loans are placed on nonaccrual status at the point they become contractually delinquent more than 90 days. Impairment losses are recognized through an increase in the allowance for loan losses. There were no impaired loans under SFAS No. 114 and No. 118 at September 30, 2000 or 1999.

f.	Allowance for losses are available to absorb losses incurred on loans receivable and represents additions charged to expense, less net charge-offs. Increases to the allowance are charged to the provision for loan losses. Charge-offs to the allowance are made when all, or a portion, of the loan is confirmed as a loss based upon management's review of the loan or through repossession of the underlying collateral. Recoveries are credited to the allowance. The allowance for losses is established based on management's assessment of trends in the loan portfolio and management's periodic review of the loans in the portfolio. In determining the allowance for losses to be maintained, management evaluates current economic conditions, past loss and collection experience, fair value of the underlying collateral and risk characteristics of the loan portfolio. Management believes that allowance for losses on loans receivable is adequate. The Bank is subject to periodic examination by regulatory agencies which may require the Bank to record increases in the allowance based on their evaluation of available information. There can be no assurance that the Bank's regulators will not require further increases to the allowance.

g.	Premises and equipment, net are carried at cost, less accumulated depreciation. Depreciation of premises and equipment is computed using the straight-line method based on the estimated useful lives of the related assets. Estimated lives are generally thirty to fifty years for building and improvements, and five to ten years for furniture and equipment.

h.	Interest on securities, mortgage-backed securities and loans receivable is accrued as earned. Interest on loans receivable contractually delinquent more than ninety days is excluded from income until collected.

i.	Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that will more likely than not be realized. Income tax expense is the tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

j.	Earnings per share are based upon the weighted-average shares outstanding. ESOP shares which have been committed to be released are considered outstanding, and stock options to the extent dilutive.
k.	The Bank has adopted the disclosure requirements under SFAS No. 123, but will continue to recognize compensation expense for stock-based employee compensation plans under APB No. 25. The Bank reports compensation expense equal to the average fair value of the ESOP shares committed to be released in accordance with the provisions of Statement of Position 93-6.

l.	The following paragraphs summarize the impact of new accounting pronouncements:

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement establishes standards for accounting and reporting of derivative instruments, including derivative instruments embedded in another type of contract and for hedging activities. The statement further requires that all derivatives should be recognized as either assets or liabilities and measured at the fair value. The accounting for changes in the fair value, or gains or losses, of a derivative depends on the use of the derivative and resulting designation. SFAS No. 133, as amended by SFAS No. 137 and No. 138 is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 is not expected to affect the financial position or results of the operations of the Bank.

(2)       Risks and Uncertainties

           The Bank is a community oriented financial institution which provides traditional financial services within the areas it serves. The Bank is engaged primarily in the business of attracting deposits from the general public and using these funds to originate one- to four-family residential real estate loans located primarily in Perry County, Missouri. Senior management of the Bank monitors the level of net interest income and noninterest income from various products and services. Further, operations of the Bank are managed and financial performance is evaluated on an industry-wide basis. As a result, all of the Bank's operations are considered by management to be aggregated in one reportable operating segment.

           The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions which affect the reported amounts of assets and liabilities as of the balance sheet dates and income and expenses for the periods covered. Actual results could differ significantly from these estimates and assumptions.

           The Bank's operations are affected by interest rate risk, credit risk, market risk and regulations by the Office of Thrift Supervision (OTS). The Bank is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice more rapidly, or on a different basis, than its interest-earning assets. The Bank uses a net market value methodology provided by the OTS to measure its interest rate risk exposure. Net portfolio value is the expected discounted cash flows from the institution's assets, liabilities and off-balance-sheet contracts. This exposure is a measure of the potential decline in the net portfolio value of the Bank based upon the effect of an assumed increase or decrease in interest rates in 100 basis point increments. Credit risk is the risk of default on the Bank's loan portfolio that results from the borrowers' inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying loans receivable and the valuation of real estate held by the Bank. The Bank is subject to periodic examination by regulatory agencies which may require the Bank to record increases in the allowances based on their evaluation of available information. There can be no assurance that the Bank's regulators will not require further increases to the allowances.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

           The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments generally include commitments to originate mortgage loans. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The Bank's maximum exposure to credit loss in the event of nonperformance by the borrower is represented by the contractual amount and related accrued interest receivable of those instruments. The Bank minimizes this risk by evaluating each borrower's creditworthiness on a case-by-case basis. Generally, collateral held by the Bank consists of a first or second mortgage on the borrower's property. The amount of collateral obtained is based upon an appraisal of the property. The Bank offers adjustable-rate loans and fixed-rate loans. Commitments at September 30, 2000 to originate fixed-rate mortgage loans and fund loans in process were $180,000 expiring in 180 days or less.

(3)       Securities:

           Securities are summarized as follows:

	2000
	Amortized Cost	Unrealized Gains	Unrealized Losses	Market Value
Available for sale:
Debt securities - Federal agency obligations	$ 4,938,404	13,455	(1,803)	4,950,056
Weighted-average rate	6.48%

	1999

	Amortized Cost	Unrealized Gains	Unrealized Losses	Market Value
Available for sale:
Debt securities - Federal agency obligations	$40,689,812	-	(3,090,887)	37,598,925
Weighted-average rate	6.78%

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

Maturities of debt securities available for sale are summarized as follows:
	2000
	Amortized Cost	Market Value

Due in one year or less	$1,993,709	1,992,106
Due after one year through five years	2,944,695	2,957,950
	$4,938,404	4,950,056

           Proceeds from sales of securities available for sale and gross realized gains and losses on these sales are summarized as follows:

	2000	1999	1998

Proceeds from sale	$ 34,706,413	-	800,000
Gross realized gains	$ -	-	-
Gross realized losses	(5,747,625)	-	-
Net gains (losses)	$ (5,747,625)	-	-

(4)       Mortgage-backed Securities:

            Mortgage-backed securities are summarized as follows:

	2000
	Amortized Cost	Unrealized Gains	Unrealized Losses	Market Value

Available for sale:
Mortgage-participation certificates:
FHLMC	$ 2,298,575	8,575	(8,579)	2,298,571
GNMA	22,665,315	22,137	(721,658)	21,965,794
FNMA	10,161,139	14,797	(174,699)	10,001,237
	$35,125,029	45,509	(904,936)	34,265,602
Weighted-average rate	6.86%

	1999
	Amortized Cost	Unrealized Gains	Unrealized Losses	Market Value

Available for sale:
Mortgage-participation certificates:
FHLMC	$ 463,926	-	(8,133)	455,793
GNMA	30,699,022	33,475	(655,665)	30,076,832
FNMA	6,080,108	11,840	(132,982)	5,958,966
	$37,243,056	45,315	(796,780)	36,491,591
Weighted-average rate	6.54%

            Mortgage-backed securities with a market value of $6,224,000 and $1,663,000 were pledged as collateral to secure advances from FHLB of Des Moines and certain deposits, respectively, at

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2000. Adjustable-rate mortgage and balloon loans included in mortgage-backed securities at September 30, 2000 and 1999 were approximately $9,800,000 and $9,187,000, respectively.

            Proceeds from sales of mortgage-backed securities available for sale and gross realized gains and losses on these sales are summarized as follows:

	2000	1999	1998

Proceeds from sale	$ 5,787,068	4,195,315	901,069

Gross realized gains	$ 933	106,287	10,267
Gross realized losses	(239,149)	-	(6,507)
Net gains (losses)	$ (238,216)	106,287	3,760

(5)        Loans Receivable, Net

            Loans receivable, net are summarized as follows:

	2000	1999
Real estate loans:
Single, 1-4 family units	$ 15,516,189	14,379,196
Multi-family, 5 or more units	13,521	26,892
Construction	656,000	1,029,840
Land	620,469	637,905
Commercial	904,596	617,844
Loans secured by deposit accounts	302,684	279,953
	18,013,459	16,971,630
Loans in process	(283,393)	(329,405)
Deferred loan fees	(14,957)	(11,229)
Allowance for losses	(30,000)	(30,000)
	$ 17,685,109	16,600,996
Weighted-average rate	7.61%	7.51%

            Real estate construction loans at September 30, 2000, are secured primarily by single, 1-4 family units. Adjustable-rate loans included in the loan portfolio amounted to $401,000 and $504,000 at September 30, 2000 and 1999, respectively.

            Following is a summary of activity in allowance for losses:

	2000	1999	1998

Balance, beginning of year	$30,000	25,000	25,000
Provision charged to expense	-	5,000	-
Balance, end of year	$30,000	30,000	25,000

            The Bank had one non-accrual loan at September 30, 2000 of $156,000 and no non-accrual loans at September 30, 1999.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

            Following is a summary of loans in excess of $60,000 to directors and executive officers for the year ended September 30, 2000:

Balance, September 30, 1999	$ 255,724
Repayments	(10,717)
Balance, September 30, 2000	$ 245,007

            These loans were made on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated persons.

(6)       Premises and Equipment, Net

            Premises and equipment, net are summarized as follows:

	2000	1999

Land	$ 46,972	46,972
Building and improvements	350,356	350,356
Furniture, fixtures and equipment	179,369	175,504
	576,697	572,832
Less accumulated depreciation	288,281	261,092

	$288,416	311,740

            Depreciation expense for the years ended September 30, 2000, 1999 and 1998 was $27,189, $28,026 and $18,068, respectively.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

(7)       Deposits

           Deposits are summarized as follows:

	2000	1999
Description and interest rate
Noninterest-bearing checking	$ 41,365	59,200
NOW accounts, 2.25%	3,589,135	3,467,695
Savings accounts, 2.75%	3,635,446	4,075,051
Money market deposit accounts, 4.96% and 4.72%, respectively	9,552,650	10,045,753
Total transaction accounts	16,818,596	17,647,699
Certificates:
2.01 - 3.00%	130,558	120,000
3.01 - 4.00%	-	-
4.01 - 5.00%	2,599,279	13,790,019
5.01 - 6.00%	21,996,230	34,680,622
6.01 - 7.00%	21,450,929	1,509,105
7.01 - 8.00%	3,613,054	-
Total certificates, 6.02% and 5.29%, respectively	49,790,050	50,099,746
Total deposits	$66,608,646	67,747,445

Weighted-average rate - deposits	5.47%	4.98%

           Certificate maturities at September 30, 2000 are summarized as follows:

October 1, 2000 to September 30, 2001	$40,516,246
October 1, 2001 to September 30, 2002	6,789,406
October 1, 2002 to September 30, 2003	1,797,828
October 1, 2003 to September 30, 2004	491,132
October 1, 2004 to September 30, 2005	195,438
$49,790,050

           Certificates of deposits of $100,000 or more at September 30, 2000 are summarized as follows:

Maturing in:
Three months or less	$3,131,635
Over three through six months	2,581,837
Over six through twelve months	2,085,882
$7,799,354

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

(8)       Advances from FHLB of Des Moines

           Advances from Federal Home Loan Bank of Des Moines are summarized as follows:

Maturity Date	Interest Rate	Initial Call Date	2000	1999

May 8, 2008	5.62%	May 8, 2003	$ 5,500,000	5,500,000
July 15, 2008	5.52%	July 15, 2003	8,000,000	8,000,000
September 11, 2008	4.99%	September 11, 2001	1,500,000	1,500,000
			$15,000,000	15,000,000
           Advances from Federal Home Loan Bank of Des Moines were secured by FHLB stock, certain mortgage-backed securities and single-family mortgage loans of $11,795,039. See also notes 3 and 4. All advances at September 30, 2000 are subject to call at the dates indicated and every three months thereafter.

(9)       Income Taxes

           The Company and the Bank file separate federal income tax returns on a calendar year basis. The Bank's tax bad debt reserves in excess of the 1987 tax year level are subject to recapture as a result of legislation enacted in 1996. The recapture is payable in equal amounts over six years in tax years beginning January 1, 1998 and thereafter. The Bank was able to defer the recapture of its applicable excess tax bad debt reserves for two years by having met a residential loan requirement. The Bank is permitted to make additions to the tax bad debt reserve using the experience method.

           Income taxes are summarized as follows:

	2000	1999	1998
Current:
Federal	$ (823,346)	541,860	462,655
State	(45,143)	70,075	63,171
	(868,489)	611,935	525,826
Deferred:
Federal	(883,014)	(34,000)	1,639
State	(4,082)	2,000	(969)
	(887,096)	(32,000)	670
	$(1,755,585)	579,935	526,496

           The Bank has an net operating loss carryforward for Federal income tax purposes of $2,300,000 which expires in 2020.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

           Total income tax expense is different than the amounts computed by applying the federal rate of 34% in the years ending September 30, 2000, 1999 and 1998 to earnings (loss) before taxes as a result of the following:

	2000	1999	1998

Expected income tax expense at Federal tax rate	$(1,643,384)	508,613	453,291
ESOP compensation expense	11,380	16,475	19,244
State income tax, net of Federal tax benefit	(45,143)	45,718	41,664
Other	(78,438)	9,129	12,297
	$(1,755,585)	579,935	526,496

Effective tax rate	(36.3)%	38.8%	39.5%

           The provisions of SFAS No. 109 require the Bank to establish a liability for the tax effect of the tax bad debt reserves over amounts at December 31, 1987. The Bank's tax bad debt reserves at December 31, 1987 were approximately $1,354,000. The estimated deferred tax liability on such amount is approximately $460,000, which has not been recorded in the accompanying consolidated financial statements. If these tax bad debt reserves are used for other than loan losses, the amount used will be subject to Federal income taxes at the then prevailing corporate rate.

           The components of the net deferred tax asset (liability) are summarized as follows:

	2000	1999
Deferred tax asset:
Allowance for loan losses	$ 11,100	11,100
Unrealized loss on securities and MBSs available for sale	313,677	1,421,670
Net operating loss carryforward	845,787	-
Book over tax ESOP and MRP expense, net	46,695	42,224
Deferred tax asset	1,217,259	1,474,994
Deferred tax liability:
Tax bad debt reserves arising after December 31, 1987	(107,986)	(144,825)
FHLB stock dividend	(4,366)	(4,366)
Deferred tax liability	(112,352)	(149,191)
Net deferred tax asset (liability)	$1,104,907	1,325,803

(10)     Stockholders' Equity and Regulatory Capital

           On February 10, 1995, Perry County Savings Bank, FSB converted from mutual to stock form and became a wholly-owned subsidiary of a newly formed Missouri holding company, Perry County Financial Corporation. The Company issued 856,452 shares of common stock at $10 per share in conjunction with the offering. Net proceeds from the sale of common stock in the offering were $7,267,041, after deduction of conversion costs of $612,319, and unearned compensation related to shares issued to the Employee Stock Ownership Plan. The Company retained 50% of the net conversion proceeds, less the funds used to originate a loan to the Bank's ESOP for the purchase of shares of common stock, and used the balance of the net proceeds to purchase all of the stock of the Bank in the conversion.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

           The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to quantitative judgments by the regulators about components, risk-weightings and other factors. At September 30, 2000, the Bank met all capital adequacy requirements. The Bank is also subject to the regulatory framework for prompt corrective action. The most recent notification from the regulatory agencies categorized the Bank as well capitalized. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the dates of the aforementioned notifications that management believes have changed the Bank's category.

           The Bank's actual and required capital amounts and ratios at September 30, 2000 are as follows:

	Actual		Minimum Required for Capital Adequacy		Minimum Required to be "Well Capitalized"
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)

Consolidated stockholders' equity	$11,846
Stockholders' equity of Company	(1,281)
Deferred tax asset - limited	(901)
Unrealized loss on securities	534
Tangible capital	10,198	11.0%	$1,392	1.5%
General valuation allowance	30
Total capital to risk-weighted assets	$10,228	46.5%	$1,759	8.0%	$2,199	10.0%
Tier 1 capital to risk-weighted assets	$10,198	46.4%	$880	4.0%	$1,319	6.0%
Tier 1 capital to total assets	$10,198	11.0%	$3,711	4.0%	$4,639	5.0%
           Deposit account holders and borrowers do not have voting rights in Perry County Savings Bank. Voting rights were vested exclusively with the stockholders of the holding company. Deposit account holders continue to be insured by the SAIF. A liquidation account was established at the time of conversion in an amount equal to the capital of the Bank as of the date of the latest balance sheet contained in the final prospectus. Each eligible account holder or supplemental eligible account holder is entitled to a proportionate share of this account in the event of a complete liquidation of the Bank, and only in such event. This share will be reduced if the account holder's or supplemental eligible account holder's deposit balance falls below the amounts on the date of record and will cease to exist if the account is closed. The liquidation account will never be increased despite any increase in the related deposit balance.

           An OTS regulation restricts the Bank's ability to make capital distributions, including paying dividends. The regulation does not permit cash dividend payments if the Bank's capital would be reduced below the amount of the minimum capital requirements or the liquidation account established at the time of conversion to stock form. The OTS may impose other restrictions on payment of dividends.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

           Following is a summary of basic and diluted earnings (loss) per common share for the year ended September 30, 2000, 1999 and 1998:

	2000	1999	1998

Net earnings (loss)	$ (3,077,900)	915,987	806,711
Weighted-average shares - Basic EPS	698,699	746,260	775,325
Stock options - treasury stock method	-	2,883	8,352
Weighted-average shares - Diluted EPS	698,699	749,143	783,677
Basic earnings (loss) per common share	$(4.41)	1.23	1.04

Diluted earnings (loss) per common share	$(4.41)	1.22	1.03
           Options to purchase 49,387 shares of common stock at $19.00 per share were outstanding during the year ended September 30, 2000, but were not included in the computation of diluted earnings (loss) per share since the exercise price was greater than the average market price of the common stock.

(11)     Employee Benefits

           The Company established a tax-qualified employee stock ownership plan (ESOP) in connection with the conversion from mutual to stock form. The Plan covers substantially all employees who have attained age 21 and completed one year of service. The ESOP purchased 68,516 shares of the Company's common stock at $10 per share with a loan from the Company. The Bank makes semi-annual contributions equal to the ESOP's debt service less dividends on unallocated shares used to repay the loan. Dividends on allocated ESOP shares will be paid to participants of the ESOP. The ESOP shares are pledged as collateral on the ESOP loan. The ESOP provides that shares are released from collateral and allocated to participating employees based on the proportion of loan principal and interest repaid, and compensation of the participants. Since the ESOP was considered a top heavy plan under the Internal Revenue Code, actual shares released were less than allowed under the ESOP. Dividends on allocated shares are charged to stockholders' equity. Dividends on unallocated shares are recorded as a reduction to the ESOP loan. ESOP expense for 2000, 1999 and 1998 was $79,442, $94,429 and $102,571, respectively. The number of ESOP shares were as follows:

	2000	1999

Allocated shares	20,022	16,398
Shares released for allocation	4,597	4,597
Unreleased shares	40,931	45,528
Total ESOP shares	65,550	66,523

           The fair value of unreleased ESOP shares based on market price of the Company's stock was $696,000 at September 30, 2000.

           On January 16, 1996, the stockholders of Perry County Financial Corporation ratified the 1995 Stock Option and Incentive Plan (Stock Option Plan). Of the 85,645 shares reserved for issuance under the Stock Option Plan, 70,798 shares were awarded in January, 1996, and the remainder are available for future awards. The stock options were awarded at $19 per share which was equal to the market value of the Company's common stock at the date of grant. During 1997, 21,411 shares of common stock were issued under the Stock Option Plan. At September 30, 2000, 1999 and 1998, there were 49,387 shares outstanding. At September 30, 2000 there were 39,510 shares exercisable. The Bank has estimated the fair value of awards granted under its stock option plan utilizing the Black-Scholes pricing model. Had the Company determined compensation expense based on the fair value of its stock options at the grant date under SFAS No. 123, the Company's net earnings and diluted earnings per common share would have been reduced to the proforma amounts indicated below:

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

	2000	1999	1998

Reported net earnings (loss)	$(3,077,900)	915,987	806,711
Proforma net earnings (loss)	$(3,111,937)	881,950	772,674
Reported diluted earnings (loss) per share	$ (4.41)	1.22	1.03
Proforma diluted earnings (loss) per share	$(4.45)	1.18	.99

           The fair value of each stock option granted during 1996 was $5.47, using a risk-free interest rate of 5.49%, expected volatility of 34%, expected dividend yield of 4% and expected life of the stock options of 7 years.

           On January 16, 1996, the stockholders ratified the Management Recognition and Retention Plan (MRP). Of the 34,258 shares reserved for issuance under the MRP, 29,114 shares were awarded in January, 1996, to directors, executive officers and employees and an additional 500 shares were awarded in November, 1997 and 1,712 in November, 1998. The remainder are available for future awards. Compensation expense in the amount of the fair market value of the common stock at the date of grant is recognized pro rata over a five year period following the date of grant of the award. The MRP provides for accelerated vesting under certain circumstances. MRP expense for 2000, 1999 and 1998 was $90,122, $80,502 and $80,301, respectively.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

(12)     Condensed Parent Company Only Financial Statements

            The following condensed balance sheets and condensed statements of operations and cash flows for Perry County Financial Corporation should be read in conjunction with the consolidated financial statements and the notes thereto.

BALANCE SHEETS

	September 30,
Assets	2000	1999

Cash and cash equivalents	$ 845,511	1,129,331
ESOP note receivable	477,697	515,961
Accrued interest receivable	145	-
Other assets	12,049	24,376
Investment in subsidiary	10,564,803	11,621,356
Total assets	$11,900,205	13,291,024

Liabilities and Stockholders' Equity

Other liabilities	$ 54,135	74,146
Total liabilities	54,135	74,146
Stockholders' equity	11,846,070	13,216,878
Total liabilities and stockholders' equity	$11,900,205	13,291,024
STATEMENTS OF OPERATIONS
	Year Ended September 30,
	2000	1999	1998

Equity in earnings (loss) of the Bank	$(3,112,701)	434,591	303,598
Dividend from Bank	-	428,226	428,226
Interest income	91,840	135,199	190,918
Other income	-	-	2,300
Other expenses	(38,904)	(54,639)	(79,753)
Income taxes	(18,135)	(27,390)	(38,578)
Net earnings (loss)	$(3,077,900)	915,987	806,711

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

STATEMENTS OF CASH FLOWS
	Year Ended September 30,
	2000	1999	1998
Cash flows from operating activities:
Net earnings (loss)	$ (3,077,900)	915,987	806,711
Adjustments to reconcile net earnings (loss) to net cash provided by (used for) operating activities:
Equity in earnings of the Bank	3,112,701	(862,817)	(731,824)
Dividend from Bank	-	428,226	428,226
Other, net	(7,829)	58,829	24,461
Net cash provided by (used for) operating activities	26,972	540,225	527,574
Cash flows from investing activities:
Principal collected on loan to ESOP	38,264	35,837	33,565
Purchase of securities available for sale	-	-	(1,000,000)
Securities available for sale - matured	-	1,000,000	1,000,000
Securities available for sale - sold	-	-	800,000
Net cash provided by (used for) investing activities	38,264	1,035,837	833,565
Cash flows from financing activities:
Treasury stock purchased	-	(1,615,720)	(117,750)
Dividends paid	(349,056)	(380,386)	(386,838)
Net cash provided by (used for) financing activities	(349,056)	(1,996,106)	(504,588)
Net increase (decrease) in cash and cash equivalents	(283,820)	(420,044)	856,551
Cash and cash equivalents at beginning of year	1,129,331	1,549,375	692,824
Cash and cash equivalents at end of year	$ 845,511	1,129,331	1,549,375
(13)     Fair Value of Financial Instruments

           The carrying amounts and estimated fair values of financial instruments are summarized as follows:

	2000		1999
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Non-trading instruments and nonderivatives:
Cash and cash equivalents	$33,551,233	33,551,233	2,702,394	2,702,394
Securities available for sale	4,950,056	4,950,056	37,598,925	37,598,925
Stock in FHLB of Des Moines	750,000	750,000	750,000	750,000
Mortgage-backed securities available for sale	34,265,602	34,265,602	36,491,591	36,491,591
Loans receivable, net	17,685,109	17,486,962	16,600,996	16,371,902
Accrued interest receivable	367,360	367,360	780,454	780,454
Deposits	66,608,646	66,427,700	67,747,445	67,537,475
Accrued interest on deposits	156,265	156,265	151,751	151,751
Advances from FHLB of Des Moines	15,000,000	14,571,000	15,000,000	15,031,000
           The following methods and assumptions were used in estimating the fair values of financial instruments: Cash and cash equivalents are valued at their carrying amounts due to the relatively short period to maturity of the instruments. Fair values of securities and mortgage-backed securities are based on quoted market prices or, if unavailable, quoted market prices of similar securities. The carrying amount of accrued interest approximates fair value. Stock in FHLB of Des Moines is valued at cost, which represents redemption value and approximates fair value. Fair values are computed for each loan

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

category using market spreads to treasury securities for similar existing loans in the portfolio and management's estimates of prepayments. Deposits with no defined maturities, such as NOW accounts, savings accounts and money market deposit accounts, are valued at the amount payable on demand at the reporting date. The fair value of certificates of deposit and advances from FHLB of Des Moines is computed at fixed spreads to treasury securities with similar maturities.

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Management's Discussion and Analysis of Financial Condition and Results of Operations

       The business of Perry County Savings Bank has been that of a financial intermediary consisting primarily of attracting deposits from the general public and using such deposits to originate mortgage loans secured by one- to four-family residences and, to a lesser extent, commercial real estate loans, real estate construction loans and loans secured by deposit accounts. Perry County Savings Bank's revenues are derived principally from interest earned on loans, investments, and mortgage-backed securities (MBSs). The operations of Perry County Savings Bank are influenced significantly by general economic conditions and by policies of financial institution regulatory agencies, including the Office of Thrift Supervision (OTS) and the Federal Deposit Insurance Corporation (FDIC). Perry County Savings Bank's cost of funds is influenced by interest rates on competing investments and general market interest rates. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered. Certain statements in this report which relate to Perry County's plans, objectives or future performance may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements are based on management's current expectations. Actual strategies and results in future periods may differ materially from those currently expected because of various risks and uncertainties. Additional discussion of factors affecting Perry County's business and prospects is contained in periodic filings with the Securities and Exchange Commission.

Asset and Liability Management and Market Risk

       Perry County Savings Bank's net interest income is dependent primarily upon the difference or spread between the average yield earned on MBSs, loans and securities and the average rate paid on deposits and advances from the FHLB, as well as the relative amounts of such assets and liabilities. Perry County Savings Bank, as other thrift institutions, is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different times, or on a different basis, than its interest-earning assets.

Qualitative Disclosures of Market Risk

       Perry County Savings Bank's principal financial objective is to achieve long-term profitability while limiting its exposure to fluctuating interest rates. Perry County Savings Bank has an exposure to interest rate risk, including short-term U.S. prime interest rates. Perry County Savings Bank has employed various strategies intended to limit the adverse effect of interest rate risk on future operations by providing a better match between the interest rate sensitivity of its assets and liabilities, or maintaining the interest rate spread.

       Although Perry County Savings Bank has originated adjustable rate mortgage loans (AMLs) in the past, during recent years, Perry County Savings Bank originated fixed-rate loans. Perry County Savings Bank originated long-term, fixed-rate loans of $4.2 million, $6.6 million and $6.9 million during the years ended September 30, 2000, 1999 and 1998, respectively. Perry County Savings Bank also purchased $6.6 million in AMLs and balloon MBSs during 2000 and $11.3 million of long-term, fixed-rate MBSs during 1999. Perry County Savings Bank expects to purchase short and intermediate term securities and MBSs in the future.

       Under Perry County Savings Bank's leveraged investment long-term Federal agency obligations, which are callable in the near term, were purchased with intermediate-term FHLB advances (or other available funds). All investment securities at September 30, 1999 were callable. Perry County Savings Bank earned a higher interest rate spread since the market prices callable obligations differently than noncallable obligations with otherwise identical terms. Leveraged investments usually result in increased interest rate risk. The effect on net interest income is positive unless rates change significantly. Because of the rise in interest rates, the market price of such securities were adversely affected, even though the interest rate spread remained positive.

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       Perry County Savings Bank sold all callable securities available for sale and a portion of the MBSs portfolio during 2000 in order to reduce interest rate risk. Noninterest income reflects losses on sales of securities of $5.7 million and $238,000 of MBSs.

Quantitative Disclosures of Market Risk

       Perry County Savings Bank does not purchase derivative financial instruments or other financial instruments for trading purposes. Further, Perry County Savings Bank is not subject to any foreign currency exchange rate risk, commodity price risk or equity price risk. Perry County Savings Bank is subject to interest rate risk.

       The Office of Thrift Supervision provides a net market value methodology to measure the interest rate risk exposure of thrift institutions. This exposure is a measure of the potential decline in the net portfolio value (NPV) of the institution based upon the effect of an assumed 200 basis point increase or decrease in interest rates. NPV is the present value of the expected net cash flows from the institution's financial instruments (assets, liabilities and off-balance sheet contracts). Loans, deposits, advances and investments are valued taking into consideration similar maturities, related discount rates and applicable prepayment assumptions. This procedure for measuring interest rate risk was developed by the Office of Thrift Supervision to replace the gap analysis, which is the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period.

       The following table sets forth as of September 30, 2000 the Office of Thrift Supervision estimated changes in fair value of equity based on the indicated interest rate environments:

	Estimated Net Portfolio Value			NPV as % of PV of Assets
Change (In Basis Points) in Interest Rates	$ Amount	$ Change	% Change	NPV Ratio	BP Change
(Dollars in thousands)

+300	$ 8,349	$(3,365)	(29)%	9.46%	(304)
+200	9,458	(2,256)	(19)%	10.50%	(200)
+100	10,600	(1,114)	(10)%	11.54%	(96)
0	11,714	---	---	12.50%	---
(100)	12,579	865	7%	13.20%	+70
(200)	12,850	1,136	10%	13.35%	+85
(300)	12,915	1,201	10%	13.30%	+80

       As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as AML loans, have features which restrict changes in interest rates on a short term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could likely deviate significantly from those assumed in calculating the table.

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Average Balances, Interest and Average Yields and Rates

       The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made. All average balances are monthly average balances. Nonaccruing loans have been included in the table as loans carrying a zero yield.

	Year Ended September 30,
	2000			1999			1998
	Average Balance	Interest	Yield/ Cost	Average Balance	Interest	Yield/ Cost	Average Balance	Interest	Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable	$17,195	1,295	7.53%	16,005	1,219	7.62%	15,201	1,207	7.94%
Mortgage-backed securities	33,531	2,188	6.53%	35,716	2,310	6.47%	30,815	2,051	6.65%
Securities	19,927	1,297	6.52%	37,597	2,541	6.76%	34,177	2,360	6.91%
FHLB stock	750	50	6.74%	750	48	6.34%	583	39	6.76%
Other interest-earning assets	22,611	1,417	6.27%	7,564	345	4.55%	6,200	313	5.05%
Total interest-earning assets	94,014	6,247	6.64%	97,632	6,463	6.62%	86,976	5,970	6.86%

Interest-bearing liabilities:
Savings deposits	3,866	106	2.75%	4,128	114	2.75%	4,051	111	2.75%
Demand and MMDA deposits	13,302	538	4.04%	12,839	517	4.03%	11,057	433	3.91%
Certificate accounts	49,566	2,737	5.52%	49,888	2,698	5.41%	47,541	2,720	5.72%
Advances from FHLB	15,000	839	5.60%	15,000	837	5.58%	8,538	490	5.74%
Total interest-bearing liabilities	81,734	4,220	5.16%	81,855	4,166	5.09%	71,187	3,754	5.27%

Net interest income before provision for loan losses		2,027			2,297			2,216

Interest rate spread			1.48%			1.53%			1.59%

Net earning assets	$12,280			$15,777			$15,789

Net yield on average interest-earning assets			2.16%			2.35%			2.55%

Ratio of average interest-earning assets to average interest-bearing liabilities	115.02%			119.27%			122.18%

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Rate/Volume Analysis

       The following table sets forth certain information regarding changes in interest income and interest expense of Perry County for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes in volume (changes in volume multiplied by prior year's rate), rates (changes in rate multiplied by prior year's volume) and rate/volume (changes in rate multiplied by the changes in volume).

	Year Ended September 30,
	2000 vs. 1999				1999 vs. 1998
	Increase (Decrease) Due to		Rate/ Volume	Total	Increase (Decrease) Due to		Rate/ Volume	Total
	Rate	Volume			Rate	Volume
	(Dollars in thousands)
Interest income:
Loans receivable	$ 90	$ (15)	$ (1)	$ 74	$ 64	$ (49)	$ (3)	$ 12
Mortgage-backed securities	(141)	20	(1)	(122)	326	(58)	(9)	259
Securities	(1,195)	(91)	41	(1,245)	236	(49)	(5)	182
FHLB stock	---	3	---	3	11	(2)	(1)	8
Other interest-earning assets	684	130	260	1,074	69	(31)	(7)	31
Total interest-earning assets	$(562)	$47	$299	(216)	$706	$(189)	$(25)	492

Interest expense:
Deposits	$ 7	$ 45	$---	52	$219	$(144)	$(10)	65
Advances from FHLB	---	2	---	2	371	(14)	(10)	347
Total interest-bearing liabilities	$ 7	$ 47	$---	54	590	(158)	(20)	412

Net interest income				$(270)				$ 80

Year 2000 Readiness Disclosure

       Perry County Savings Bank reviewed its computer applications with its outside data processing service bureau and other software vendors to ensure operational and financial systems are not adversely affected by "year 2000" software failures. All major customer applications are processed through an outside service bureau which has been tested. Other major systems have been tested. Connectivity testing between Perry County Savings Bank and vendor systems to ensure continued compatibility has been completed. No significant problems have been encountered with the year 2000 issue to date. There are other reported dates which could cause software failure, and which were part of the year 2000 review and testing. Any year 2000 compliance failure could result in additional expense to Perry County Savings Bank.

Liquidity and Capital Resources

       Perry County Savings Bank's principal sources of funds are cash receipts from deposits, loan repayments by borrowers, proceeds from maturing securities, advances from the Federal Home Loan Bank and net earnings. Perry County Savings Bank has an agreement with the FHLB of Des Moines to provide cash advances, should Perry County Savings Bank need additional funds. For regulatory purposes, liquidity is measured as a ratio of cash and certain investments to withdrawable deposits and short-term borrowings. The minimum level of liquidity required by regulation is presently 4%. Perry County Savings Bank's liquidity ratio at September 30, 2000, was substantially higher than the required ratio. Perry County Savings Bank maintains a higher level of liquidity than required by regulation as a matter of management philosophy in order to more closely match interest-sensitive assets with interest-sensitive liabilities. Perry County Savings Bank has $40.5 million in certificates due within one year and $16.9 million in other deposits without specific maturity at September 30, 2000. Management estimates that most of the deposits will be retained or replaced by new deposits.

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Financial Condition

       Total assets decreased from $96.6 million at September 30, 1999 to $94.0 million at September 30, 2000. Perry County Savings Bank sold all callable investments included in securities available for sale and a portion of MBSs available for sale. Proceeds of the sales were $34.7 million of securities and $5.8 million of MBSs and were invested in cash and cash equivalents, and to a lesser extent, used to fund loans and deposit account withdrawals. Loans receivable, net increased as Perry County Savings Bank continued to promote fixed- rate mortgage loan originations in the local market area. Accrued interest on loans decreased due to one nonaccrual loan at September 30, 2000. Accrued interest on MBSs and securities decreased due to lower portfolio levels. Advances from borrowers for taxes and insurance decreased since the 1999 balance included customer deposits of insurance proceeds from a hailstorm.

       Perry County did not purchase any treasury stock during the year ended September 30, 2000. While the purchase of treasury stock is believed to be beneficial to Perry County and shareholders, the purchase of treasury stock reduces interest-earning assets of Perry County. Capital of Perry County Savings Bank is also reduced to the extent treasury stock purchases are funded by dividends from Perry County Savings Bank to Perry County.

       Commitments to originate mortgage loans are legally binding agreements to lend to Perry County Savings Bank's customers. Commitments at September 30, 2000 to originate fixed-rate mortgage loans and fund loans in process were $180,000. Loan commitments expire in 180 days or less.

Results of Operations

Comparison of the Years Ended September 30, 2000 and September 30, 1999

       Net Earnings

       Net loss for the year ended September 30, 2000 was $3.1 million, compared with net earnings of $916,000 for the year ended September 30, 1999. The operations for 2000 were adversely affected by losses on sales of securities and MBSs which were incurred to reduce interest rate risk.

       Net Interest Income

       Net interest income decreased from $2.3 million for 1999 to $2.0 million for 2000. The interest rate spread decreased from 1.53% for 1999 to 1.48% for 2000. Securities in the amount of $34.7 million were sold in order to improve Perry County Savings Bank's exposure to interest rate risk. Although the rate differential between the securities sold and yield on the reinvested assets is approximately 50 basis points lower, Perry County Savings Bank had approximately $3.5 million less in interest-earning assets as a result of the sale.

       Interest on loans receivable increased as a result of higher average loans outstanding. Management continues to emphasize origination of fixed-rate loans. Interest on securities, MBSs and other interest- earning assets fluctuated due primarily to changes in average balances. Components of interest-earning assets change from time to time based on the availability, interest rates and other terms of loans, investments and MBSs. Interest expense increased from $4.17 million for 1999 to $4.22 million for 2000 due to a higher average rate on deposits. The weighted-average rate on total interest-bearing liabilities increased from 5.09% for 1999 to 5.16% for 2000.

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       Provision for Loan Losses

       Provisions for loan losses are charged to earnings to bring the total allowance for loan losses to a level considered adequate by management to provide for loan losses based on prior loss experience, known and inherent risks in the portfolio, adverse situations which may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions. Management also considers other factors relating to the collectibility of Perry County Savings Bank's loan portfolio. There was no provision for loan losses for 2000 compared to $5,000 for 1999. Perry County Savings Bank had one non-accrual loan at September 30, 2000 of $156,000 and no non-accrual loans at September 30, 1999.

Noninterest Income

       Noninterest income reflects losses on sales of securities of $5.7 million and $238,000 of MBSs. See "-Qualitative Disclosures of Market Risk" for a further discussion.

       Noninterest Expense

       Noninterest expense decreased from $935,000 for 1999 to $905,000 for 2000. Compensation and benefits decreased due to fewer full time employees and lower ESOP expense, partially offset by cost of living salary increases, higher MRP expense and lower loan origination fees capitalized. ESOP expense was $94,000 and $79,000 for 1999 and 2000, respectively. ESOP expense is affected by changes in the market price of Perry County's stock. Equipment and data processing expense decreased due primarily to slightly lower data processing charges.

       Income Taxes

       Income taxes decreased from $580,000 in 1999 to a credit of $1,756,000 in 2000 due to losses on securities and MBSs available for sale.

Comparison of the Years Ended September 30, 1999 and September 30, 1998

       Net Earnings

       Net earnings for the year ended September 30, 1999 were $916,000 compared with $807,000 for the year ended September 30, 1998, an increase of $109,000. The increase relates primarily to gains on sale of MBSs and higher net interest income, partially offset by higher noninterest expense and income taxes.

       Net Interest Income

       Net interest income was $2.2 million for 1998 and $2.3 million for 1999. The interest rate spread decreased from 1.59% for 1998 to 1.53% for 1999. Interest rates paid on deposits decreased due to local market conditions in 1998. Total interest income increased $493,000 from $6.0 million for 1998 to $6.5 million for 1999. The weighted-average yield on interest-earning assets decreased from 6.86% for 1998 to 6.62% for 1999 due to loan refinances, MBS prepayments and calls of investment securities. Interest on loans receivable increased as a result of higher average loans outstanding for 1999. Management has placed renewed emphasis on origination of loans, primarily fixed-rate loans. Interest on securities, MBSs and other interest-earning assets increased due to higher average balances, offset by lower yields. Components of interest-earning assets change from time to time based on the availability, interest rates and other terms of loans, investments and MBSs. Interest expense increased $412,000 from $3.8 million for 1998 to $4.2 million for 1999 due to higher average balances of deposits and FHLB advances, offset by a lower average rate on deposits. The weighted-average rate on total interest-bearing liabilities decreased from 5.27% for 1998 to 5.09% for 1999.

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       Provision for Loan Losses

       Provisions for loan losses are charged to earnings to bring the total allowance for loan losses to a level considered adequate by management to provide for loan losses based on prior loss experience, known and other risks in the portfolio, adverse situations which may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions. Management also considers other factors relating to the collectibility of Perry County Savings Bank's loan portfolio. The provision for loan losses was $5,000 for the year ended September 30, 1999. No provision for loan losses was recorded for the year ended September 30, 1998. There were no non-accrual loans at September 30, 1999 or 1998.

       Noninterest Income

       Noninterest income increased by $100,000 from $39,000 for 1998 to $139,000 for 1999. This increase resulted primarily from net gains on sales of MBSs of $4,000 in 1998 compared to $106,000 in 1999. Gains on sales of assets are not stable sources of income and there is no assurance that Perry County will generate such gains in the future.

       Noninterest Expense

       Noninterest expense increased by $13,000 from $922,000 for 1998 to $935,000 for 1999. Compensation and benefits increased due to cost of living salary increases, offset by lower ESOP expenses. ESOP expense was $103,000 and $94,000 for 1998 and 1999, respectively. ESOP expense is affected by changes in the market price of Perry County's stock. Equipment and data processing expense increased as a result of full-year depreciation expense on equipment additions placed in service during 1998 compared with half-year depreciation in 1998. Other noninterest expense decreased due to lower supervisory and professional fees.

       Income Taxes

       Income taxes increased $54,000 from $526,000 in 1998 to $580,000 in 1999 due to higher earnings before income taxes.

Impact of Inflation

The consolidated financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operations of Perry County Savings Bank is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution's performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services. In the current interest rate environment, liquidity and the maturity structure of Perry County Savings Bank's assets and liabilities are critical to the maintenance of acceptable performance levels.

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Appendix E

PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Balance Sheets
(Unaudited)

Assets	March 31, 2001	September 30, 2000

Cash and cash equivalents	$42,067,073	33,551,233
Securities available for sale, at market value (amortized cost of $2,974,364 and $4,938,404)	3,016,751	4,950,056
Federal Home Loan Bank stock	750,000	750,000
Mortgage-backed securities available for sale, at market value (amortized cost of $31,639,452 and $35,125,029)	31,821,444	34,265,602
Loans receivable, net	18,186,412	17,685,109
Premises and equipment, net	274,898	288,416
Accrued interest receivable:
Securities	79,426	98,201
Mortgage-backed securities	179,429	196,629
Loans receivable	71,753	72,530
Deferred tax asset	591,876	1,104,907
Refundable income taxes	948,636	948,636
Other assets	38,454	37,905
Total assets	$98,026,152	93,949,224

Liabilities and Stockholders' Equity

Deposits	$69,862,799	66,608,646
Accrued interest on deposits	169,015	156,265
Advances from FHLB of Des Moines	15,000,000	15,000,000
Advances from borrowers for taxes and insurance	154,249	225,469
Other liabilities	29,357	82,289
Accrued income taxes	28,657	30,485
Total liabilities	85,244,077	82,103,154
Commitments and contingencies
Serial preferred stock, $.01 par value, 1,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $.01 par value; 5,000,000 shares authorized; 856,452 shares issued	8,565	8,565
Additional paid-in capital	8,274,320	8,254,013
Common stock acquired by ESOP	(386,320)	(409,305)
Common stock acquired by MRP	(5,436)	(50,934)
Unrealized gain (loss) on securities available for sale, net	141,358	(534,098)
Treasury stock at cost, 114,524 shares	(2,193,325)	(2,193,325)
Retained earnings - substantially restricted	6,942,913	6,771,154
Total stockholders' equity	12,782,075	11,846,070
Total liabilities and stockholders' equity	$98,026,152	93,949,224
See accompanying notes to consolidated financial statements.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2001	2000
Interest income:
Loans receivable	$ 356,320	318,195
Mortgage-backed securities	567,388	536,526
Securities	90,515	495,404
Other interest-earning assets	521,951	209,882
Total interest income	1,536,174	1,560,007
Interest expense:
Deposits	958,461	829,815
Advances from FHLB	206,388	208,681
Total interest expense	1,164,849	1,038,496
Net interest income	371,325	521,511
Provision for loan losses	-	-
Net interest income after provision for loan losses	371,325	521,511
Noninterest income:
Service charges on NOW accounts	5,207	6,268
Loss on securities available for sale	-	(5,261,062)
Loss on MBSs available for sale	-	(50,718)
Other	1,992	4,899
Total noninterest income	7,199	(5,300,613)
Noninterest expense:
Compensation and benefits	162,890	142,562
Occupancy expense	8,381	7,154
Equipment and data processing expense	25,374	25,192
SAIF deposit insurance premium	8,263	3,590
Other	99,811	31,018
Total noninterest expense	304,719	209,516
Earnings (loss) before income taxes	73,805	(4,988,618)
Income taxes	38,096	(1,668,036)
Net earnings (loss)	$ 35,709	(3,320,582)

Basic earnings (loss) per common share	$.05	(4.76)

Diluted earnings (loss) per common share	$.05	(4.76)

Dividends per share	$.00	.00

See accompanying notes to consolidated financial statements.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Operations
(Unaudited)

	Six Months Ended March 31,
	2001	2000
Interest income:
Loans receivable	$ 698,394	635,745
Mortgage-backed securities	1,157,845	1,116,158
Securities	180,104	1,187,171
Other interest-earning assets	1,085,432	254,566
Total interest income	3,121,775	3,193,640
Interest expense:
Deposits	1,899,723	1,663,390
Advances from FHLB	417,405	419,655
Total interest expense	2,317,128	2,083,045
Net interest income	804,647	1,110,595
Provision for loan losses	-	-
Net interest income after provision for loan losses	804,647	1,110,595
Noninterest income:
Service charges on NOW accounts	11,470	12,785
Loss on securities available for sale	-	(5,747,625)
Loss on MBSs available for sale	-	(238,216)
Other	9,705	5,296
Total noninterest income	21,175	(5,967,760)
Noninterest expense:
Compensation and benefits	333,202	302,296
Occupancy expense	15,409	14,364
Equipment and data processing expense	47,974	47,130
SAIF deposit insurance premium	11,574	13,645
Other	137,476	68,094
Total noninterest expense	545,635	445,529
Earnings (loss) before income taxes	280,187	(5,302,694)
Income taxes	108,428	(1,780,857)
Net earnings (loss)	$ 171,759	(3,521,837)

Basic earnings (loss) per common share	$.24	(5.05)

Diluted earnings (loss) per common share	$.24	(5.05)

Dividends per share	$.00	.00

See accompanying notes to consolidated financial statements.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Comprehensive Earnings (Loss)
(Unaudited)

	Three Months Ended March 31,
	2001	2000

Net earnings (loss)	$ 35,709	(3,320,582)
Other comprehensive earnings - unrealized gain (loss) on securities available for sale, net:
Reclassification adjustment for loss, net of income taxes, included in net earnings (loss)	-	3,505,775
Unrealized holding gains (losses), net	290,057	(32,904)
Comprehensive earnings (loss)	$325,766	152,289
	Six Months Ended March 31,
	2001	2000

Net earnings (loss)	$ 171,759	(3,521,837)
Other comprehensive earnings - unrealized gain (loss) on securities available for sale, net:
Reclassification adjustment for loss, net of income taxes, included in net earnings (loss)	-	3,950,655
Unrealized holding gains (losses), net	675,456	(2,373,003)
Comprehensive earnings (loss)	$847,215	(1,944,185)

See accompanying notes to consolidated financial statements.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended March 31,
	2001	2000
Cash flows from operating activities:
Net earnings (loss)	$ 171,759	(3,521,837)
Adjustments to reconcile net earnings (loss) to net cash provided by (used for) operating activities:
Depreciation expense	13,518	13,570
ESOP expense	43,293	43,241
MRP expense	45,498	44,624
Loss on securities availalbe for sale	-	5,747,625
Loss of MBSs available for sale	-	238,216
Amortization of premiums and discounts, net	(54,631)	(265,994)
Decrease (increase) in:
Accrued interest receivable	36,752	535,409
Deferred tax asset	116,333	(950,459)
Refundable income taxes	-	(845,320)
Other assets	(549)	13,067
Increase (decrease) in:
Accrued interest on deposits	12,750	(11,832)
Other liabilities	(52,932)	(57,950)
Accrued income taxes	(1,828)	(122,812)
Net cash provided by (used for) operating activities	329,963	859,548
Cash flows from investing activities:
Loans originated, net of principal collections	(501,303)	(449,170)
Mortgage-backed securities available for sale:
Purchased	-	(2,007,928)
Principal collections	3,504,247	2,018,144
Proceeds from sale	-	5,787,068
Securities available for sale:
Proceeds from maturity or call	2,000,000	500,000
Proceeds from sale	-	34,706,413
Purchase of permises and equipment	-	(1,698)
Net cash provided by (used for) investing activities	5,002,944	40,552,829
Cash flows from financing activities:
Net increase (decrease) in:
Deposits	3,254,153	(745,856)
Advances from borrowers for taxes and insurance	(71,220)	(139,163)
Other	-	(856)
Net cash provided by (used for) financing activities	3,182,933	(885,875)
Net increase (decrease) in cash and cash equivalents	8,515,840	40,526,502
Cash and cash equivalents at beginning of period	33,551,233	2,702,394
Cash and cash equivalents at end of period	$42,067,073	43,228,896
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest on deposits	$ 1,886,973	1,675,222
Interest on advances from FHLB	417,405	419,655
Federal income taxes	$ -	132,336
See accompanying notes to consolidated financial statements.

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PERRY COUNTY FINANCIAL CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements
(Unaudited)

(1)	The information contained in the accompanying consolidated financial statements is unaudited. In the opinion of management, the consolidated financial statements contain all adjustments (none of which were other than normal recurring entries) necessary for a fair statement of the results of operations for the interim periods. The results of operations for the interim periods are not necessarily indicative of the results which may be expected for the entire fiscal year. These consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended September 30, 2000 contained in the 2000 Annual Report to Stockholders which is filed as an exhibit to the Company's Annual Report on Form 10-KSB.

(2)	Following is a summary of basic and diluted earnings (loss) per common share for the three months ended March 31, 2001 and 2000:
	Three Months Ended March 31,
	2001	2000

Net earnings (loss)	$ 35,709	(3,320,582)

Weighted-average shares - Basic EPS	702,721	698,124
Stock options under treasury stock method	1,010	-
Weighted-average shares - Diluted EPS	703,731	698,124

Basic earnings (loss) per common share	$.05	(4.76)

Diluted earnings (loss) per common share	$.05	(4.76)
Following is a summary of basic and diluted earnings (loss) per common share for the six months ended March 31, 2001 and 2000:
	Six Months Ended March 31,
	2001	2000

Net earnings (loss)	$171,759	(3,521,837)

Weighted-average shares - Basic EPS	702,146	697,549
Stock options under treasury stock method	1,010	-
Weighted-average shares - Diluted EPS	703,156	697,549

Basic earnings (loss) per common share	$.24	(5.05)

Diluted earnings (loss) per common share	$.24	(5.05)

Options to purchase 49,387 shares of common stock at $19.00 per share were outstanding during the three and six months ended March 31, 2000, but were not included in the computation of diluted earnings (loss) per share since the exercise price was greater than the average market price of the common stock.

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(3)	Perry County Financial Corporation entered into a definitive agreement to be acquired by Jefferson County Bancshares on January 26, 2001. Under the terms of the agreement, Perry County Financial Corporation shareholders will receive $23.50 per share in cash. The acquisition, subject to regulatory and other requirements, is expected to close in the second half of 2001.

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PERRY COUNTY FINANCIAL CORPORATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS AT MARCH 31, 2001 AND FOR
THE THREE AND SIX MONTHS ENDED MARCH 31, 2001 AND 2000

General

Perry County Financial Corporation (Company) has no significant assets other than common stock of Perry County Savings Bank, FSB (Bank), the loan to the ESOP and net proceeds retained by the Company following the conversion. The Company's principal business is the business of the Bank. Therefore, the discussion in the Management's Discussion and Analysis of Financial Condition and Results of Operations relates to the Bank and its operations.

Certain statements in this report which relate to the Company's plans, objectives or future performance may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements are based on management's current expectations. Actual strategies and results in future periods may differ materially from those currently expected because of various risks and uncertainties. Additional discussion of factors affecting the Company's business and prospects is contained in periodic filings with the Securities and Exchange Commission.

Asset and Liability Management and Market Risk

The Bank's net interest income is dependent primarily upon the difference or spread between the average yield earned on loans, securities and mortgage-backed securities (MBSs) and the average rate paid on deposits and advances from the FHLB, as well as the relative amounts of such assets and liabilities. The Bank, as other thrift institutions, is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different times, or on a different basis, than its interest-earning assets. The Bank does not purchase derivative financial instruments or other financial instruments for trading purposes. Further, the Bank is not subject to foreign currency exchange rate risk, commodity price risk or equity price risk.

The Bank's principal financial objective is to achieve long-term profitability while managing its exposure to fluctuating interest rates. The Bank has an exposure to interest rate risk, including short-term U.S. prime interest rates. The Bank has employed various strategies intended to manage the adverse effects of interest rate risk on future operations by providing a better match between the interest rate sensitivity of its assets and liabilities. Although the Bank has originated adjustable rate mortgage loans (AMLs) in the past, the Bank originated primarily 20-year, fixed rate loans in recent years. The Bank also purchased $6.6 million in AMLs and balloon MBSs during the year ended September 30, 2000 and $11.3 million of long-term, fixed rate MBSs during the year ended September 30, 1999. Advances from the FHLB with a 10-year term, callable in 5 years, were used to fund a portion of the purchases.

Until March 2000, the Bank held securities under a "leveraged investment" program. Long-term Federal agency obligations, which are callable in the near term, were purchased with intermediate-term FHLB advances (or other available funds). The Bank was able to earn a higher interest rate spread since the market prices callable obligations differently than noncallable obligations with otherwise identical terms. Leveraged investments usually result in increased interest rate risk. The effect on net interest income is positive unless rates change significantly. Because of the rise in interest rates, the market price of such securities were adversely affected, even though the interest rate spread remained positive.

The OTS provides a net market value methodology to measure the interest rate risk exposure of thrift institutions. This exposure is a measure of the potential decline in the net portfolio value (NPV) of the institution based upon the effect of an assumed 100 basis point increase or decrease in interest rates. NPV is the present value of the expected net cash flows from the institution's financial instruments (assets, liabilities and off-balance sheet contracts). Loans, deposits, and investments are valued taking into consideration similar maturities, related discount rates and applicable prepayment assumptions.

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PERRY COUNTY FINANCIAL CORPORATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS AT MARCH 31, 2001 AND FOR
THE THREE AND SIX MONTHS ENDED MARCH 31, 2001 AND 2000

Year 2000

The Bank reviewed its computer applications with its outside data processing service bureau and other software vendors to ensure operational and financial systems were not adversely affected by "year 2000" software failures. All major customer applications are processed through an outside service bureau which has been tested. Other major systems have been tested. Connectivity testing between Bank and vendor systems to ensure continued compatibility have also been tested.

No significant problems have been encountered with the year 2000 issue to date. There are other widely reported dates which could cause software failures, and which were part of the Bank's year 2000 review and testing. Any year 2000 or other date related compliance failure could result in additional expense to the Bank.

Liquidity and Capital Resources

The Bank's principal sources of funds are cash receipts from deposits, security maturities and calls, principal collections on mortgage-backed securities, loan repayments by borrowers and net earnings. The Bank has an agreement with the Federal Home Loan Bank of Des Moines to provide cash advances, should the Bank need additional funds.

Under the capital adequacy guidelines and regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital adequacy guidelines require Tier 1 (core) capital of at least 4% (3% under certain circumstances) of total assets, Tier 1 capital of 4% of risk-weighted assets and total capital (risk-based capital) of 8% of risk-weighted assets. As of March 31, 2001, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action.

Commitments to originate mortgage loans and fund loans in process at March 31, 2001 amounted to $60,000, expiring in 180 days or less.

The Bank's regulatory capital and regulatory capital requirements at March 31, 2001 are summarized as follows:

	Actual		Minimum Required for Capital Adequacy		Minimum Required to be "Well Capitalized"
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
Consolidated stockholders' equity	$12,782
Stockholders' equity of Company	(1,257)
Unrealized gain on securities and MBSs available for sale, net	(141)
Deferred tax assets not includable in regulatory capital	(357)
Tangible capital	11,027	11.4%	$1,450	1.5%
General valuation allowance	30
Other adjustments	(10)
Total capital to risk-weighted assets	$11,047	47.7%	$1,854	8.0%	$ 2,317	10.0%
Tier 1 capital to risk-weighted assets	$11,027	47.6%	$ 927	4.0%	$ 1,390	6.0%
Tier 1 capital to total assets	$11,027	11.4%	$3,866	4.0%	$ 4,832	5.0%

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PERRY COUNTY FINANCIAL CORPORATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS AT MARCH 31, 2001AND FOR
THE THREE AND SIX MONTHS ENDED MARCH 31, 2001 AND 2000

Generally, unrealized gains and losses on securities and MBSs do not affect the computation of regulatory capital. However, the Bank is limited in the amount of deferred tax assets which may be considered in computing regulatory capital. Losses on sales of securities and MBSs are charged to earnings and reduce regulatory capital.

Financial Condition

Customer deposits, maturity of securities and loan repayments were invested in cash and cash equivalents. Accrued interest on securities decreased due to the timing of interest receipts and a lower average balance. Deferred tax asset decreased due to a reversal of unrealized losses on securities and MBSs available for sale. The unrealized gains at March 31, 2001 resulted from a decline in market interest rates. Accrued interest on deposits increased due to timing of interest payments and a higher average balance of certificates. Advances from borrowers for taxes and insurance decreased due to the payment of real estate taxes on behalf of borrowers in December. The Company did not repurchase shares of common stock in the open market during the quarter. While the purchase of treasury stock may be beneficial to the Company or shareholders, the purchase of treasury stock reduces interest-earning assets of the Company. Capital of the Bank is also reduced to the extent treasury stock purchases are funded by dividends from the Bank to the Company.

Asset Quality

Loans are placed on a nonaccrual status when contractually delinquent more than ninety days. There was one nonaccrual loan at March 31, 2001 of $66,000.

Following is a summary of activity in the allowance for loan losses:

Balance at September 30, 2000	$ 30,000
Charge-offs	-
Recoveries	-
Provision for loan loss	-
Balance at March 31, 2001	$ 30,000

Results of Operations

Net Earnings

Net earnings increased from a net loss for the three and six months ended March 31, 2000 to net earnings for the three and six months ended March 31, 2001. The increases were due primarily to losses on sales of MBSs and securities for the periods ended March 31, 2000.

Net Interest Income

Net interest income decreased from $522,000 for the three months ended March 31, 2000 to $371,000 for the three months ended March 31, 2001. The decrease is due primarily to lower interest rates earned as a result of sale of callable Federal agency obligations and reinvestment of the proceeds in the FHLB daily time account. The Board of Directors authorized the investment in the FHLB daily time account pending review of the Company's strategic options. Interest on loans and MBSs increased due to higher average balances. Interest on securities decreased due to the sale of all callable securities near the end of the March 2000 quarter. Other interest-earning assets increased due to a substantially higher average balance in the three months ended March 31, 2001 than in the prior period. Components of interest income vary from time to time based on the availability and interest rates of loans, securities, MBSs and other interest-earning assets. Interest on deposits increased during the three months ended March 31, 2001 compared to the prior period due to higher average balances.

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PERRY COUNTY FINANCIAL CORPORATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS AT MARCH 31, 2001 AND FOR
THE THREE AND SIX MONTHS ENDED MARCH 31, 2001 AND 2000

Net interest income decreased from $1.1 million for the six months ended March 31, 2000 to $805,000 for the six months ended March 31, 2001. The decrease is due primarily to lower interest rates earned as a result of sale of callable Federal agency obligations and reinvestment of the proceeds in the FHLB daily time account. Interest on loans and MBSs increased due to higher average balances. Interest on securities decreased due to the sale of all callable securities near the end of the March 2000 quarter. Other interest-earning assets increased due to a substantially higher average balance in the six months ended March 31, 2001 than in the prior period. Interest on deposits increased during the six months ended March 31, 2001 compared to the prior period due to higher average balances and higher average rates.

Provision for Loan Losses

Provision for loan losses is based upon management's consideration of economic conditions which may affect the ability of borrowers to repay the loans. Management also reviews individual loans for which full collectibility may not be reasonably assured and considers, among other matters, the risks inherent in the Bank's portfolio and the estimated fair value of the underlying collateral. This evaluation is ongoing and results in variations in the Bank's provision for loan losses. As a result of this evaluation, the Bank made no provision for loan losses for the three and six months ended March 31, 2001 and 2000.

Noninterest Income

Noninterest income for the three and six months ended March 31, 2000 includes losses on sale of MBSs and securities totaling $5.3 million and $6.0 million, respectively. The Bank sold all callable securities available for sale and a portion of the MBSs portfolio during the quarter ended March 31, 2000 in order to reduce interest rate risk.

Noninterest Expense

Noninterest expense increased from $210,000 for the three months ended March 31, 2000 to $305,000 for the three months ended March 31, 2001. Noninterest expense increased from $446,000 for the six months ended March 31, 2000 to $546,000 for the six months ended March 31, 2001.  The increase was due primarily to higher professional fees in connection with the proposed merger, hiring an additional employee, and higher SAIF deposit insurance premiums. Management expects that legal and professional fees will increase substantially in future periods as the proposed merger progresses.

Income Taxes

Income taxes increased from a credit of $1.7 million for the three months ended March 31, 2000 to expense of $38,000 for the three months ended March 31, 2001 due to the increase in earnings before income taxes. Income taxes increased from a credit of $1.8 million for the six months ended March 31, 2000 to expense of $108,000 for the six months ended March 31, 2001 due to an increase in earnings before income taxes. The Bank has a net operating loss carryforward for Federal income tax purposes of approximately $1.9 million which expires in 2020.

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REVOCABLE PROXY

PERRY COUNTY FINANCIAL CORPORATION
SPECIAL MEETING OF STOCKHOLDERS

June 26, 2001

              The undersigned hereby appoints the Board of Directors of Perry County Financial Corporation (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting"), to be held on June 26, 2001 at the Walnut Room, American Legion Hall, located at 98 Grand Avenue, Perryville, Missouri at 2:00 p.m., Perryville, Missouri time, and at any and all adjournments and postponements thereof, as follows:

The adoption of the Agreement and Plan of Merger (the "Merger Agreement"), dated January 26, 2001 among Jefferson County Bancshares, Inc., PCFC Acquisition Corp. and Perry County Financial Corporation and the related transaction.

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote "FOR" adoption of
the Merger Agreement and the related transaction.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT AND TH RELATED TRANSACTION. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Perry County at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Perry County at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

              The undersigned acknowledges receipt from Perry County, prior to the execution of this proxy, of Notice of the Meeting and a Proxy Statement.

Dated:

PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN

THE ENCLOSED POSTAGE-PAID ENVELOPE

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